                                                                  EXECUTION COPY



                      AMENDED AND RESTATED LOAN AGREEMENT



                           dated as of June 25, 1998



                                     among



                          OMNIPOINT MB HOLDINGS, LLC,
                                   Borrower,
                                   --------



                                ERICSSON INC.,
                           as Administrative Agent,
                           -----------------------



                                      and



                           THE LENDERS NAMED HEREIN

--------------------------------------------------------------------------------
        Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                                                                        Page

ARTICLE I.

 DEFINITIONS AND RULES OF INTERPRETATION

 1.01.  Definitions                                                                       1
 1.02.  Rules of Interpretation                                                          37
 1.03.  Accounting Terms                                                                 38

ARTICLE  II.

 THE LOANS

 2.01.  The Advances                                                                     38
 2.02.  Making the Advances                                                              39
 2.03.  Fees                                                                             42
 2.04.  Interest                                                                         42
 2.05.  Interest Rate Determination                                                      43
 2.06.  Conversion of Advances                                                           45
 2.07.  Payments and Computations                                                        45
 2.08.  Sharing of Payments, Etc.                                                        50
 2.09.  Use of Proceeds                                                                  50
 2.10.  The Notes                                                                        51
 2.11.  First LIBOR Method and Second LIBOR Method                                       51
 2.12.  Increases, Reduction or Termination of the Commitments                           51

ARTICLE III.

 REPAYMENT AND PREPAYMENT OF THE LOANS

 3.01.  Repayment                                                                        52
 3.02.  Mandatory Prepayments of Loans                                                   53
 3.03.  Optional Prepayments of Loans                                                    59
 3.04.  Certain Matters Relating to Repayments and Prepayments                           59

ARTICLE IV

 ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND
 INDEMNITIES

 4.01.  Illegality                                                                       60
 4.02.  Additional Costs and Capital Adequacy                                            60
 4.03.  Taxes                                                                            61
 4.04.  Survival                                                                         63


                                                                                        Page

ARTICLE V

 REPRESENTATIONS AND WARRANTIES

 5.01.  Corporate and Limited Liability Company Authority                                64
 5.02.  Governmental Approvals                                                           65
 5.03.  Title to Properties                                                              65
 5.04.  Financial Statements                                                             66
 5.05.  No Material Adverse Effect, Etc.                                                 66
 5.06.  Franchises, Patents, Copyrights, Etc.                                            66
 5.07.  FCC Licenses, Etc.                                                               66
 5.08.  Litigation                                                                       66
 5.09.  No Materially Adverse Contracts, Etc.                                            67
 5.10.  Compliance with Other Instruments, Laws, Etc.                                    67
 5.11.  Tax Status                                                                       67
 5.12.  No Default                                                                       67
 5.13.  Holding Company and Investment Company Acts                                      67
 5.14.  Absence of Financing Statements, Etc.                                            67
 5.15.  FCC Matters                                                                      68
 5.16.  Tariffs                                                                          68
 5.17.  Disclosure                                                                       68
 5.18.  Burdensome Obligations                                                           68
 5.19.  Solvency                                                                         68
 5.20.  Security Interests                                                               68
 5.21.  Certain Transactions                                                             69
 5.22.  Business Plans                                                                   69
 5.23.  Employee Benefit Plans                                                           69
 5.24.  Regulations U and X                                                              70
 5.25.  Environmental Compliance                                                         70
 5.26.   Joint Ventures, Etc.                                                            71
 5.27.  Material Contracts                                                               72
 5.28.  Representations in Other Loan Documents.                                         72


                                                                                        Page
                                                                                        ----
ARTICLE VI

 AFFIRMATIVE COVENANTS OF THE BORROWER

 6.01.  Maintenance of Office                                                            72
 6.02.  Records and Accounts                                                             72
 6.03.  Corporate Existence; Maintenance of Licenses                                     72
 6.04.  Maintenance of Properties                                                        73
 6.05.  Insurance                                                                        74
 6.06.  Taxes                                                                            75
 6.07.  Inspection of Properties and Books                                               75
 6.08.  Compliance with Laws, Contracts, FCC Licenses and Permits                        75
 6.09.  Further Assurances                                                               76
 6.10.  Authorization from Landlord/Mortgagee, Etc.                                      76
 6.11.  Attornment and Recognition Agreements                                            77
 6.12.  Expense Allocation Agreement                                                     77
 6.13.  Maintenance of Subsidiary                                                        77
 6.14.  Reporting Requirements; Notices                                                  77
 6.15.  Financial Covenants of the Borrower                                              84
 6.16.  Certified Copies of Insurance Policies                                           86
 6.17.  Mortgage Liens                                                                   86
 6.18.  New Subsidiaries                                                                 86
 6.19.  [Intentionally omitted.]                                                         87
 6.20.  D-, E- and F-Block Subsidiaries                                                  87

ARTICLE VII

 CERTAIN NEGATIVE COVENANTS OF THE BORROWER

 7.01.  Restrictions on Indebtedness                                                     87
 7.02.  Restrictions on Liens                                                            90
 7.03.  No Contingent Obligations                                                        92
 7.04.  Restrictions on Investments                                                      93
 7.05.  Distributions                                                                    95
 7.06.  Merger, Consolidation, Disposition of Assets, Etc.                               98
 7.07.  Sale and Leaseback                                                              101
 7.08.  Compliance with Environmental Laws                                              101
 7.09.  Employee Benefit Plans                                                          102
 7.10.  New Subsidiaries                                                                103
 7.11.  Transactions with Affiliates                                                    103
 7.12.  Permitted Business                                                              104
 7.13.  Charter Amendments                                                              104
 7.14.  Accounting Changes                                                              104
 7.15.  Prepayments, Etc., of Indebtedness                                              104
 7.16.  Amendment, Etc., of Material Contracts                                          105
 7.17.  Restrictions on Subsidiaries                                                    105
 7.18.  Partnerships                                                                    106
 7.19.  Default Under the Equipment Acquisition Agreement                               106
 7.20.  Collections of Receivables                                                      106


                                                                                        Page
                                                                                        ----
ARTICLE VIII
 CONDITIONS TO THE INITIAL ADVANCE
 8.01.  Terms and Conditions of Transaction                                             106
 8.02.  Due Diligence                                                                   106
 8.03.  Validity of Liens                                                               107
 8.04.  Search Reports and Related Documents                                            107
 8.05.  Certificates of Insurance                                                       107
 8.06.  Solvency Certificate                                                            108
 8.07.  Opinions of Counsel to the Borrower                                             108
 8.08.  Opinion of Counsel to the Parent                                                108
 8.09.  Opinion of FCC Counsel                                                          108
 8.10.  Opinion of Counsel to the Administrative Agent                                  108
 8.11.  Payment of Fees                                                                 108
 8.12.  Approvals, Permits; FCC Licenses                                                108
 8.13.  Delivery of Full-Term Operating Business Plan                                   109
 8.14.  Security Agreements                                                             109
 8.15.  Guaranties                                                                      110
 8.16.  Mortgages, Etc.                                                                 111
 8.17.  Attornment and Recognition Agreements                                           111
 8.18.  Material Agreements                                                             111
 8.19.  Litigation                                                                      112
 8.20.  Insurance Certificates                                                          112
 8.21.  No Default                                                                      112
 8.22.  No Material Adverse Change                                                      112
 8.23.  Corporate and Limited Liability Company Documents                               112
 8.24.  Intercreditor Agreement                                                         114
 8.25.  Support Agreement                                                               114
 8.26. [Intentionally omitted.]                                                         114
 8.27.  Acknowledgement of Assignment                                                   114
 8.28.  Other Information                                                               114


                                                                                        Page
                                                                                        ----
ARTICLE IX

 ADDITIONAL CONDITIONS TO ADVANCES

 9.01.  Conditions Precedent to an Initial Advance Based on Ericsson Related Expenses
         with Respect to Any Operating Subsidiary or License Subsidiary                 115
  9.02.  Conditions to All Advances                                                     115

ARTICLE X
 EVENTS OF DEFAULT; ACCELERATION; ETC.

 10.01.  Events of Default and Acceleration                                             117

ARTICLE XI
 THE ADMINISTRATIVE AGENT

 11.01.  Authorization and Action                                                       121
 11.02.  Administrative Agent's Reliance, Etc.                                          122
 11.03.  Ericsson and Affiliates                                                        123
 11.04.  Lender Credit Decision                                                         123
 11.05.  Indemnification                                                                123
 11.06.  Successor Administrative Agents                                                124

ARTICLE XII

MISCELLANEOUS

 12.01.  Amendments, Etc.                                                               124
 12.02.  Notices, Etc.                                                                  125
 12.03.  No Waiver; Remedies                                                            126
 12.04.  Costs, Expenses                                                                127
 12.05.  Right of Set-off                                                               129
 12.06.  Binding Effect                                                                 129
 12.07.  Assignments and Participations                                                 129
 12.08.  Governing Law                                                                  133
 12.09.  Execution in Counterparts                                                      133
 12.10.  Confidentiality                                                                134
 12.11.  Consent to Jurisdiction                                                        135
 12.12.  Matters Relating to the Collateral Agent                                       135
 12.13.  Amendments, Etc., to Intercreditor Agreement                                   135
 12.14.  Other Agreements.                                                              136
 12.15.  Waiver of Jury Trial                                                           136

Exhibits
------------------

Exhibit A     -        Form of Note
Exhibit B     -        Form of Draw Request
Exhibit C     -        Form of Assignment and Acceptance
Exhibit D-1   -        Form of Services Agreement
Exhibit D-2   -        Form of Operating Agreement
Exhibit E-1   -        Form of Borrower Security Agreement
Exhibit E-2   -        Form of Parent Pledge Agreement
Exhibit E-3   -        [Intentionally omitted.]
Exhibit E-4   -        Form of D-, E- and F-Block Subsidiary Parent Pledge Agreement
Exhibit E-5   -        Form of Subsidiary Security Agreement
Exhibit E-5(a)-        Form of Subsidiary D-Block and F-Block Subsidiary Security Agreement
Exhibit F     -        Form of Real Estate Mortgage Option
Exhibit G     -        Form of Subordination Agreement
Exhibit H-1   -        Form of Limited Recourse Parent Guaranty
Exhibit H-2   -        [Intentionally omitted]
Exhibit H-3   -        Form of D-, E- and F-Block Subsidiary Parent Limited Recourse Guaranty
Exhibit H-4   -        Form of Subsidiary Guaranty
Exhibit I     -        Form of Intercreditor Agreement
Exhibit J     -        Form of Support Agreement


Schedules
------------------

Schedule 1.01     -    Permitted BTAs
Schedule 1.01A    -    Certain Geographic Areas of Permitted BTAs
Schedule 5.01(b)  -    Subsidiaries
Schedule 5.06     -    Intellectual Property
Schedule 5.07     -    FCC Licenses
Schedule 5.25     -    Environmental Matters
Schedule 5.27     -    Material Contracts
Schedule 6.15(a)  -    Revenue
Schedule 6.15(c)  -    Leverage Ratio
Schedule 7.04     -    Investments
Schedule 8.16     -    Mortgaged Property

                      AMENDED AND RESTATED LOAN AGREEMENT
                      -----------------------------------

     This Amended and Restated Agreement is made as of June 25, 1998, by and among (a) OMNIPOINT MB HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), (b) the lenders listed on the signature pages hereof and (c)
 --------
ERICSSON INC., a Delaware corporation ("Ericsson"), as administrative agent for
                                        --------
the Lenders (together with any successor thereto appointed pursuant to (S)11.06, the "Administrative Agent").
     --------------------


                                  ARTICLE I.

                    DEFINITIONS AND RULES OF INTERPRETATION
                    ---------------------------------------

     Section  1.01.  Definitions.
                     -----------

     Adjusted EBITDA.  For any period, the sum of EBTDA for such period plus
     ---------------
Marketing Expenses (including, without limitation, compensation and commissions incurred in connection with the foregoing activities) for such period to the extent deducted from EBTDA.

     Administrative Agent.  See the preamble hereto.
     --------------------

     Administrative Agent's Account.  The account of the Administrative Agent
     ------------------------------
maintained by the Administrative Agent with Mellon Bank N.A. at its office at Mellon Bank Center, Pittsburgh, PA 15258, for the account of ***** (or such other account as the Administrative Agent from time to time may specify).

     Administrative Agent's Office.  The Administrative Agent's office set forth
     -----------------------------
in (S)12.02 and, upon the appointment of a successor Administrative Agent pursuant to (S)11.06, such address as shall be provided by such successor Administrative Agent, or in either case such office as the Administrative Agent from time to time may designate.

     Advances.  An advance by a Lender to the Borrower pursuant to Article II
     --------
and refers to a Base Rate Advance or a Eurodollar Rate Advance and a Tranche X Advance or a Tranche Y Advance.

     Affiliate.  As to any Person, any other Person which, directly or
     ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall include the power, direct or indirect, (a) to vote 50% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons of such Person or (b) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Agents.  Collectively, the Administrative Agent and the Collateral Agent.
     ------

     Applicable Ericsson Expenses.  At any date:
     ----------------------------

          (a) the aggregate amount of Net Ericsson Related Expenses as of such date, minus

          (b) amounts included therein as of such date by reason of clause (b) of the definition of Ericsson Related Expenses.

     Applicable Lender.  With respect to Tranche X Loans, Tranche X Lenders, and
     -----------------
with respect to Tranche Y Loans, Tranche Y Lenders.

     Applicable Lending Office.  With respect to any Lender, for Base Rate
     -------------------------
Loans, the office of such Lender specified as its domestic lending office and, for LIBOR Loans, the office of such Lender specified as its LIBOR lending office, in either case on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent.

     Applicable Margin.  With respect to:
     -----------------

          (a)  any Tranche X Advance that is:

               (i) a Base Rate Advance, 1.00% per annum until ***** and 2.50% per annum thereafter, and

               (ii) a LIBOR Advance, 3.75% per annum until ***** and 5.25% per annum thereafter.

     Approved Annual Operating Business Plan.  With respect to each fiscal year
     ---------------------------------------
of the Borrower, beginning with its fiscal year ending December 31, 1998, any annual business operating plan delivered by the Borrower pursuant to (S)6.14(a) with respect to such fiscal year that shall have been approved by the Required Lenders.

     Approved Full Term Operating Business Plan.  Unless and until the Borrower
     ------------------------------------------
in its discretion shall have delivered to the Lenders a revised full-term operating plan that the Required Lenders shall have approved, the full-term operating plan delivered by the Borrower pursuant to (S)8.13(b), and thereafter the most recent full-term operating plan delivered by the Borrower that the Required Lenders shall have approved.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Assignment and Acceptance.  An Assignment and Acceptance substantially in
     -------------------------
the form of Exhibit C.
            ---------

     Attributed Expenses.  At any date and with respect to any Permitted BTA or
     -------------------
the right to provide PCS services to POPs within a Permitted BTA, the aggregate amount of all Ericsson Related Expenses and Other Costs incurred primarily with respect to providing PCS services to, or used primarily for the normal commercial operation of PCS services for, such Permitted BTA or such POPs, other than, in the case of any Permitted BTA the FCC License for which has been the subject of a C-Block General License Revocation Event, any such Ericsson Related Expenses in respect of equipment that shall have been installed and shall be used for a normal commercial operation of another Permitted BTA on or before the date on which such Permitted BTA shall become an Excluded BTA.

     Bank of America Loan Agreement.  For the purposes of interpreting this
     ------------------------------
Agreement, the loan agreement dated as of June 25, 1998, among the Borrower, Bank of America International Limited as administrative agent and the lenders party thereto, without regard to any amendment, modification or supplement thereto unless the Administrative Agent (acting on the instruction of the Required Lenders) has given its prior written consent to such amendment, modification or supplement; provided, that this clause shall not constitute or
                            --------
be construed as a prohibition, restriction or limitation on the Borrower entering into any such amendment, modification or supplement.

     Base Rate.  A fluctuating interest rate per annum in effect from time to
     ---------
time, which rate per annum shall at any date of determination be equal to the higher of:

          (a) the rate of interest per annum announced publicly by Morgan Guaranty Trust Company of New York as its prime or base rate on such date, and

          (b) 1/2 of 1% per annum above the Federal Funds Rate on such date.

     Base Rate Advance.  A Tranche X Advance bearing interest calculated by
     -----------------
reference to the Base Rate.

     Base Rate Loans.  Tranche X Loans bearing interest calculated by reference
     ---------------
to the Base Rate.

     Borrower.  See the preamble hereto.
     --------

     Borrower Security Agreement.  See (S)8.14(a).
     ---------------------------

     Boston BTA.  BTA No. 51.
     ----------

     BTA.  Any "basic trading area" as set forth on the Rand McNally 1992
     ---
Commercial Atlas & Marketing Guide, 123rd Edition, and utilized by the FCC in dividing the 50 states, the District of Columbia and the United States territories into 493 BTAs for the purpose of licensing PCS Systems.

     Business Day.  Any day other than a Saturday, a Sunday or a day on which
     ------------
commercial banks located in New York City are authorized or required by law or other governmental action to close and, if the applicable Business Day relates to any LIBOR Advance, a day on which dealings are not carried on in the London interbank market.

     Capital Expenditures.  Amounts paid or Indebtedness incurred by the
     --------------------
Borrower in connection with the purchase or lease by the Borrower of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Capitalized Leases.  Leases under which the Borrower is the lessee or
     ------------------
obligor, the discounted future rental-payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Cash Equivalents.   Any Investments of the Borrower or any of its
     ----------------
Subsidiaries of the types permitted under clauses (b), (c), (d) and (e) of
(S)7.04 having a maturity of not greater than 270 days from the date of acquisition thereof.

     Cash Management Agreement.  The Amended and Restated Cash Management Agency
     -------------------------
Agreement dated as of June 25, 1998 between Operations and the Grandparent.

     C-Block General License Revocation Event.  Any action by the FCC the effect
     ----------------------------------------
of which is to revoke, annul, rescind, cancel, suspend or terminate all FCC Licenses issued in connection with the FCC's C-block auction (including those held by License Subsidiaries), regardless of whether the Persons owning such FCC Licenses were in default thereunder.

     C-Block FCC License.  Any FCC License sold in the FCC's C-block auction.
     -------------------

     CERCLA.  The Comprehensive Environmental Response, Compensation and
     ------
Liability Act, as amended, 42 USCA (S)9601 et seq.

     Closing Date.  The meaning specified in the introductory clause of Article
     ------------
VIII.

     Collateral.  All "Collateral" and "Pledged Collateral" referred to in the
     ----------
Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of Secured Parties.

     Collateral Agent.  Chase Manhattan Trust Company, National Association
     ----------------
(successor in interest to Mellon Bank, N.A.) or any successor thereto appointed pursuant to (S)6.1 of the Intercreditor Agreement.

     Collateral Documents.  The Security Agreements, the Mortgages and any other
     --------------------
agreement that purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

     Commitment.  With respect to any Tranche X Lender, its Tranche X Commitment
     ----------
and with respect to any Tranche Y Lender, its Tranche Y Commitment.

     Communications Act.  The Communications Act of 1934, as amended, and the
     ------------------
rules and regulations issued thereunder, as from time to time in effect.

     Confidential Information.  Information that the Borrower or any of its
     ------------------------
Affiliates furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but Confidential Information does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or any of its Affiliates.

     Consolidated.  The consolidation of accounts in accordance with GAAP of the
     ------------
Borrower and its Subsidiaries.

     Contingent Obligation.  As to any Person, any obligation of such Person
     ---------------------
guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary
                   -------------------                             -------
obligor") in any manner, whether directly or indirectly, including without
-------
limitation any obligation of such Person, whether or not contingent,
          (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor;

          (b)  to advance or supply funds

               (i) for the purchase or payment of any such primary obligation, or

               (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor;

          (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary or holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

          (d) otherwise to assure, protect from loss, or hold harmless the beneficiary or holder of such primary obligation against loss in respect thereof;

provided that the term "Contingent Obligation" shall not include the indorsement
--------
of instruments for deposit or collection in the ordinary course of business.
The term "Contingent Obligation" shall also include the liability of a general partner in respect of the recourse liabilities of the partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     Convert, Conversion and Converted.  A conversion of Advances of one Type
     -------  ----------     ---------
into Advances of the other Type pursuant to (S)2.05 or 2.06.

     Core BTA.  At any date, any BTA that is a Permitted BTA as of such date and
     --------
that has a population of at least 1,000,000 POPs.

     D-, E- and F-Block Subsidiary.  The Subsidiary of the D-,E- and F-Block
     -----------------------------
Subsidiary Parent that, at the date hereof, holds an FCC License for the West Palm Beach BTA.

     D-, E- and F-Block Subsidiary Parent.  Omnipoint PCS Entrepreneurs Two,
     ------------------------------------
LLC, a Delaware limited liability company, together with its successors and assigns.

     D-, E- and F-Block Subsidiary Parent Limited Recourse Guaranty.  See
     --------------------------------------------------------------
(S)8.15(c).

     D-, E- and F-Block Subsidiary Pledge Agreement.  See (S)8.14(d).
     ----------------------------------------------

     Debt Service.  For any period, the aggregate scheduled amount of interest
     ------------
required to be paid and principal required to be repaid by the Borrower and its Subsidiaries (in each case, without duplication) during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period (excluding (a) the amount of any prepayment pursuant to (S)3.02(a), (b) or (c) of this Agreement, (S)5.2(a) or (b) of the Bank of America Loan Agreement or any similar prepayment under a Permitted Loan Agreement and (b) interest capitalized under loans where such loans provide for the funding of interest costs) and owing to Persons other than the Borrower and its Subsidiaries, whether such interest and principal were or are required to be reflected as an item of expense or capitalized, including payments in respect of Capitalized Leases and including scheduled payments of commitment fees, agency fees, facility fees, origination fees, balance-deficiency fees and similar fees or expenses in connection with Indebtedness.

     Default.  Any Event of Default and any event or condition that, with the
     -------
giving of notice, the lapse of time, or both, would become an Event of Default.

     Distribution.  Any of the following with respect to any Person:
     ------------

          (a) the declaration or payment of any cash dividend, dividend in kind or cash equity distributions on or in respect of any shares of any class of Stock of such Person, other than dividends payable solely in shares of common stock (or equivalent interests) of the such Person;

          (b) the purchase, redemption, or other retirement of any shares of any class of Stock of such Person;

          (c) the return of capital by any Person to its shareholders or members (as applicable) (or holders of interests equivalent to shares or membership interests) as such;

          (d) any other distribution on or in respect of any shares or equivalent interests of any class or series of Stock of such Person; or

          (e) if such Person is the Borrower, any payment of principal, premium or interest, or any other amount, in respect of Subordinated Debt of the Borrower.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     ------------

     Draw Request.  See (S)2.02.
     ------------

     EBTDA.  For any period, the sum, determined on a Consolidated basis, of
     -----

          (a) Net Income of the Borrower and its Subsidiaries for such period, plus

          (b) to the extent deducted in determining Net Income, the sum of each of the following for such period:

               (i) depreciation, amortization and other non-cash charges;

               (ii)  income-tax expense; and

               (iii) interest not being paid as an express feature of the related debt instrument.

     EKN.  EXPORTKREDITNAMNDEN (the Swedish Export Guarantee Board).
     ---

     EKN Documents.  As defined in the Bank of America Loan Agreement.
     -------------

     EKN Guarantee.  As defined in the Bank of America Loan Agreement.
     -------------

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  Any federal, state or local law, statute, rule or
     ------------------
regulation or common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to

          (a) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste;

          (b)  air, water or noise pollution;

          (c) groundwater and soil contamination;

          (d) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;

          (e) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

          (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles;

          (g) health and safety of employees and other persons; and

          (h) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products, by-products or breakdown products or solid or hazardous waste, including (i) CERCLA; (ii) RCRA; (iii) the Toxic Substance Control Act, as amended, 15 USCA (S)2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA (S)1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA
(S)7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA (S)1801 et seq.; (vii) the Superfund Amendments and Reauthorization Act of 1986; and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law. As used above, the terms "release", "threatened release", "hazardous substance" and "environment" shall have the meaning set forth in CERCLA, and the terms "solid waste" and "dispose" (or "disposal") shall have the meaning set forth in the RCRA.

     Environmental Permits.  See (S)5.25(d).
     ---------------------

     Equipment Acquisition Agreement.  The Acquisition Agreement for Ericsson
     -------------------------------
CMS 40 Personal Communications Systems (PCS) Infrastructure Equipment, dated as of April 16, 1996, as amended as of July 25, 1997 among Ericsson, OCI, Omnipoint Communications Enterprises, Inc. and the Borrower, as further amended, supplemented or otherwise modified from time to time.

     Ericsson.  See the preamble hereto.
     --------

     Ericsson Related Expenses.  With respect to any Permitted BTA (or any other
     -------------------------
BTA as provided below) and any date:

          (a) (i) the aggregate purchase price paid (excluding (x) all amounts paid or incurred on a date before the date that such Permitted BTA shall have become a Permitted BTA, other than those paid or incurred by or on behalf of the Grandparent or any of its Affiliates and (y) if such Permitted BTA is a BTA for which a C-Block FCC License is held by a License Subsidiary, all amounts paid or incurred with respect to such Permitted BTA on or after any date on which a Proposed C-Block General License Revocation Event shall have occurred), or being paid with the proceeds of an Advance hereunder simultaneously with the making of such Advance, by the Borrower and its Subsidiaries for:

                    (A) CMS 40/PCS 1900 or IS-661 equipment and software
               purchased from Ericsson pursuant to the Equipment Acquisition Agreement for use primarily in such Permitted BTA or such Permitted BTA and one or more other Permitted BTAs (in any case other than any portions thereof theretofore disposed of pursuant to an FCC License Partition) and integral to the PCS Systems to be built out in such Permitted BTAs (other than any such portions) or any intelligent networks used in connection with any BTAs, including without limitation base stations, switching and other network infrastructure, software, materials and the installation of the same, in each case whether manufactured or provided by Ericsson or purchased by Ericsson from other sources and resold to the Borrower or any of its Subsidiaries under the Equipment Acquisition Agreement, and

                    (B) services provided by Ericsson relating to the design,
               engineering and other related services integral to such PCS Systems incurred on or before such date, minus

               (ii) the aggregate amount of all later refunds or reductions of or other adjustments to the original purchase price for any of such equipment, software or services, plus

          (b)  the lesser of:

               (i)  (A)  ***** minus

                    (B) the aggregate principal amount of Handset Advances then outstanding under the OPCS Loan Agreement, and

               (ii) the aggregate amount of Handset Costs incurred on or before such date.

     ERISA.  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and the rules and regulations issued thereunder as from time to time in effect.

     ERISA Affiliate.  Any Person that is treated as a single employer with the
     ---------------
Borrower under (S)414 of the IRC.

     ERISA Event.  With respect to any Loan Party or any ERISA Affiliate,
     -----------

          (a)  a Reportable Event,

          (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in (S)4001(a)(2) of ERISA,

          (c) the filing of a notice of intent to terminate a Plan under a distress termination of the Plan under (S)4041(c) of ERISA, or the treatment of a Plan amendment as a termination under (S)4041 of ERISA,

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (d) the institution of proceedings to terminate a Plan by the PBGC under (S)4042 of ERISA, or

          (e) the occurrence of any other event or condition which might reasonably be expected to constitute grounds under (S)4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability (other than PBGC premiums due but not delinquent under (S)4007 of ERISA) in excess of $250,000 under Title IV of ERISA.

     Event of Default.  Any of the events specified in (S)10.01.
     ----------------

     Event of Force Majeure.  A fire, act of civil disobedience, riot,
     ----------------------
rebellion, accident, explosion, flood, storm, Act of God, governmental action or similar occurrence that is not reasonably foreseeable and beyond the reasonable control of the Grandparent and its Subsidiaries and that has the effect of preventing the Borrower or one of its Subsidiaries from fulfilling any of its obligations under this Agreement.

     Excess Cash Flow.  With respect to any fiscal year,
     ----------------

          (a)   EBTDA for such fiscal year, plus

          (b) the aggregate amount of interest paid by the Borrower or any of its Subsidiaries on any Indebtedness owing to the Parent or any Affiliate thereof (other than the Borrower and its Subsidiaries) during such fiscal year, minus

          (c) proceeds from any FCC License Transfer by the Borrower and its Subsidiaries, to the extent such proceeds would be included in EBTDA for such fiscal year, minus

          (d) income-tax payments, capital expenditures net of new financing proceeds, aggregate scheduled principal payments under any Indebtedness of the Borrower and its Subsidiaries (including payments on amounts owing to the FCC with respect to BTA licenses) (other than mandatory prepayments out of Excess Cash Flow), in each case during such fiscal year, plus (if negative) or minus (if positive), as the case may be,

          (e) differences between beginning and ending Working Capital (excluding for purposes of any determination of working capital receivables past due more than 60 days, inventory and current portions of long-term Indebtedness) in respect of such fiscal year.

     Excess Handset Costs.  At any date, Handset Costs of the Borrower as of
     --------------------
such date in excess of the amount thereof that is included in Ericsson Related Expenses as of such date.

     Excess Proceeds.  With respect to any FCC License Transfer or any FCC
     ---------------
License Partition, the Net Cash Proceeds thereof, whether received at the time of such sale or at any time thereafter, after deducting from such proceeds the amount of any mandatory prepayment required under this Agreement or the Bank of America Loan Agreement as a result thereof and any prepayments required under any other Permitted Loan Agreement or to other providers of vendor financing to the Borrower made as a result thereof pursuant to provisions substantially the same as the applicable provisions of this Agreement.

     Excluded BTA.  At any date, any BTA:
     ------------

          (a) as to which an FCC License Transfer shall have theretofore occurred, other than an FCC License Transfer as to which a condition specified in clause (II) or (III) of (S)7.06(b)(iii)(B)(1) shall have been satisfied;

          (b) as to which the related FCC License shall have been the subject of a C-Block General License Revocation Event that occurred ***** or more days prior to such date unless a License Subsidiary shall then hold an FCC License or the right to provide PCS services on terms and conditions acceptable to the Required Lenders with respect to such BTA covering at least ***** MHz of spectrum;

          (c) as to which the related FCC License shall have been the subject of a Permitted C-Block FCC License Transfer that occurred ***** or more days prior to such date unless a License Subsidiary shall then hold an FCC License or the right to provide PCS services on terms and conditions acceptable to the Required Lenders with respect to such BTA covering at least ***** MHz of spectrum;

          (d) the FCC License for which shall have been transferred to a Qualified Joint Venture as to which an event of the nature described in
     (S)10.01(e) shall have theretofore occurred with respect to any holder of any equity interest in such Qualified Joint Venture, unless the Grandparent shall have unconditionally guaranteed, in a manner in form and substance satisfactory to the Required Lenders, an aggregate principal amount (plus interest and costs of collection) of the Advances at any time outstanding equal to the lesser of the aggregate principal amount of the Advances at any time outstanding and the amount of Attributed Expenses outstanding at any time that relate to such BTA.

     Excluded Other Costs.  *****
     --------------------

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*****

     Expense Allocation Agreement.  The Amended and Restated Expense Allocation
     ----------------------------
Agreement dated as of the date hereof among the Borrower, Operations and the Grandparent.

     FCC. The Federal Communications Commission or any Governmental Body
     ---
succeeding to the functions thereof.

     FCC License.  Any mobile telephone, cellular telephone, microwave, paging
     -----------
or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any PCS System, granted or issued by the FCC and any other federal Governmental Body with respect to any BTA.

     FCC License Transfer.  Any sale, assignment or other transfer of any FCC
     --------------------
License in its entirety or any Stock of a License Subsidiary, other than any such transfer to a Qualified Joint Venture permitted under Section 7.06(b)(iv).

     FCC License Partition.  A sale, transfer or other disposition of the right
     ---------------------
to provide PCS services to POPs within a geographic area specified in Schedule 1.01A (as the same may be supplemented from time to time by agreement of the Borrower and the Required Lenders) that is within a Permitted BTA.

     Federal Funds Rate.  The fluctuating interest rate per annum equal for each
     ------------------
day during such period to the weighted average of the rates on overnight federal-funds transactions with members of the Federal Reserve System arranged by federal-funds brokers, as published for such day (or, if such day is not a Business Day, for the next-preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal-funds brokers of recognized standing selected by it.

     First LIBOR Method.  The terms and provisions of this Agreement relating to
     ------------------
LIBOR Advances specified as being applicable when the First LIBOR Method is applicable under (S)2.11.

     First Optional Payment Date.  With respect to any calendar month, the
     ---------------------------
second Trading Day after the fifth day of such calendar month (or, if such fifth day is not a Trading Day, the next-following Trading Day).

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Fiscal Quarter.  A fiscal quarter of the Borrower and its Consolidated
     --------------
Subsidiaries.

     GAAP.  See (S)1.03.
     ----

     Governmental Body.  Any nation or government, any state or other political
     -----------------
subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     Grandparent.  Omnipoint Corporation, a Delaware corporation, together with
     -----------
its successors.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA that is maintained or contributed to by any Loan Party or any ERISA Affiliate or that was so maintained or contributed to and in respect of which the Borrower or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guaranties.  At any date, any Limited Recourse Parent Guaranty, Subsidiary
     ----------
Guaranty or D-, E- and F- Block Subsidiary Parent Limited Recourse Guaranty theretofore delivered by any Person that shall not have been terminated or released in accordance with its terms.

     Guarantors.  At any date, any Person that shall have delivered a Guaranty
     ----------
that shall not have been terminated and released in accordance with its terms.

     Handset Advances.  At any date:
     ----------------

          (a) with respect to this Agreement, the amount, if any, by which the aggregate principal amount of Tranche X Advances then outstanding shall exceed the aggregate amount of Net Ericsson Related Expenses, net of Swedish Expenses, and the aggregate principal amount of Interest Advances relating to this Agreement outstanding as of such date; and

          (b) with respect to the OPCS Loan Agreement, the amount, if any, by which the aggregate principal amount of OPCS Advances then outstanding shall exceed the aggregate amount of OPCS Net Ericsson Related Expenses and the aggregate principal amount of Interest Advances relating to the OPCS Loan Agreement outstanding as of such date.

     Handset Costs.  At any date:
     -------------

          (a) with respect to the Borrower, an amount equal to the lesser of:

               (i) the number of handsets purchased on or before such date or being purchased with the proceeds of an Advance hereunder by the Borrower or its Subsidiaries from Ericsson and its Affiliates and that could be used in Permitted BTAs, multiplied by ***** and

               (ii) ***** of the aggregate purchase price for such handsets, net of any refunds, reductions or other adjustments thereto, and

          (b) with respect to OPCS, "Handset Costs", as defined in the OPCS Loan Agreement.

     Indebtedness.  As to any Person, at a particular time, all items that
     ------------
constitute, without duplication:

          (a) obligations of such Person in respect of borrowed money or for the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business);

          (b) obligations of such Person evidenced by notes, bonds, debentures or similar instruments;

          (c) obligations of such Person with respect to any conditional-sale or title-retention agreement;

          (d) obligations of such Person arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts;

          (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business);

          (f) obligations of such Person under Capitalized Leases;

          (g) amounts owed by such Person to the FCC on any FCC License;

          (h) all Contingent Obligations of such Person; and

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separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (i) interest that is accreted or otherwise accrued and unpaid on Subordinated Debt.

     Intercreditor Agreement.   See (S)8.24.
     -----------------------

     Interest Advances.  At any date:
     -----------------

          (a) with respect to this Agreement, the lesser of:

               (i) the amount by which the aggregate principal amount of Tranche X Advances then outstanding shall exceed the aggregate amount of Net Ericsson Related Expenses, net of Swedish Expenses, as of such date, and

               (ii) the amount described in clause (a)(iii) of the definition of Tranche X Borrowing Base as of such date, and

          (b) with respect to the OPCS Loan Agreement, the lesser of:

               (i) the amount by which the aggregate principal amount of the OPCS Advances then outstanding shall exceed the aggregate amount of OPCS Net Ericsson Related Expenses as of such date, and

               (ii) the amount described in clause (a)(iii) of the definition of "Borrowing Base" in the OPCS Loan Agreement as of such date.

     Interest Period.  While the First LIBOR Method is applicable and Tranche X
     ---------------
Loans are accruing interest at a rate based on LIBOR, the period commencing on the date on which interest on the Loans shall accrue at such rate as provided herein and ending on the last day of such period, determined as provided below, and thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided below, or, if earlier, on the last day on which the Loans shall accrue interest at a rate based on LIBOR. While the Second LIBOR Method is applicable, for each LIBOR Advance comprising part of the same Loan, the period commencing on the date of such LIBOR Advance or the date of the Conversion of any Base Rate Advance into such LIBOR Advance and ending on the last day of such period, determined as provided below, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided below. The duration of each such Interest Period shall be three months; provided that:
        --------

          (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next-succeeding Business Day; provided that, if such extension
                                                --------
     would cause the last day of such Interest Period to occur in the next-following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day, and

          (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the third-following calendar month, such Interest Period shall end on the last Business Day of such third-following calendar month.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of capital Stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Contingent Obligations), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:

          (a) the amount on any date of determination of any Investment represented by a Contingent Obligation shall be taken at not less than the principal amount of the obligations as to which such Contingent Obligation exists and that are still outstanding on such date of determination;

          (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;

          (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

          (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid;

          (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof; and

          (f) there shall be included as an Investment (i) each receivable (other than with respect to sales of handsets and accessories thereto) that is payable more than three months following the date of the sale giving rise thereto and (ii) each receivable with respect to sales of handsets and accessories thereto that is payable more than six months following the date of the sale giving rise thereto.

     IRC.  The Internal Revenue Code of 1986, as amended from time to time, and
     ---
the rules and regulations issued thereunder as from time to time in effect.

     Lender.  Ericsson, unless and until it shall have assigned to other Persons
     ------
all of its rights and obligations as a Tranche X Lender or a Tranche Y Lender hereunder, and any other Person that becomes a Tranche X Lender or a Tranche Y Lender by reason of an Assignment and Acceptance in accordance with the terms of this Agreement.

     LIBOR.  For any applicable Interest Period, a simple per annum interest
     -----
rate (rounded upward, if necessary, to the nearest 1/100th of one percent) equal to

          (a) (i) the rate per annum that appears on Page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits, in an amount approximately equal to the amount of the requested Loan for a three-month period, as shown under the heading "USD" as of 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, or

               (ii) if the rate specified in clause (i) cannot be determined, the rate per annum equal to the arithmetic mean of the rates shown on the LIBO page of Reuters Money Service at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period in an amount approximately equal to the amount of the requested Loan, divided by

          (b) one, minus the LIBOR Reserve Rate, stated as a decimal.

     LIBOR Advance.  A Tranche X Advance bearing interest calculated by
     -------------
reference to LIBOR.

     LIBOR Reserve Rate.  For any Interest Period for all LIBOR Advances
     ------------------
comprising part of the same Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Advances is determined) having a term equal to such Interest Period.

     License Subsidiary.  At any date, each Subsidiary of the Borrower and each
     ------------------
D-, E- and F-Block Subsidiary that holds an FCC License for a Permitted BTA, other than any D-, E- and F-Block Subsidiary the pledge of the shares of Stock of which shall have been released pursuant to the applicable Security Agreement.

     Lien.  Any mortgage, pledge, hypothecation, assignment, deposit or
     ----
preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing.

     Limited Recourse Parent Guaranty.  See (S)8.15(a).
     --------------------------------

     Loan.  A Tranche X Loan or a Tranche Y Loan.
     ----

     Loan Documents.  This Agreement, the Notes, the Collateral Documents, the
     --------------
Guaranties, each Subordination Agreement between any Person and the Borrower, the Intercreditor Agreement, the Support Agreement, the Equipment Acquisition Agreement, any mortgage or deed of trust entered into pursuant to (S)6.17 and any other agreements or documents contemplated hereby or thereby and all schedules, exhibits and annexes thereto.

     Loan Parties.  Collectively, the Borrower, the Grandparent and each
     ------------
Guarantor.

       Market Price.  For any Trading Day and any share of Omnipoint Common
       ------------
Stock:

          (a) if Omnipoint Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, per share on such day on the principal securities exchange on which Omnipoint Common Stock is traded; and

          (b) if Omnipoint Common Stock is not then listed or admitted to trading on any securities exchange but is traded on the NASDAQ - National Association of Securities Dealers Automated Quotation system, the average of the closing bid and asked prices per share for Omnipoint Common Stock on such day on such system.

If Omnipoint Common Stock is not listed on any securities exchange or traded on such system the Market Price of Omnipoint Common Stock shall be deemed to be indeterminable.

     Marketing Expenses.  With respect to any period, the sales and marketing
     ------------------
expenses of the Borrower and its Subsidiaries for such period, including, without limitation, any such expenses incurred during such period in respect of sales literature and advertising, promotions; subscriber acquisition services; amounts allocable during such period to marketing expenses in respect of travel, entertainment, sales training, office expenses and research; and the difference (if negative) between revenues from sales of handsets during such period and the cost of such handsets, as determined on a basis consistent with the Borrower's accounting methods that are consistent with GAAP.

     Material Adverse Effect.  An effect resulting from any circumstance or
     -----------------------
event of whatever nature (including any adverse determination in any litigation) which does, or could reasonably be expected to,

          (a) materially and adversely impair the validity or enforceability of any of the Loan Documents or the Administrative Agent's, the Collateral Agent's or any Lender's rights or remedies with respect thereto;

          (b) materially and adversely impair the ability of the Borrower to pay any amounts owing hereunder or under any other Loan Document in accordance with its terms;

          (c)  cause a Default;

          (d) materially and adversely affect the business, property, prospects, operations, or financial or other condition of the Borrower, its Subsidiaries, the Parent or the Grandparent; or

          (e) materially and adversely impair or affect the Collateral or Lender's Liens on the Collateral or the priority of such Liens.

     Material Contract.  With respect to any Person, each contract to which such
     -----------------
Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any 12-month period or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

     Materials of Environmental Concern.  Any chemicals, pollutants or
     ----------------------------------
contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the RCRA), toxic materials, oil or petroleum and petroleum products, by products or breakdown products or any other material subject to regulation under any Environmental Laws.

     Maturity Date.  With respect to Tranche X Advances, the Tranche X Maturity
     -------------
Date and with respect to Tranche Y Advances, the Tranche Y Maturity Date.

     Maximum Other Cost Amount.  At any date, an amount equal to:
     -------------------------

          (a)  *****, minus

          (b) the aggregate principal amount of Tranche Y Advances (other than Tranche Y Interest Advances) then outstanding, minus

          (c) the aggregate principal amount of Other Cost Advances under the OPCS Loan Agreement then outstanding.

     Miami BTA.  BTA No. 293.
     ---------

     Mortgages.  See (S)8.16.
     ---------

     MTA.  Any "major trading area" as set forth on the Rand McNally 1992
     ---
Commercial Atlas & Marketing Guide, 123rd Edition, at pages 38-39 and utilized by the FCC in dividing the 50 states, the District of Columbia and United States territories into 51 MTAs for the purpose of licensing PCS Systems.

     Multiemployer Plan.  A "multiemployer plan" as defined in Sections
     ------------------
4001(a)(3) and 3(37) of ERISA, and to which any Loan Party or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     Necessary Authorizations.  All approvals and licenses from, and all filings
     ------------------------
and registrations with, any governmental or other regulatory authority, including each FCC License held by a License Subsidiary and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain and operate PCS Systems.

     Net Cash Proceeds.  With respect to any transaction by any Person, the
     -----------------
aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only

          (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions payable by such Person,

          (b) the amount of taxes payable in connection with or as a result of such transaction, and

          (c) payments required to be made to repay Indebtedness outstanding at the time of such transaction that is secured by a Lien on the property or assets sold (which Lien is permitted by Section 7.02(h)), and which is required by the terms of the

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separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     instrument creating such Lien or evidencing such Indebtedness secured thereby to repay such Indebtedness;

in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

     Net Ericsson Related Expenses. At any date:
     -----------------------------

          (a) the aggregate amount of Ericsson Related Expenses as of such date, minus

          (b) the aggregate amount of all Restricted Ericsson Expenses as of such date.

     Net Income.  For any period, net income (or loss), determined on a
     ----------
Consolidated basis, of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

     Net OPCS Other Costs.  At any date, "Net Other Costs", as defined in the
     --------------------
OPCS Loan Agreement, as of such date.

     Net Other Costs.  At any date:
     ---------------

          (a) Other Costs as of such date, minus

          (b)  Restricted Other Costs as of such date.

     Notes.  The Notes substantially in the form of Exhibit A issued by the
     -----                                          ---------
Borrower hereunder.

     OCI.  Omnipoint Communications Inc., a Delaware corporation, together with
     ---
its successors.

     OCI Equipment Expenses.  As of any date of determination, the aggregate
     ----------------------
purchase price paid for CMS 40/PCS 1900 or IS-661 equipment and software purchased from Ericsson pursuant to the Equipment Acquisition Agreement for use primarily in the New York MTA, including without limitation base stations, switching and other network infrastructure, software, materials and the installation of the same but excluding handsets and their accessories, in each case whether manufactured or provided by Ericsson or purchased by Ericsson from other sources and resold to OCI or any of its Affiliates under the Equipment Acquisition Agreement and services provided by Ericsson relating to the design, engineering and other related services integral to such PCS Systems incurred on or before such date.

     OHI.  Omnipoint Holdings, Inc., a Delaware corporation, together with its
     ---
successors.

     OII.  Omnipoint Investment, Inc., a Delaware corporation, together with its
     ---
successors.

     Omnipoint Common Stock.  The common stock, par value $0.01 per share, of
     ----------------------
the Grandparent and its successors.

     Omnipoint Services.  Omnipoint Communications Services, LLC, a Delaware
     ------------------
limited liability company, together with its successors.

       OPCS.  OPCS Philadelphia Holdings, LLC, a Delaware limited liability
       ----
company (successor by way of merger to OPCS Philadelphia Holdings, Inc., a Delaware corporation).

     OPCS Advances.  The "Advances", as defined in the OPCS Loan Agreement.
     -------------

     OPCS Commitments.  The "Commitments", as defined in the OPCS Loan
     ----------------
Agreement.

     OPCS Ericsson Related Expenses.  At any date, "Ericsson Related Expenses",
     ------------------------------
as defined in the OPCS Loan Agreement, as of such date.

     OPCS Loan Agreement.  The Loan Agreement dated as of July 25, 1997 among
     -------------------
OPCS, Ericsson and the lenders named therein, as amended, modified and supplemented from time to time.

     OPCS Net Ericsson Related Expenses.  At any date, "Net Ericsson Related
     ----------------------------------
Expenses", as defined in the OPCS Loan Agreement, as of such date.

     OPCS Other Costs.  At any date, "Other Costs", as defined in the OPCS Loan
     ----------------
Agreement, as of such date.

       Operating Subsidiary.  Operations and each other Subsidiary of the
       --------------------
Borrower that is engaged in the business of building out and operating one or more BTAs on behalf of one or more License Subsidiaries.

     Operations.  Omnipoint Communications MB Operations, LLC, a Delaware
     ----------
limited liability company, together with its successors.

     Other Cost Advances.  At any date:
     -------------------

          (a) with respect to this Agreement, the lesser of

               (i) the amount, if any, by which the aggregate principal amount of Tranche X Advances then outstanding shall exceed the aggregate amount of Net Ericsson Related Expenses, net of Swedish Expenses as of such date, and the aggregate principal amount of Handset Advances and Interest Advances relating to this Agreement outstanding as of such date, and

               (ii) the aggregate amount of Net Other Costs as of such date; and

          (b) with respect to the OPCS Loan Agreement, the lesser of

               (i) the amount, if any, by which the aggregate principal amount of OPCS Advances then outstanding shall exceed the aggregate amount of OPCS Net Ericsson Related Expenses as of such date and the aggregate principal amount of Handset Advances and Interest Advances relating to the OPCS Loan Agreement outstanding as of such date, and

               (ii) the aggregate amount of Net OPCS Other Costs as of such date.

     Other Costs.  The aggregate purchase price paid (including amounts paid or
     -----------
incurred with respect to any Permitted BTA on a date before the date that such Permitted BTA shall have become a Permitted BTA) or being paid by the Borrower and its Subsidiaries with the proceeds of an Advance hereunder simultaneously with the making of such Advance for

          (a) equipment and services approved by Ericsson (but excluding equipment and services provided by Ericsson under the Equipment Acquisition Agreement) that are:

               (i) integral to the PCS Systems to be built out in such Permitted BTA or such Permitted BTA and one or more other Permitted BTAs (in any case other than any portions thereof theretofore disposed of pursuant to an FCC License Partition),

               (ii)  purchased by the Borrower or an Operating Subsidiary, and

               (iii) purchased in connection with infrastructure-related construction, engineering and design relating to equipment purchased from Ericsson, including site-acquisition costs and microwave-relocation costs, and

          (b) Real Estate located in any such Permitted BTA (other than any such portion) with an aggregate acquisition price not exceeding ***** and in each case that is subject to a first-priority lien in favor of the Collateral Agent and that is acquired

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                                       24
     in connection with the operation of mobile switching centers, base station controllers, base transceiver stations and/or home location registers,

but excluding, unless and to the extent otherwise consented to in writing by the
--- ---------
Administrative Agent, any Excluded Other Costs.

     Other Taxes.  See (S)4.03(b).
     -----------

     Ownership Fraction.  At any date, a fraction, expressed as a percentage,
     ------------------
that is ***** to:

          (a) a fraction, the numerator of which is the ***** legally and beneficially owned by the ***** as of such date and the denominator of which is the ***** as of such date, ***** by

          (b) a fraction, the numerator of which is the ***** legally and beneficially owned by the ***** as of such date and the denominator of which is the ***** as of such date.

     Parent.  OPCS Two LLC, a Delaware limited liability company, together with
     ------
its successors.

     Parent Pledge Agreement.  See (S)8.14(b).
     -----------------------

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
     ----
ERISA, or any Governmental Body succeeding to the functions thereof.

     PCS. The business of providing mobile communications services through the
     ---
use of microcells on microwave broadband frequencies with numerous low-power transmitters, each serving a small area, but excluding cellular telephone services.

     PCS System.  A PCS radio-telephone system constructed and operated pursuant
     ----------
to an FCC License therefor held by a License Subsidiary.

     Permitted BTA.   At any date:
     -------------

          (a) any BTA the FCC License for which is listed in Part I, II or III of Schedule 1.01 and is held by a License Subsidiary as of such date,

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                                       25

          (b) any BTA for which an FCC License is acquired at the time of or prior to a disposition, as provided in (S)7.06(b)(iii)(B)(II), (III) and
     (IV) and

          (c) any other BTA acceptable to the Required Lenders the FCC License for which is held by a License Subsidiary as of such date,

in any case other than any BTA that shall have become an Excluded BTA on or before such date.

     Permitted C-Block FCC License Transfer.  *****

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separately with the Securities and Exchange Commission. Confidential treatment
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                                       26

     *****

     Permitted Liens.  See (S)7.02.
     ---------------

     Permitted Loan Agreement.  As defined in the Intercreditor Agreement.
     ------------------------

     Permitted Stock Transfer.  *****
     ------------------------

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separately with the Securities and Exchange Commission. Confidential treatment
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                                       27

     Person.  Any natural person, corporation, firm, joint venture, limited
     ------
liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     Plan.  With respect to any Loan Party or any ERISA Affiliate, at any time,
     ----
an employee pension benefit plan as defined in (S)3(2) of ERISA (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under (S)412 of the IRC and

          (a) is maintained for the employees of the Borrower or any ERISA Affiliate, or

          (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under (S)4064 or 4069 of ERISA in the event that such plan has been or were to be terminated.

     POPs.  With respect to any BTA or geographic area included therein, the
     ----
population of such BTA or geographic area as set forth in the 1990 census of the United States by the United States Census Bureau.

     Portion of Excess Proceeds.  With respect to any Person, the sale of any
     --------------------------
BTA and any date of determination, a ratable portion (determined by reference to the respective amounts of the Advances, other vendor-financing advances, advances under other Permitted Loan Agreements and capital (including Subordinated Debt) contributed to the Borrower by such Person and other Persons, in each case as determined immediately after giving effect to any prepayment of Advances and other vendor-financing advances and advances under other Permitted Loan Agreements as a result of such sale) of the Excess Proceeds relating to such sale.

     Preceding Fiscal Quarter.  See (S)7.05(d).
     ------------------------

     Property.  All types of real, personal, tangible, intangible or mixed
     --------
property, including each FCC License held by a License Subsidiary.

     Proposed C-Block General License Revocation Event.  Any notice of proposed
     -------------------------------------------------
rulemaking or other proposal by the FCC as to the possible adoption of any rule or taking of any action that would be a C-Block General License Revocation Event or any other event or circumstance that with the passage of time would become a C-Block General License Revocation Event or that would be a C-Block General License Revocation Event but for the existence of any stay or injunction then in effect with respect thereto.

     Qualified Joint Venture.  *****
     -----------------------

     Rate Hedging Agreements.  Any and all agreements, devices or arrangements
     -----------------------
designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to dollar-denominated or cross-currency interest-rate exchange agreements, forward-currency-exchange agreements, interest-rate-cap or dollar-protection agreements, forward-rate-currency or interest-rate options, puts and warrants, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     RCRA.  The Resource Conservation and Recovery Act of 1976, as amended, 42
     ----
USCA (S)6901 et seq.

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separately with the Securities and Exchange Commission. Confidential treatment
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                                       29

     Real Estate.  Any parcel of real property or any facility currently (or for
     -----------
purposes of compliance with Environmental Laws, formerly) owned, operated or controlled by the Borrower or any of its Subsidiaries.

     Register.  See (S)12.07(c).
     --------

     Reportable Event.  The occurrence of any of the events set forth in
     ----------------
(S)4043(c) of ERISA or the regulations thereunder with respect to a Plan.

     Required Lenders.  At any date:
     ----------------

          (a) Tranche X Lenders owed at least 66 2/3% in interest of the sum of
     (i) the aggregate unpaid principal amount of the Tranche X Advances then-outstanding, and (ii) the undrawn Tranche X Commitments then-outstanding, and

          (b) Tranche Y Lenders owed at least 66 2/3% in interest of the sum of
     (i) the aggregate unpaid principal amount of the Tranche Y Advances then-outstanding, and (ii) the undrawn Tranche Y Commitments then-outstanding.

     Restricted Ericsson Expenses.  At any date, the aggregate amount, without
     ----------------------------
duplication, of all Attributed Expenses relating to Ericsson Related Expenses with respect to any Permitted BTA that shall have become an Excluded BTA or any geographic area within a Permitted BTA for which the right to provide PCS services shall have been disposed of pursuant to an FCC License Partition permitted under (S)7.06(b)(iii) on or before such date.

     Restricted OPCS Ericsson Expenses.  At any date, "Restricted Ericsson
     ---------------------------------
Expenses", as defined in the OPCS Loan Agreement, as of such date.

     Restricted OPCS Other Costs.   At any date, "Restricted Other Costs", as
     ---------------------------
defined in the OPCS Loan Agreement, as of such date.

     Restricted Other Costs.   At any date, the aggregate amount, without
     ----------------------
duplication, of all Attributed Expenses relating to Other Costs with respect to any Permitted BTA that shall have become an Excluded BTA or any geographic area within a Permitted BTA for which the right to provide PCS services shall have been disposed of pursuant to an FCC License Partition permitted under
(S)7.06(b)(iii) on or before such date.

     Revenue.  For any period, with respect to the Borrower and its
     -------
Subsidiaries, on a Consolidated basis,

          (a) the sum, without duplication, of

               (i) gross billings to subscribers, net of taxes and other direct pass-through charges,

               (ii) (if positive) revenue from the sale of equipment in the ordinary course of business, net of the cost of such equipment,

               (iii) so-called "roamer revenue", net of direct pass-through charges, and

               (iv) other revenue (in the case of resales net of associated direct costs),

     in each case as determined in accordance with GAAP, minus

          (b) all revenue arising from payments by Affiliates (except where the Affiliate is acting as a reseller of goods or services),

in each case as determined with respect to such period.

     Second LIBOR Method.  The terms and provisions of this Agreement relating
     -------------------
to LIBOR Advances specified as being applicable when the Second LIBOR Method is applicable under (S)2.11.

     Second Optional Payment Date.  With respect to any calendar month, the
     ----------------------------
second Trading Day after the 20th day of such calendar month (or, if such 20th day is not a Trading Day, the next-following Trading Day).

     Secured Parties.  Collectively, the Administrative Agent, the Collateral
     ---------------
Agent, the Lenders and the other agents and lenders parties to the Intercreditor Agreement.

     Security Agreement.   At any date, any Subsidiary Security Agreement,
     ------------------
Borrower Security Agreement, Parent Pledge Agreement and D-, E- and F- Block Subsidiary Parent Pledge Agreement theretofore delivered that shall not have been terminated and released in accordance with its terms.

     Services Agreement.  The Services Agreement substantially in the form of
     ------------------
Exhibit
D-1.

     Significant Subsidiary.  Any of (a) OCI or any of its Subsidiaries, (b)
     ----------------------
OPCS or any of
its Subsidiaries, and (c) any "significant subsidiary" within the meaning of Rule 1.02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, but excluding for purposes of clause (c) any such Subsidiary the sole asset of which is an FCC License purchased from the FCC in its "C-block" auction.

     Solvent.  With respect to any Person on a particular date, the condition
     -------
that on such date,

          (a) the present fair salable value of the assets of such Person is greater than the total amount that will be required to pay the probable liabilities of such Person as and when they become due, including Contingent Obligations, of such Person;

          (b) such Person is paying, and believes that it will be able to pay in the future, its debts generally as and when they become due; and

          (c) such Person is not engaged in business or a transaction, or is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

     Stock.  With respect to any Person, any and all shares of capital stock,
     -----
partnership, membership or other interests or units, participations or equivalent rights of or in such Person and interests, participations, warrants, convertible securities or other equivalents (however designated) therein or with respect thereto.

     Subordinated Debt.  Indebtedness of the Borrower as to which the holder
     -----------------
thereof has executed a Subordination Agreement.

     Subordination Agreement.  A Subordination Agreement in substantially the
     -----------------------
form of Exhibit G.
        ---------

     Subsidiary.  As to any Person, any corporation, association, partnership,
     ----------
joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly, either

          (a) in respect of a corporation, owns or controls more than 50% of the outstanding capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or

          (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     Subsidiary Guaranty.  See (S)8.15(d).
     -------------------

     Subsidiary Security Agreement.  See (S)8.14(e).
     -----------------------------

     Support Agreement.  See (S)8.25.
     -----------------

     Swedish Expenses.  With respect to any date, Ericsson Related Expenses as
     ----------------
of such date relating to CMS 40/PCS 1900 equipment and software manufactured in and shipped from Sweden that constitute Eligible Swedish Goods and Services (as defined in the Bank of America Loan Agreement) for which a Disbursement Claim (as defined in the Bank of America Loan Agreement) has been made by Ericsson, minus the aggregate amount of all Restricted Ericsson Expenses as of such date in respect of such equipment and software.

     Taxes.  See (S)4.03(a).
     -----

     Termination Date.  August 4, 2001.
     ----------------

     Trading Day.  Any day on which the securities exchange or over-the-counter
     -----------
market to be used for purposes of determining the Market Price for Omnipoint Common Stock, as provided in the definition of Market Price, is open for trading in securities.

     Trading Volume.  At any Trading Day, if shares of Omnipoint Common Stock
     --------------
are then primarily traded on a market that does not count sales and purchases as separate transactions in determining trading volume for any Trading Day, the trading volume for such shares announced by such market on such Trading Day, and otherwise ***** of the trading volume for such shares announced by such market on such Trading Day.

     Tranche X Advances.  See (S)2.01(a).
     ------------------

     Tranche X Borrowing Base.  At any date:
     ------------------------

          (a)  prior to *****

               (i) Net Ericsson Related Expenses, net of Swedish Expenses, as of such date, plus

               (ii)   the lesser of:

                    (A)  (1)  the Maximum Other Cost Amount as of such date,

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                                       33
                    minus

                         (2) on and after ***** one half of the amount
                    calculated pursuant to clause (iii) below as of ***** and

                    (B)  the greater of:

                         (1) the aggregate amount of Net Other Costs and Excess
                    Handset Costs as of such date, minus the aggregate principal amount of the Advances theretofore prepaid pursuant to
                    (S)3.02(e), and

                         (2)  the lesser of:

                              (I) ***** of Net Ericsson Related Expenses as
                    of such date, and

                              (II) the aggregate amount of Net Other Costs and
                         Excess Handset Costs incurred as of such date, plus

               (iii)  (A)    until ***** interest accrued and paid or
               payable on the Tranche X Advances and under the Bank of America Loan Agreement and interest accrued on outstanding invoices under the Letter Agreement dated as of February 9, 1998 between Ericsson and the Borrower (whether or not paid) through ***** and

                    (B) on and after ***** , the lesser of:

                         (1) the amount computed pursuant to clause (iii)(A)
                    above, and

                         (2) ***** of Net Ericsson Related Expenses,

               in either case as determined as of such date, plus

               (iv) the aggregate amount of any fees payable to EKN in respect of any EKN Guarantees, and

          (b)  thereafter:

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                                       34

               (i) the aggregate principal amount of the Tranche X Advances as of such date, minus

               (ii) the aggregate amount, without duplication, of all Attributed Expenses with respect to any Permitted BTA that shall have become an Excluded BTA or any geographic area within a Permitted BTA that shall have been disposed of in connection with an FCC License Partition permitted under (S)7.06(b)(iii) as of such date (other than any portion thereof related to Swedish Expenses).

     Tranche X Borrowing Base Certificate.  A certificate, in form and substance
     ------------------------------------
satisfactory to the Administrative Agent, duly certified by the chief or principal financial or accounting officer of the Borrower, stating the amount of the Tranche X Borrowing Base as of the date of such certificate and setting forth in reasonable detail the calculation of the amount thereof.

     Tranche X Commitment.  For any Tranche X Lender at any date, the Tranche X
     --------------------
Maximum Commitments as of such date, multiplied by such Tranche X Lender's Tranche X Commitment Percentage as of such date.

     Tranche X Commitment Percentage.  For any Tranche X Lender, the percentage
     -------------------------------
next to the heading "Tranche X Commitment Percentage" opposite its name on the signature pages hereof or, if such Lender has entered into an Assignment and Acceptance, in the Register maintained by the Administrative Agent pursuant to
(S)12.07(c).

     Tranche X Lender.  Any Lender for which there is a percentage greater than
     ----------------
zero next to the heading "Tranche X Commitment Percentage" opposite its name or on the signature pages hereof or, if such Tranche X Lender has entered into an Assignment and Acceptance, in the Register maintained by the Administrative Agent pursuant to (S)12.07(c).

     Tranche X Loan.  A loan consisting of simultaneous Tranche X Advances of
     --------------
the same Type made by the Tranche X Lenders.

     Tranche X Maturity Date.  The earlier of:
     -----------------------

          (a)  August 4, 2006, and

          (b) the date of the acceleration of the Tranche X Advances pursuant to
     (S)3.02(c) or 10.01.

     Tranche X Maximum Commitments.  At any date, an amount that is equal to:
     -----------------------------

          (a) $202,500,000, until Ericsson shall have advised the Borrower that the Board of Directors, or other appropriate authorities, of LM Ericsson Telefonaktiebolaget shall have approved the increase of the Tranche X Maximum Commitment to $217,500,000, and thereafter $217,500,000, plus

          (b) the sum of the Tranche Y Recovery Amounts as of such date with respect to all Tranche Y Advances (other than Tranche Y Interest Advances) that shall theretofore have been prepaid (other than prepayments pursuant to (S) 3.02(g)(i)), plus

          (c) the aggregate amount of the Transferred Commitments as of such date, plus

          (d) the aggregate principal amount of the Tranche Y Advances theretofore converted into Tranche X Advances pursuant to (S)2.06(b), minus

          (d) the aggregate principal amount of the Tranche Y Advances at any time outstanding (other than Tranche Y Interest Advances), minus

          (e) the aggregate amount by which the Tranche X Maximum Commitments shall have been permanently reduced pursuant to (S)2.12(c) on or prior to such date.

     Tranche Y Advances.  The meaning specified in Section 2.01(b).
     ------------------

     Tranche Y Commitment.  For any Tranche Y Lender at any date, the Tranche Y
     --------------------
Maximum Commitments as of such date, multiplied by such Tranche Y Lender's Tranche Y Commitment Percentage as of such date.

     Tranche Y Commitment Percentage.  For any Tranche Y Lender, the percentage
     -------------------------------
next to the heading "Tranche Y Commitment Percentage" opposite its name on the signature pages hereof or, if such Lender has entered into an Assignment and Acceptance, in the Register maintained by the Administrative Agent pursuant to
(S)12.07(c).

     Tranche Y Initial Mandatory Payment Date.  Any date on which the Tranche Y
     ----------------------------------------
Loans would be required to be paid or prepaid in full under (S)3.01(b) or
(S)3.02(g) but for provisions thereof pertaining to any limitation imposed by
(S)2.07(b)(VIII) on payments by delivery of Omnipoint Common Stock.

     Tranche Y Interest Advances.  Any Tranche Y Advance for which the Draw
     ---------------------------
Request with respect thereto specifies that the proceeds thereof will be used to pay accrued and unpaid interest on then-outstanding Tranche Y Advances.

     Tranche Y Lender.  Any Lender for which there is a percentage greater than
     ----------------
zero next to the heading "Tranche Y Commitment Percentage" opposite its name or on the signature pages hereof or, if such Lender has entered into an Assignment and Acceptance, in the Register maintained by the Administrative Agent pursuant to (S)12.07(c).

     Tranche Y Loan.  A loan consisting of simultaneous Tranche Y Advances made
     --------------
by the Tranche Y Lenders.

     Tranche Y Maturity Date.  The earlier of:
     -----------------------

          (a) August 4, 2007, unless at such date the Borrower shall have elected to repay the Tranche Y Advances and interest thereon by delivery of Omnipoint Common Stock and cannot pay all such amounts by such delivery by reason of (S)2.07(b)(VIII), in which case such date shall be postponed by successive ***** day periods until the Borrower either shall have elected to pay all such amounts in cash or by such delivery and, if electing to pay by such delivery, is not prevented from making such payment in full by such delivery by reason of such Section, and

          (b) the date of the acceleration of the Advances pursuant to
     (S)3.02(d) or 10.01.

     Tranche Y Maximum Commitments.  At any date, an amount that is equal to:
     -----------------------------

          (a)  $100,000,000, plus

          (b) the aggregate principal amount of any Tranche Y Interest Advances then outstanding, plus

          (c) until August 4, 2003, accrued and unpaid interest on Tranche Y Advances then outstanding, minus

          (d) the amount by which the aggregate principal amount of Other Cost Advances then outstanding under this Agreement and the OPCS Loan Agreement shall exceed $100,000,000, minus

          (e) the amount, if any, by which the aggregate principal amount of the Tranche X Advances then outstanding shall exceed (i) $102,500,000, until the Tranche X Maximum Commitments shall have been increased pursuant to subclause (a) of the definition thereof to $217,500,000, and thereafter $117,500,000, plus (ii) the Transferred Commitments on such date, minus

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                                       37

          (f) the aggregate amount by which the Tranche Y Maximum Commitments shall have been permanently reduced pursuant to (S)2.12(c) on or prior to such date.

     Tranche Y Mirror Note.  See (S)7.04(k).
     ---------------------

     Tranche Y Notice Date.   See (S)2.07(b)(II).
     ---------------------

     Tranche Y Recovery Amount.  At any date and for any Tranche Y Advances
     -------------------------
(other than Tranche Y Interest Advances that shall theretofore have been prepaid), an amount equal to the aggregate principal amount of such Tranche Y Advances that shall have been prepaid in cash, plus the lesser of:

          (a) the aggregate principal amount of such Tranche Y Advances that shall have been prepaid by delivery of Omnipoint Common Stock, and

          (b) the sum, for all Trading Days after the later of (A) the date of such prepayment and (B) the date on which the Tranche Y Recovery Amount in respect of all prior prepayments of Tranche Y Advances shall equal the aggregate principal amount thereof, and up to such date of determination, of the following amounts, as determined for each such Trading Day: (1) the Trading Volume of Omnipoint Common Stock on such Trading Day, multiplied by
     (2) the Market Price of Omnipoint Common Stock as of such Trading Day, multiplied by (3) *****

     Transferred Commitments.  At any date, the aggregate amount by which the
     -----------------------
Tranche X Maximum Commitments shall have been increased pursuant to (S)2.12(a).

     Type.  As to any Tranche X Loan, its nature as a Base Rate Loan or a LIBOR
     ----
Loan.

     Voting Stock.  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     West Palm Beach BTA.  BTA No. 469.
     -------------------

     Wholly Owned.  As applied to any Subsidiary of a Person, a Subsidiary all
     ------------
the outstanding shares (other than directors' qualifying shares, if required by law) of every class of Stock of which are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

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                                       38

     Working Capital.  With respect to any date of determination, the difference
     ---------------
between the "current assets" and "current liabilities" of the Borrower and its Subsidiaries on a Consolidated basis as of such date of determination in accordance with GAAP.

     Section  1.02.  Rules of Interpretation.  (a)  A reference to any document
                     -----------------------
or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

     (h) Reference to a particular "(S)" or Exhibit refers to that section or that exhibit to this Agreement, unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section  1.03.  Accounting Terms.  Except as otherwise expressly provided
                     ----------------
herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent shall be prepared in accordance with the following ("GAAP"):
            ----

          (a) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect at December 31, 1997, and

          (b) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended at the date referred to in clause (a) above;

provided that, if such Board after the date hereof shall promulgate or adopt
--------
principles that are materially different from those in effect at December 31, 1996, the Borrower and the Lenders will endeavor in good faith to amend this Agreement in order to amend (i) the definition of GAAP to include such different principles, and (ii) the other provisions of this Agreement so as to reflect in substance the same limitations and restrictions as in effect prior to such amendment to the definition of GAAP. Prior to the effective date, if any, of any such amendment, GAAP shall, however, continue to include only the principles specified in clause (a) of the preceding sentence.


                                 ARTICLE  II.

                                   THE LOANS
                                   ---------

     Section  2.01.  The Advances.  (a)  Each Tranche X Lender severally agrees,
                     ------------
on the terms and conditions hereinafter set forth, to make advances (the

"Tranche X Advances") to the Borrower on any Business Day from the date hereof
-------------------
until the earlier of:

          (i)   the Termination Date, and

          (ii) the termination of the Tranche X Commitments in their entirety pursuant to (S)2.12 or the termination of the Tranche X Commitments pursuant to (S)10.01,

up to an aggregate principal amount not to exceed such Tranche X Lender's Tranche X Commitment. Each Tranche X Loan shall be in an amount equal to at least U.S.$1,000,000 (or, if less, the aggregate remaining unused amounts of all Tranche X Lenders' Tranche X Commitments) (unless such Tranche X Loan is made in order to pay Ericsson any amount owing to Ericsson or any Affiliate thereof, in which case there shall be no minimum amount for such Tranche X Advance) and shall consist of Tranche X Advances of the same Type made on the same day by the Tranche X Lenders ratably according to their respective Tranche X Commitments.

     In no event shall the aggregate principal amount of all Tranche X Advances outstanding on any date exceed the lesser of:

          (i) the Tranche X Maximum Commitments as of such date, and

          (ii) the Tranche X Borrowing Base as of such date.

          (b) Each Tranche Y Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (the "Tranche Y Advances") to
                                                         ------------------
the Borrower on any Business Day from the date hereof until the earlier of:

          (i)   the Termination Date, and

          (ii) the termination of the Tranche Y Commitments in their entirety pursuant to (S)2.12 or the termination of the Tranche Y Commitments pursuant to (S)10.01,

up to an aggregate principal amount not to exceed such Tranche Y Lender's Tranche Y Commitment. Each Tranche Y Loan shall be in an amount equal to at least U.S.$1,000,000 (or, if less, the aggregate remaining unused amounts of all Tranche Y Lenders' Tranche Y Commitments) (unless such Tranche Y Loan is to be comprised of Tranche Y Interest Advances, in which case there shall be no minimum amount for such Tranche Y Advance) and shall consist of Tranche Y Advances made on the same day by the Tranche Y Lenders ratably according to their respective Tranche Y Commitments.

     In no event shall the aggregate principal amount of all Tranche Y Advances available for borrowing on any date exceed the Tranche Y Maximum Commitments as of such date, minus the Tranche Y Advances then outstanding.

     Section  2.02.  Making the Advances.  (a)  Except as otherwise provided in
                     -------------------
(S)2.02(b), each Loan shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Loan in the case of a Loan consisting of LIBOR Advances (or, while the First LIBOR Method is applicable, such shorter period to which the Administrative Agent may consent), or the first Business Day prior to the date of the proposed Loan in the case of Tranche X Loan consisting of Base Rate Advances or a Tranche Y Loan, by the Borrower to the Administrative Agent, which shall give to each Applicable Lender prompt notice thereof by telecopier or telex. Each such notice of a Loan (a "Draw Request") shall be by telecopier or telex,
                     ------------
substantially in the form of Exhibit B hereto, specifying therein:
                             ---------

          (i) the requested date of such Loan (which shall be a Business Day);

          (ii) whether such Loan is a Tranche X Loan or a Tranche Y Loan;

          (iii) if such Loan is a Tranche X Loan, the requested Type of Advances comprising such Loan; provided that:

               (A) while the First LIBOR Method is applicable, the Borrower may not request Advances of one Type while there are Advances of the other Type outstanding, and

               (B) while the Second LIBOR Method is applicable, the Borrower may not request that Advances be LIBOR Advances if, after giving effect to such Advances, there would be more than three different Interest Periods then in effect;

          (iv) if such Loan is a Tranche Y Loan, whether the proceeds of such Loan will be used to pay accrued and unpaid interest on the outstanding Tranche Y Advances;

          (v) the requested aggregate principal amount of such Loan; and

          (vi) the account to which the proceeds of such Loan shall be paid.

Each Draw Request:

          (A) with respect to a Tranche X Loan shall be accompanied by a Tranche X Borrowing Base Certificate that, among other things, shows the Tranche X Borrowing Base as of the date of such Draw Request;

          (B) with respect to a Tranche X Loan or a Tranche Y Loan shall be accompanied by a certificate that shows the Tranche X Maximum Commitment or the Tranche Y Maximum Commitment, as applicable, as of the date of such Draw Request and sets forth in reasonable detail the calculation of the amount thereof; and

          (C) shall be accompanied such additional documents as may be required by Article IX.

     Each Applicable Lender shall, before 12:00 noon (New York City time) on the date of such Loan, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account in same-day funds, such Lender's ratable portion of such Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Articles VIII and IX, the Administrative Agent will wire transfer same-day funds in the aggregate principal amount of such Loan to such account as the Borrower shall have specified in its Draw Request. If the Administrative Agent shall receive such funds and if such applicable conditions shall be fulfilled prior to 12:00 A.M. (New York City time) on the date of any proposed Loan, the Administrative Agent shall commence the wire transfer (or direct its bank to commence the wire transfer) of such funds to such account by 2:00 P.M. (New York City time).

     (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select LIBOR Advances for any Tranche X Loan if the aggregate amount of such Loan is less than $5,000,000 or if the obligation of the Tranche X Lenders to make LIBOR Advances shall then be suspended pursuant to
(S)2.05 or 4.01 and (ii) there shall be no more than three Interest Periods for LIBOR Advances at any one time in effect.

     (c) Each Draw Request shall be irrevocable and binding on the Borrower. In the case of any Tranche X Loan that the related Draw Request specifies is to be comprised of LIBOR Advances and while the Second LIBOR Method is applicable, the Borrower shall indemnify each Applicable Lender against any loss, cost or expense incurred by such Applicable Lender as a result of any failure to fulfill on or before the date specified in such Draw Request for such Loan the applicable conditions set forth in Articles VIII and IX, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Applicable Lender to fund the Advance to be made by such Applicable Lender as part of such Loan when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Administrative Agent shall have received notice from an Applicable Lender prior to the date of any Loan that such Applicable Lender will not make available to the Administrative Agent such Lender's ratable portion of such Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Loan in accordance with subsection (a) of this (S)2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Applicable Lender shall not have so made such ratable portion available to the Administrative Agent, such Applicable Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Loan and (ii) in the case of such Applicable Lender, the Federal Funds Rate. If such Applicable Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Applicable Lender's Advance as part of such Loan for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Loan shall not relieve any other Applicable Lender of its obligation, if any, hereunder to make its Advance on the date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Loan.

     Section  2.03.  Fees.  (a)  Usage Fee.  *****
                     ----        ---------

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                                       43

*****

     (b) Syndication Fee.  If Ericsson shall sell or otherwise assign all or any
         ---------------
portion of any Advances owing to it or any of its Commitments hereunder to any Person other than an Affiliate of Ericsson, the Borrower shall pay to Ericsson such fee as is actually payable to any such Person in connection with such sale or assignment, up to a maximum amount equal to ***** of the aggregate principal amount of the Advances or Commitments so sold or assigned.

     (c) Agents' Fees.  The Borrower shall pay to the Administrative Agent (if
         ------------
other than Ericsson or any of its Affiliates) and the Collateral Agent for their own respective accounts such reasonable and customary fees as may from time to time be agreed between the Borrower and each such Agent.

     Section  2.04.  Interest.  (a)  Except as provided in subsection (c) below,
                     --------
the Borrower shall pay interest on the unpaid principal amount of each Tranche X Advance owing to each Applicable Lender from and including the date of such Advance through but excluding the date on which such principal amount shall be paid in full, at the following rates per annum:

          (i) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the Maturity Date with respect to such Advance.

          (ii) During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance (or, if the First LIBOR Method is applicable, during each Interest Period while such Advance is outstanding as a LIBOR Advance) to the sum of (A) LIBOR for such Interest Period for such Advance, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears on the last day of such Interest Period and on the date on which such Advance shall be Converted or repaid or prepaid, in whole or in part.

     (b) Except as provided in subsection (c) below, the Borrower shall pay interest on the unpaid principal amount of each Tranche Y Advance owing to each Applicable Lender

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                                       44
from and including the date of such Advance through but excluding the date on which such principal amount shall be paid in full, at:

          (i) until August 4, 2003, the rate of 8% per annum;

          (ii) for each period beginning on each August 4 and ending on the next following July 31, beginning with the period beginning on August 4, 2003, the rate per annum that is 2% higher than the rate per annum that was applicable immediately prior to such date; and

          (iii) after any Tranche Y Initial Mandatory Payment Date, the rate of 8% per annum.

All interest payable pursuant to this subsection (b) shall be payable in arrears semi-annually on the 31st day of each July and January during such periods and on the Tranche Y Maturity Date.

     (c) Upon the occurrence and during the continuance of an Event of Default under (S)10.01(a), the Borrower shall pay interest on

          (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) or (b) above, at a rate per annum equal at all times to 4.00% per annum above the rate per annum then required to be paid on such Advance pursuant to clause (a) or
     (b) above, and

          (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 4.00% per annum above the rate per annum then required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

     Section  2.05.  Interest Rate Determination.  (a)  If, with respect to any
                     ---------------------------
LIBOR Advances, the Required Lenders (other than any Tranche Y Lenders) notify the Administrative Agent that LIBOR for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Applicable Lenders, whereupon:

          (i) each LIBOR Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

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                                       45

          (ii) (A) while the First LIBOR Method is applicable, the obligation of the Applicable Lenders to make or to Convert Advances into, LIBOR Advances shall be suspended as of the last day of the then-existing Interest Period therefor, and

               (B) while the Second LIBOR Method is applicable, the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately,

     until such time as the Administrative Agent shall notify the Borrower and the Lenders (other than any Tranche Y Lenders) that the circumstances causing such suspension no longer exist.

     (b) On the date on which the aggregate unpaid principal amount of all LIBOR Advances shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (c) Upon the occurrence and during the continuance of any Event of Default under (S)10.01(a):

          (i) each LIBOR Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) (A) while the First LIBOR Method is applicable, the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended as of the last day of the then-existing Interest Period therefor, and

               (B) while the Second LIBOR Method is applicable, the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately.

     (d) If the Administrative Agent cannot determine LIBOR for any LIBOR
Advances:

          (i) the Administrative Agent shall forthwith notify the Borrower and the Applicable Lenders that the interest rate cannot be determined for such LIBOR Advances,

          (ii) each such Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

          (iii) (A) while the First LIBOR Method is applicable, the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended as of the last day of the then-existing Interest Period therefor, and

               (B) while the Second LIBOR Method is applicable, the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately,

     until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     Section  2.06.  Conversion of Advances.  The Borrower may on any Business
                     ----------------------
Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of (S)(S)2.07 and 2.09, Convert all Tranche X Advances of one Type comprising the same Loan into Tranche X Advances of the other Type; provided that,
                   --------

          (a) while the Second LIBOR Method is applicable,

               (i) any Conversion of LIBOR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBOR Advances, and

               (ii) the Borrower may not Convert Base Rate Advances into LIBOR Advances if, (A) after giving effect to such Conversion, there would be more than three Interest Periods in effect or (B) the Advances to be Converted would be less than the minimum amount specified in
          (S)2.02(b), and

          (b) while the First LIBOR Method is applicable, the Borrower may not Convert any Advances of one Type into Advances of the other Type unless it Converts all Advances of one Type into Advances of the other Type.

Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, and (y) the Advances to be Converted. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     Section  2.07.  Payments and Computations.  (a)  Except as provided in
                     -------------------------
subsection (b) below, the Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same-day funds.

     (b) Subject to the terms and conditions contained in this subsection (b) and except as otherwise provided herein, the Borrower shall have the option to make:

          (i) after *****, any payment that is due in respect of interest on or principal of any Tranche Y Loan hereunder, and

          (ii) at any date any such payment in connection with an optional or mandatory prepayment of all or any portion of the Tranche Y Loans,

by delivering to the Administrative Agent in satisfaction of all or any part of such payment on the date when due a whole number of shares of Omnipoint Common Stock that is at least equal to:

          (A) the amount of such payment that is to be made by delivery of Omnipoint Common Stock, divided by

          (B) ***** of (1) in the case of any such payment after any Tranche Y Initial Mandatory Payment Date, the Market Price of a share of Omnipoint Common Stock, as determined as of the Trading Day immediately preceding the Tranche Y Notice Date relating to such Tranche Y Initial Mandatory Payment Date, and (2) in any other case, the Market Price of a share of Omnipoint Common Stock, as determined as of the Trading Day immediately preceding the Tranche Y Notice Date relating to such payment.

Such shares shall be delivered by 10:00 a.m. (New York City time) on the day of any payment, at the election of each Tranche Y Lender by notice to the Borrower, either by (x) delivery of certificates in the name of such Tranche Y Lender or its designee evidencing such Shares, or (y) crediting such Shares in the name of such Tranche Y Lender or its designee with a depository selected by such Tranche Y Lender. Each Tranche Y Lender may notify the Borrower from time to time of the manner in which it desires to receive such Omnipoint Common Stock. In the absence of such notice, delivery to a Tranche Y Lender shall be made as provided in clause (x) of the second-preceding sentence.

     The Borrower shall have the option to make a payment by delivery of Omnipoint Common Stock as provided in this subsection (b) only if each of the following shall be true at the time of such payment:

          (I) *****


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                                       48

          (II) The Borrower shall have given irrevocable advance written notice to the Administrative Agent and each Tranche Y Lender by 10:00 a.m. (New York City time) on the Trading Day immediately preceding the date of such payment that it is making such payment by delivery of Omnipoint Common Stock (the date on which such notice is given being the "Tranche Y Notice
                                                              ----------------
     Date").
     ----

          (III) There shall be only one class or series of common stock of the Grandparent, and the rights and benefits of the Omnipoint Common Stock shall not have been amended or otherwise modified in any material respect so as to differ from the rights and benefits applicable to the Omnipoint Common Stock as of the date hereof.

          (IV) It shall be possible to determine the Market Price of shares of Omnipoint Common Stock on the applicable Trading Day under clause (B) above.

          (V) No Event of Default shall have occurred and be continuing, and no event of the nature specified in (S)10.01(e) or (f) shall have occurred with respect to the Grandparent or any Significant Subsidiary of the Grandparent not specified in such Section.

          (VI) If such payment is a prepayment of the Tranche Y Advances pursuant to (S)3.03, such payment shall occur only on the First Optional Payment Date or the Second Optional Payment Date of any calendar month.

          (VII) The delivery of shares of Omnipoint Common Stock to any Tranche Y Lender would not violate any FCC foreign-ownership or other regulations then applicable or any other United States federal or state law or regulation then applicable.

          *****

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                                       49

     *****

          (IX) No such payment may be made unless, at the date of such payment, the Grandparent shall have delivered to the Administrative Agent a certification that at such date the Grandparent is not (and would not be with the passage of time) required to file a report on form 8-K (or any successor thereto) with the Securities and Exchange Commission and no event has occurred on or prior to such date for which the Grandparent is required to file such a report within 15 days after the date of such payment.

If the Borrower shall have elected to make any payment in respect of Tranche Y Advances by delivery of Omnipoint Common Stock, it shall deliver Omnipoint Common Stock to all Tranche Y Lenders ratably in accordance the portion of any such payment to be made by delivery of Omnipoint Common Stock and the respective amounts owing to the Tranche Y Lenders as of such date.

          At any time by notice to the Administrative Agent the Borrower may irrevocably waive its option to make any payment by delivery of Omnipoint Common Stock pursuant to this subsection (b).

          If the Borrower shall have elected to make any payment in respect of Tranche Y Advances by delivery of Omnipoint Common Stock, it shall deliver Omnipoint Common Stock to all Tranche Y Lenders ratably in accordance the portion of any such payment to be made by delivery of Omnipoint Common Stock and the respective amounts owing to the Tranche Y Lenders as of such date, except that if the condition set forth in clause (VI) above of the preceding sentence is not met with respect only to certain Tranche Y Lenders, the Borrower may pay such Tranche Y Lenders cash while paying the other Tranche Y Lenders by delivery of Omnipoint Common Stock.

          Each Tranche Y Lender will observe any applicable Federal securities laws in purchasing or selling Omnipoint Common Stock or options with respect thereto.

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                                       50

     (c) The Administrative Agent will, promptly after its receipt thereof cause:

          (i) to be distributed funds of the kind received relating to the payment of principal or interest or usage fees and other amounts ratably (other than amounts payable pursuant to (S)4.02, 4.03 or 12.04(c)) to the Applicable Lenders for the account of their respective Applicable Lending Offices, and funds of the kind received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement, and

          (ii) to be distributed to the Tranche Y Lenders entitled thereto promptly after its receipt thereof any stock certificates distributed to it pursuant to subsection (b) above.

Upon the Administrative Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
(S)12.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes (whether in cash or, if applicable, stock) in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (d) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable, except that computations of interest on Tranche Y Advances shall be made by the Administrative Agent on the basis of a year of 360 days comprised of 12 30-day months. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next-succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or usage fee, as the case may be; provided that, if such extension would cause payment of interest on or
    --------
principal of LIBOR Advances to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

     (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due and owing to the Applicable Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Applicable Lender on such due date an amount equal to the amount then due such Applicable Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Applicable Lender together with interest thereon, for each day from the date such amount is distributed to such Applicable Lender until the date such Applicable Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (g) To the extent permitted by law, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim. Without limitation of the preceding sentence, to the extent permitted by law, the Borrower's obligation to pay all amounts due under the Loans shall not be affected by any circumstance whatsoever, including:

          (i) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have against Ericsson for any reason whatsoever arising under or pursuant to the Equipment Acquisition Agreement or otherwise relating to the purchase of goods, other property or services from or by Ericsson;

          (ii) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material provided by Ericsson;

          (iii) any actual or alleged default by Ericsson or any other Person under the Equipment Acquisition Agreement; or

          (iv) any other fact or circumstance relating to the Equipment Acquisition Agreement.

No payment hereunder shall affect any rights of the Borrower under any other agreement with Ericsson.

     Section  2.08.  Sharing of Payments, Etc.  If any Lender shall obtain any
                     ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to (S)4.02, 4.03 or 12.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such
                                   --------
excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this (S)2.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section  2.09.  Use of Proceeds.  (a)  The proceeds of Tranche X Advances
                     ---------------
shall be available (and the Borrower shall use such proceeds) for the general corporate and working-capital purposes of the Borrower and its Subsidiaries, including the payment of interest hereunder and under the Bank of America Loan Agreement and the payment of fees owing to EKN in respect of the EKN Guarantees.

     (b) The proceeds of Tranche Y Advances shall be available (and the Borrower shall use such proceeds) for any purpose for which Tranche X Advances shall be permitted to be used, and to make loans to the Grandparent permitted under
(S)7.04(j).


     Section  2.10.  The Notes.  The Borrower irrevocably authorizes each Lender
                     ---------
to make or cause to be made an appropriate notation on the Schedule attached to such Lender's Note of the making of Loans or the receipt of payments. The amount of the Loans set forth on such Schedule, and the applicable tranches thereof, shall be prima facie evidence of the principal amount thereof owing and
                  -----------
unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Schedule shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to make payments of principal of or interest on the Notes when due.

     Section  2.11.  First LIBOR Method and Second LIBOR Method.  The First
                     ------------------------------------------
LIBOR Method shall be applicable at all times until such time as the Second LIBOR Method becomes applicable. If there is a Lender in addition to or other than Ericsson (other than an Affiliate of Ericsson) and the Administrative Agent at the direction of any Lender shall have notified the Borrower that the Second LIBOR Method shall be applicable, the Second LIBOR Method shall become applicable immediately as of the date of such notice; provided that, if any
                                                      --------
LIBOR Advances are then outstanding, the Second LIBOR Method shall become applicable on the last day of the then-existing Interest Period for such LIBOR Advances. After becoming applicable, the Second LIBOR Method shall remain applicable at all times thereafter.

     Section  2.12.  Increases, Reduction or Termination of the Commitments.
                     ------------------------------------------------------
(a) At any time when there shall be no undrawn Tranche X Commitments outstanding, the Borrower may, upon at least three Business Days' notice to the Administrative Agent, increase the amount of the Tranche X Maximum Commitments by all or a portion of the unused portions of the OPCS Commitments. Any such notice shall state the amount of such unused commitments by which the Tranche X Maximum Commitments shall be increased and shall be accompanied by (i) a certificate from OPCS stating that (A) it will not draw on such unused portion of the applicable commitments thereunder until it shall have received a notice from the Administrative Agent stating that such unused portion is again available to be drawn (which notice is to be provided at such time after the repayment of Advances in respect of Transferred Commitments) and (B) any draw on such unused portion will be an "Event of Default" as defined in the OPCS Loan Agreement; and (ii) a Draw Request for a Tranche X Loan in an aggregate principal amount equal to the amount by which the Tranche X Maximum Commitments will be increased.

     (b) The Borrower may, upon at least three Business Days' notice to the Administrative Agent, permanently terminate in whole or reduce in part the unused portions of any Commitments with respect to any tranche of Loans;

provided that each such partial reduction:
--------

          (i) with respect to Commitments relating to any tranche of Loans shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, the aggregate remaining unused amounts of all Applicable Lenders' Commitments in respect of such tranche of Loans), and

          (ii) shall be made ratably among the Applicable Lenders in accordance with their respective Commitments in respect of such tranche of Loans.

Upon any such reduction, if the Borrower shall so specify, the Administrative Agent shall deliver to OPCS, a notice stating that the applicable portion of the unused OPCS Commitment that OPCS had previously agreed not to draw is again available to be drawn.

     (c) (i) The Tranche X Maximum Commitments or the Tranche Y Maximum Commitments, as applicable, shall be automatically and permanently reduced as of any date on which Advances are prepaid pursuant to (S)3.02(a), (b),
     (c), (f) or (S)3.03, by the aggregate principal amount of the Advances so prepaid, except that the Tranche X Maximum Commitment shall not be reduced
              ------
     in the event of a prepayment of Tranche X Advances with the proceeds of an advance under the Bank of America Loan Agreement.

          (ii) The Tranche X Maximum Commitments or the Tranche Y Maximum Commitments other than Tranche Y Interest Advances, as applicable, shall be automatically and permanently reduced or prepaid from time to time as necessary to ensure that the total of the Tranche X Maximum Commitments, the Tranche Y Maximum Commitments (other than in respect of Tranche Y Interest Advances) and the maximum committed amount under the Bank of America Loan Agreement divided by the total number of POPs in all Permitted BTAs does not at any time exceed *****. Each such reduction shall be made, first, to the Tranche X Maximum Commitments (as specified by the Borrower), and, second, to the Tranche Y Advances.

Each such reduction shall be made ratably among the Lenders in accordance with their respective Commitments.

     (d) Termination.  On the Termination Date, except for purposes of
         -----------
(S)3.02(f), the then-remaining undrawn Commitments of the Lenders shall be automatically terminated.


     ARTICLE III.

                     REPAYMENT AND PREPAYMENT OF THE LOANS
                     -------------------------------------

     Section  3.01.  Repayment.  (a)  On each May 4, August 4, November 4 and
                     ---------
February 4 within the periods specified in the table below (or, if such day is not a Business Day, on the next-preceding Business Day), the Borrower will repay a ratable aggregate principal amount of each Tranche X Advance forming part of the same Loan equal to the percentage specified in the table below opposite such periods of the greatest aggregate principal amount of Advances outstanding on any date prior to the date of such repayment.


              Payment Date                Percentage

*****                                       *****


*****                                       *****

*****                                       *****

====================================================

     (b) On the Maturity Date applicable to any Advances, the Borrower shall repay the aggregate then-outstanding principal amount of such Advances, together with any and all accrued and unpaid interest thereon and all other amounts due and owing hereunder, under the Notes and under the other Loan Documents.

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                                       55

     Section  3.02.  Mandatory Prepayments of Loans.  (a)  No later than three
                     ------------------------------
Business Days after its receipt of any Net Cash Proceeds referred to in clause
(i) below, the Borrower shall prepay Advances in an aggregate principal amount equal to

          (i) the Net Cash Proceeds from the direct or indirect sale of any assets of the Borrower and/or any of its Subsidiaries (other than any sale of inventory and other goods in the ordinary course of business or any disposition by way of an FCC License Transfer or an FCC License Partition permitted under (S)7.06(b)(iii)) that is otherwise permitted under this Agreement during any calendar year, to the extent such aggregate Net Cash Proceeds received during such calendar year shall exceed ***** multiplied by

          (ii) a fraction, (A) the numerator of which is the aggregate principal amount of the Advances outstanding at the time of such sale, and (B) the denominator of which is such aggregate principal amount, plus the aggregate principal amount of all Indebtedness outstanding at the time of such sale under all Permitted Loan Agreements the loans under which are required to be prepaid with such Net Cash Proceeds, to the extent the Intercreditor Agreement permits such prepayment.

Any prepayment of Advances under this Agreement pursuant to this subsection (a):

          (x) shall be applied to the prepayment, first, of Tranche X Advances, second, of Tranche Y Interest Advances, and third, of Tranche Y Advances other than Tranche Y Interest Advances;

          (y) shall be applied to the prepayment of a ratable principal amount of Advances forming part of the same Loan then outstanding; and

          (z) shall not reduce the principal amount of Advances required to be repaid on any date pursuant to (S)3.01(a), to the extent that such Advances are outstanding on such date.

No prior prepayment of Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to this subsection (a).

     (b) If, at any time after the occurrence of any FCC License Transfer or FCC License Partition as a result of which any Indebtedness under any Permitted Loan Agreement is required to be prepaid, the Borrower shall make any Distribution (other than a Distribution permitted under (S)7.05(d)) in respect of its Stock or any Indebtedness owing to the Parent or any Affiliate thereof (other than the Borrower and its Subsidiaries), the Borrower will notify the Administrative Agent of its intention to make such Distribution at least 10 Business Days

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                                       56
prior to the proposed date of such Distribution and, if the Required Lenders shall so require by the proposed date of such Distribution and the Borrower shall make such Distribution, shall prepay then-outstanding Advances within five Business Days after receipt of notice of such requirement from the Administrative Agent in an aggregate principal amount equal to the same proportion of the Lenders' Portion of Excess Proceeds in respect of such sale or assignment as such Distribution bore to the Parent's Portion of Excess Proceeds in respect of such sale or assignment, until such time as an aggregate amount equal to the Excess Proceeds in respect of such sale or assignment shall have been paid to the Lenders, the lenders under the Bank of America Loan Agreement and the other Permitted Loan Agreements, other providers of vendor financing to the Borrower and its Subsidiaries and the Parent.

Any prepayment pursuant to this subsection (b):

          (x) shall be applied to the prepayment, first, of a ratable principal amount of Tranche X Advances, second, of Tranche Y Interest Advances, and third, of Tranche Y Advances other than Tranche Y Interest Advances;

          (y) shall be applied to the prepayment of a ratable principal amount of Advances forming part of the same Loan then outstanding; and

          (z) shall not reduce the principal amount of Advances required to be repaid on any date pursuant to (S)3.01(a), to the extent that such Advances are outstanding on such date.


No prior prepayment of Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to this subsection (b).

     (c) By April 30 of each calendar year beginning in *****, the Borrower shall prepay outstanding Tranche X Advances in an aggregate principal amount equal to the lesser of:

          (i) (A) *****% of any Excess Cash Flow in respect of the immediately preceding fiscal year, multiplied by

               (B) a fraction, the numerator of which is the aggregate principal amount of the Tranche X Advances then outstanding, and the denominator of which is the aggregate principal amount then outstanding of all Tranche X Advances and all other loans under each Permitted Loan Agreement that are required to be prepaid out of Excess Cash Flow, and

          (ii) the amount, if any, by which the aggregate principal amount of the Tranche X Advances then outstanding on the date of such prepayment exceeds (A)

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                                       57
     the Tranche X Borrowing Base on such date, minus (B) the amount calculated under clause (a)(ii) of the definition of "Tranche X Borrowing Base" on such date.

Any prepayment pursuant to this subsection (c) shall be applied to the prepayment of a ratable principal amount of Tranche X Advances forming part of the same Tranche X Loan then outstanding and shall not reduce the principal amount of Tranche X Advances required to be repaid on any date pursuant to
(S)3.01(a), to the extent that such Tranche X Advances are outstanding on such date. No prior prepayment of Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to this subsection (c).

     (d) The Borrower shall prepay all outstanding Advances, and the Lenders' Commitments hereunder shall terminate, upon the termination of the Equipment Acquisition Agreement as a result of a default thereunder by the Borrower.

     (e) (i) On ***** the Borrower shall prepay Tranche X Advances in a principal amount that is equal to the lesser of

               (A) the amount by which the sum of the aggregate principal amount of Tranche X Advances outstanding on the immediately preceding Test Date, the aggregate principal amount outstanding under the Bank of America Loan Agreement on such Test Date, and the aggregate principal amount of all Indebtedness outstanding under the OPCS Loan Agreement on such Test Date shall exceed ***** of the sum of the aggregate amount of Net Ericsson Related Expenses, OPCS Net Ericsson Related Expenses and OCI Equipment Expenses at such Test Date (assuming for purposes of such calculation that unfilled purchase orders outstanding on such Test Date, or delivered on or prior to the related date on which a prepayment would be required under this subsection (e), for the delivery of equipment within the six months following such Test Date would be included as Net Ericsson Related Expenses, OPCS Net Ericsson Related Expenses and OCI Equipment Expenses and including in such amount the purchase price of equipment delivered but not fully paid for and for which the remaining purchase price is reasonably expected to be payable within the six months following such Test
          Date), and

               (B) the amount by which the aggregate principal amount of all Advances (other than Tranche Y Interest Advances) outstanding on the immediately preceding Test Date, the aggregate principal amount outstanding under the Bank of America Loan Agreement on such Test Date, and the aggregate principal amount of all Indebtedness outstanding on such Test Date under the OPCS Loan Agreement on such Test Date, shall exceed ***** of the aggregate amount of Net Ericsson Related Expenses, OPCS Net Ericsson

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                                       58

     Related Expenses and OCI Equipment Expenses at such Test Date (assuming for purposes of such calculation that unfilled purchase orders outstanding on such Test Date, or delivered on or prior to the related date on which a prepayment would be required under this subsection (e), for the delivery of equipment within the six months following such Test Date would be included as Net Ericsson Related Expenses, OPCS Net Ericsson Related Expenses and OCI Equipment Expenses and including in such amount the purchase price of equipment delivered but not fully paid for and for which the remaining purchase price is reasonably expected to be payable within the six months following such Test Date).

          (ii) ***** the Borrower shall prepay Tranche X Advances and Tranche Y Advances in a principal amount that is equal to the amount by which the aggregate principal amount of all Advances (other than Tranche Y Interest Advances) outstanding on the immediately preceding Test Date, the aggregate principal amount outstanding under the Bank of America Loan Agreement on such Test Date and the aggregate principal amount of all Indebtedness outstanding under the OPCS Loan Agreement on such Test Date exceed ***** of the aggregate amount of Net Ericsson Related Expenses at such Test Date (for purposes of such calculation at ***** (A) assuming that unfilled purchase orders outstanding on such Test Date, or delivered on or prior to the ***** for the delivery of equipment within the six months following such Test Date would be included as Net Ericsson Related Expenses and (B) including in such amount the purchase price of equipment delivered but not fully paid for and for which the remaining purchase price is reasonably expected to be payable within the six months following such Test Date). Any prepayment pursuant to this subsection (ii) shall be applied at the Borrower's option to the principal amount of Tranche X Advances and/or to Tranche Y Advances.

          (iii)     "Test Date" means each *****
                     ---------

          (iv) Any prepayment pursuant to this subsection (e):

               (A) shall be applied to the prepayment of a ratable principal amount of Advances forming part of the same Loan then outstanding;

               (B) of Tranche Y Advances shall be applied first to Tranche Y Advances other than Tranche Y Interest Advances; and

               (C) shall not reduce the principal amount of Advances required to be repaid on any date pursuant to (S)3.01(a), to the extent that such Advances are outstanding on such date.

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                                       59

No prior prepayment of Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to this subsection (e).

     (f) (i) If on any date the aggregate principal amount of outstanding Tranche X Advances shall exceed either the Tranche X Maximum Commitments or the Tranche X Borrowing Base, the Borrower shall prepay the then-outstanding balance of Tranche X Advances by an amount equal to such excess.

          (ii)  [Intentionally omitted.]

          (iii)  [Intentionally omitted.]

          (iv) Any such prepayment shall be applied to the prepayment of a ratable aggregate principal amount of the applicable Advances forming part of the same Loan as the Borrower shall specify, and shall be applied to the ratable reduction of the amounts by which the Advances are required to be repaid on any date pursuant to (S)3.01(a). No prior prepayment of Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to this subsection (f).

          (v) For purposes of this subsection (f), the Tranche X Maximum Commitments shall be deemed to continue to be outstanding after the Termination Date (although the undrawn amount thereof shall not be available to be drawn) and shall continue to be subject to reduction as provided in (S)2.12 and in the definitions of "Tranche X Maximum Commitments".

     (g) The Borrower shall prepay all outstanding Tranche Y Advances:

          (i) on ***** (except as otherwise provided below) if, on each Trading Day during the *****-day period preceding such date, the Market Price of Omnipoint Common Stock exceeded ***** per share (adjusted for any stock combinations or splits after the date hereof); and

          (ii)  on any date that is

               (A)   after ***** and

               (B)  on the ***** day after any date after *****
          (except as otherwise provided below) on which the Market Price of Omnipoint Common Stock shall have exceeded ***** per share (adjusted

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                                       60
          for any stock combinations or splits after the date hereof) on each Trading Day during a period of 182 consecutive days;

provided that the Borrower shall not be required to make such prepayment if the
--------
Market Price of Omnipoint Common Stock shall have been less than ***** per share (adjusted for any stock combinations or splits after the date hereof) on any Trading Day after such period of ***** consecutive days and prior to the prepayment date.

          Notwithstanding the preceding sentence of this subsection (g) or any other provision of this Agreement pursuant to this subsection (g):

          (1) If at the date on which a prepayment otherwise would be due, the Borrower shall have elected to repay the Tranche Y Advances and interest thereon by delivery of Omnipoint Common Stock and cannot pay all such amounts by such delivery by reason of (S)2.07(b)(VIII), on such date the Borrower shall be required to prepay only a ratable aggregate principal amount of such Tranche Y Advances forming part of the same Tranche Y Loans that is equal to the maximum amount that may be prepaid subject to the limitations of such Section. In such event, at the end of each ***** day period thereafter the Borrower (A) if electing to prepay such Tranche Y Loans in cash, will prepay all remaining Tranche Y Advances in cash and (B) otherwise will prepay the maximum ratable aggregate principal amount of Tranche Y Advances forming part of the same Tranche Y Loan that may be prepaid by delivery of Omnipoint Common Stock subject to the limitation set forth in such Section.

          (2) If on the date on which a prepayment otherwise would be required under clause (i) or (ii) above, the Borrower shall have elected to make such payment by delivery of Omnipoint Common Stock but shall be prevented from making such payment on such date by reason of (S)2.07(b)(V) insofar as the provisions thereof apply to a default by a Significant Subsidiary, such prepayment shall not be required hereunder until the date that is ***** after the date on which a prepayment would otherwise be required to be made under clause (i) or (ii). No decrease in the price of Omnipoint Common Stock during any period in which a mandatory prepayment shall have been deferred pursuant to this subsection (2) shall affect the requirement that the Tranche Y Advances be paid as provided in this subsection (g) on the date to which such mandatory prepayment shall have been deferred.

          (h) On any date on which the Tranche Y Maximum Commitments shall have been reduced pursuant to (S)2.12(c)(ii) or (d), the Borrower shall prepay a ratable aggregate principal amount of Tranche Y Advances forming part of the same Tranche Y Loans equal to the excess, if any, of the aggregate principal amount of the Tranche Y Advances then outstanding over the Tranche Y Maximum Commitments as of such date.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (i) On any date that would otherwise be the Tranche Y Maturity Date by reason of clause (a) of the definition thereof but for a postponement of such date as provided in such clause, the Borrower shall prepay a ratable aggregate principal amount of Tranche Y Advances forming part of the same Tranche Y Loans equal to the greatest principal amount of Tranche Y Loans that may be prepaid by delivery of Omnipoint Common Stock, subject to the limitation set forth in (S)2.07(b)(VIII).

     Section  3.03.  Optional Prepayments of Loans.  (a)  The Borrower may,
                     -----------------------------
except as provided below upon at least two Business Days' notice to the Administrative Agent (or upon one Trading Day's notice, in the case of prepayments by delivery of Omnipoint Common Stock pursuant to (S)2.07(b)), stating the proposed prepayment date and the aggregate principal amount of the Advances to be prepaid, and the tranche of the Advances to be prepaid on such date, and if such notice is given the Borrower shall, except as otherwise provided in this (S)3.03, prepay such outstanding principal amount of the Advances of the tranche specified then outstanding in whole or ratably in part. Any such prepayment of less than the entire aggregate principal amount of the Advances then outstanding shall be applied to the prepayment of a ratable aggregate principal amount of Advances forming part of the same Loans, and any such prepayment of Tranche Y Advances shall be applied, first, to Tranche Y Interest Advances and, second, to Tranche Y Advances other than Tranche Y Interest Advances. Any prepayment of Tranche X Advances pursuant to this
(S)3.03 shall be applied to the reduction of the amounts by which such Advances are required to be repaid pursuant to (S)3.01(a) on the repayment dates next occurring after the date of such prepayment.

     (b) The Borrower may irrevocably waive any rights it may have under subsection (a) above to make any optional prepayments of Tranche Y Advances by delivery of Omnipoint Common Stock by delivery of a written waiver to that effect.

     Section  3.04.  Certain Matters Relating to Repayments and Prepayments.
                     ------------------------------------------------------
(a) On the date on which Advances are to be repaid or prepaid, and if less than all Loans are to be repaid or prepaid, if the Second LIBOR Method is applicable and if both Base Rate Loans and LIBOR Loans are outstanding, the Borrower will specify whether the Loan to be repaid or prepaid shall be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan is to be repaid or prepaid and more than one LIBOR Loan is outstanding, which such LIBOR Loan shall be prepaid.

     (b) All prepayments and repayments pursuant to this Article III shall be accompanied by such additional amounts as are sufficient to pay accrued and unpaid interest on the principal amount of the Advances then being prepaid or repaid.

                                  ARTICLE IV

         ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND INDEMNITIES
         -------------------------------------------------------------

     Section  4.01.  Illegality.  Notwithstanding any other provisions herein,
                     ----------
if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, such Lender shall forthwith give notice of such circumstances to the Borrower, the Administrative Agent and the other Lenders and thereupon

          (a) the Commitments of such Lender to make LIBOR Loans shall forthwith be suspended until such notifying Lender shall have notified the Administrative Agent and the Borrower that the circumstance giving rise to such determination no longer exists (and if such notifying Lender shall determine that such circumstance no longer exists it shall so notify the Administrative Agent and the Borrower promptly after determining the same), and

          (b) the aggregate principal amount of such Lender's LIBOR Loans, if any, shall be Converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by applicable law.

Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for any suspension or Conversions described in the preceding sentence and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section  4.02.  Additional Costs and Capital Adequacy.  (a)  If any present
                     -------------------------------------
or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court having jurisdiction with respect thereto or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall

          (i) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special-deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

          (ii) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, such Lender's Commitments, or any class of loans, or commitments of which any of the Loans or such Lender's Commitments form a part, and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Advances or such Lender's Commitment (taking into account such Lender's then-existing policies with respect to maintaining capital), then the Borrower shall pay to the Administrative Agent for the account of such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, for such increased costs.

     (b) If any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction, that in any case becomes effective after the date hereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's commitment with respect to any Advances, the Borrower will pay to such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

     (c) Each demand by a Lender pursuant to this (S)4.02 shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and the computation of such amount, including any method by which such cost was allocated to the Borrower. In determining the amount of any compensation, such Lender may use any reasonable averaging or attribution methods set forth in such demand, and any such methods so used shall be binding on the Borrower. The amount specified in any such demand shall be conclusive evidence of the amount owing, absent manifest error. Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any compensation under this (S)4.02 and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. By making any payment under this (S)4.02, the Borrower is not waiving its right to contest that the amounts set forth in the certificates are based on manifest error.

     Section  4.03.  Taxes.   (a)  Any and all payments by the Borrower
                     -----
hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in

                                                                   ---------
the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent,

          (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this (S)4.03) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

          (ii) the Borrower shall make such deductions, and

          (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                    -----------

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this (S)4.03) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
(S)12.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) below, the terms "United States" and "United
                                                    -------------       ------
States person" shall have the meanings specified in (S)7701 of the Internal
-------------
Revenue Code.

     (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in (S)4.03(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in (S)4.03(e) (other than if such
                                                            ----- ----
failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under (S)4.03(a) with respect to Taxes imposed by the United States; provided that should a Lender become subject to
                              --------
Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's expense to assist such Lender to recover such Taxes.

     (g) If the Borrower is required to pay any amounts to or for the account of any Lender pursuant to this (S)4.03, such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any such payment and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section  4.04.  Survival.   Without prejudice to the survival of any other
                     --------
agreement of the Borrower hereunder, the agreements and obligations of the

Borrower contained in this Article IV shall survive the payment in full of principal and interest hereunder and under the Notes.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

     Section  5.01.  Corporate and Limited Liability Company Authority.  (a)
                     -------------------------------------------------
Each Loan Party in existence on the date hereof (or on any date on which these representations and warranties are deemed repeated):

          (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation (as applicable),

          (ii) has all requisite corporate power or has taken all requisite member or management action to own its Property and conduct its business as now conducted and as presently contemplated and

          (iii) is in good standing as a foreign corporation or limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

     (b) Set forth on Schedule 5.01(b) hereto (as updated pursuant to (S)
                      ----------------
6.14(s)) is a complete and accurate list of all Subsidiaries of the Borrower, showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created or permitted under the Loan Documents or as disclosed in such Schedule (as so updated). Each such Subsidiary:

          (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation,

          (ii) has all requisite corporate or limited liability company power to own its Property and conduct its business as now conducted and as presently contemplated and

          (iii) is in good standing as a foreign corporation or limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

     (c) The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is or is to become a party, and the consummation of the transactions contemplated hereby and thereby:

          (i) are within the corporate or limited liability company authority of such Loan Party,

          (ii) have been duly authorized by all necessary corporate or limited liability company proceedings,

          (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party or its Property and

          (iv) do not conflict with any provision of the corporate charter, limited liability company agreement or bylaws of, or any agreement or other instrument binding upon, the Borrower or its Property.

     (d) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section  5.02.  Governmental Approvals.  The execution, delivery and
                     ----------------------
performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained (except as otherwise expressly contemplated herein with regard to the West Palm Beach BTA) and for any subsequent informational filing with the Securities and Exchange Commission.

     Section  5.03.  Title to Properties.  The Borrower and each of its
                     -------------------
Subsidiaries own all of the FCC Licenses listed on Schedule 5.07 hereto (other than those listed therein which are owned by a D-, E- and F-Block Subsidiary) and all assets of such Persons acquired since such date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales-agreements, title-retention agreements, liens or other encumbrances except Permitted Liens.

     Section  5.04.  Financial Statements.  [Intentionally omitted.]
                     --------------------

     Section  5.05.  No Material Adverse Effect, Etc.  There has occurred no
                     -------------------------------
Material Adverse Effect (other than continuing losses of the Borrower as previously disclosed in the Borrower's financial statements as furnished to the Administrative Agent prior to the date of this Amendment and Restatement and, with respect to future losses, as projected in the Approved Full-Term Operating Business Plan) and, except as permitted hereunder, the Borrower has not made any Distribution.

     Section  5.06.  Franchises, Patents, Copyrights, Etc.  Except as set forth
                     ------------------------------------
in Schedule 5.06, there are no franchises, licenses, patents, copyrights,
   -------------
trademarks, trade names, or other intellectual property, individually or in the aggregate, that are material for the conduct of the business of the Borrower or any of its Subsidiaries, as now conducted or as presently contemplated to be conducted.

     Section  5.07.  FCC Licenses, Etc.  (a)  Part I of Schedule 5.07 lists all
                     -----------------
FCC Licenses held by License Subsidiaries other than D-, E- and F-Block Subsidiaries. Part III of Schedule 5.07 lists all FCC Licenses held by License Subsidiaries of the D-, E- and F-Block Subsidiary Parent. The D-, E- and F-Block Subsidiary Parent has filed or caused to be filed applications with the FCC for the transfer of all of the capital stock of the License Subsidiaries holding all of the FCC Licenses listed in Part II of Schedule 5.07 to the Borrower.

          (b) Neither any FCC License nor any material Necessary Authorization needed to comply with the provisions of (S)5.07(a) is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation or revocation proceeding.

     Section  5.08.  Litigation.  There are no actions, suits, proceedings or
                     ----------
investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against any Loan Party before any court, tribunal or administrative agency or board (including the FCC) that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of such Loan Party, to carry on business substantially as now conducted, or result in any substantial and material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Loan Party, or that questions the validity of this Agreement or any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     Section  5.09.  No Materially Adverse Contracts, Etc.  None of the Loan
                     ------------------------------------
Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Loan Parties is a party to any contract or agreement that has or is expected, in the judgment of such Loan Party's officers, to have any Material Adverse Effect.

     Section  5.10.  Compliance with Other Instruments, Laws, Etc.  None of the
                     --------------------------------------------
Loan Parties is in violation of any provision of its charter documents or limited liability company formation documents, bylaws or any agreement or instrument to which it may be subject or by which it or any of its Properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

     Section  5.11.  Tax Status.  Each Loan Party and each of its Subsidiaries
                     ----------
and Affiliates

          (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or filed extensions therefor;

          (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and

          (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for all elapsed periods subsequent to the periods to which such returns, reports or declarations apply.

There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction in respect of any Loan Party or any of its Subsidiaries or Affiliates, and the officers of the Borrower know of no basis for any such claim.

     Section  5.12.  No Default.  No Default has occurred and is continuing.
                     ----------

     Section  5.13.  Holding Company and Investment Company Acts.  Neither any
                     -------------------------------------------
Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Section  5.14.  Absence of Financing Statements, Etc.  Except with respect
                     ------------------------------------
to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or Property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     Section  5.15.  FCC Matters.  Except for the filing of tariffs with the
                     -----------
FCC, each Loan Party has duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file which could reasonably be expected to have a Material Adverse Effect and is in all material respects in compliance with the Communications Act, including the rules and regulations of the FCC applicable to it, the failure to be in compliance with which could reasonably be expected to have a Material Adverse Effect. No failure to pay any Indebtedness owing to the FCC in respect of any C-Block FCC License has occurred, except in accordance with the orders, rules and regulations of the FCC.

     Section  5.16.  Tariffs.  No action to change, alter, rescind or otherwise
                     -------
terminate the tariffs containing service regulations or any rates and charges for commercial mobile radio services which, if adversely determined, would have a Material Adverse Effect, is pending or known by the Borrower to be under consideration.

     Section  5.17.  Disclosure.  This Agreement and the statements and
                     ----------
documents referred to herein or delivered to the Administrative Agent and/or the Lenders by or on behalf of the Borrower pursuant hereto, taken together, contain no untrue statement of a material fact or fail to state a material fact which would be necessary to make the statements (taken as a whole) herein and therein not misleading at such time.

     Section  5.18.  Burdensome Obligations.   No Loan Party is a party to or
                     ----------------------
bound by any franchise, agreement, deed, lease or other instrument, or subject to any legal restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or operating cash flow of such Loan Party, or the ability of such Loan Party to perform the obligations to be performed by it under the Loan Documents to which such Loan Party is a party. The Borrower does not presently anticipate that future expenditures by the Borrower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair, in a materially adverse manner, the business or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

     Section  5.19.  Solvency.  Each Loan Party is, individually and together
                     --------
with its Subsidiaries, and after giving effect to the incurrence of all Indebtedness as and when contemplated by the Loan Documents will be, Solvent.

     Section  5.20.  Security Interests.  The security interests granted under
                     ------------------
the Collateral Documents constitute valid, binding and continuing duly perfected first-priority Liens in and to the Collateral (except for Permitted Liens that have priority under applicable law or as provided herein or in the Intercreditor Agreement) in favor of the Collateral Agent, for the benefit of the Secured Parties.

     Section  5.21.  Certain Transactions.  None of the officers, directors or
                     --------------------
employees of the Borrower is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. The Borrower has delivered a complete and correct copy of the Expense Allocation Agreement and the Cash Management Agreement to the Administrative Agent. The Borrower is not a party to any management, operating, license or other agreement providing for the payment of any amount to any of its Affiliates, except for the Expense Allocation Agreement or as permitted under
(S)7.11.

     Section  5.22.  Business Plans.  The Approved Full-Term Operating Business
                     --------------
Plan and Approved Annual Operating Business Plan, if any, have been prepared in all material respects in accordance with GAAP (except for the treatment of Indebtedness owing to the FCC, which has been reflected in such plans at historical cost).

     Section  5.23.  Employee Benefit Plans.  (a)  Each Employee Benefit Plan
                     ----------------------
and each Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the IRC, including the provisions thereunder respecting prohibited transactions. The Borrower and each of its Subsidiaries has made all required contributions to each Employee Benefit Plan and each Multiemployer Plan. To the extent applicable, the Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

     (b) Under each Employee Benefit Plan that is an employee welfare benefit plan within the meaning of (S)3(1) or (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA). The Borrower, each of its Subsidiaries and each ERISA Affiliate may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Loan Party or such ERISA Affiliate without liability to any Person.

     (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of minimum funding standards or extension of amortization periods has been requested or received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has instituted or intends to institute proceedings to terminate a Guaranteed Pension Plan. No event requiring notice to the PBGC under (S)302(f)(4)(A) of ERISA has occurred with respect to any Guaranteed Pension Plan and no amendment with respect to which security is required under (S)307 of ERISA has been made or is reasonably expected to be made to any Guaranteed Pension Plan. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within 12 months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

     (d) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or expects to incur any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither any Loan Party nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     Section  5.24.  Regulations U and X.  No portion of any Loan shall be used
                     -------------------
or obtained for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section  5.25.  Environmental Compliance.  The Borrower has taken all
                     ------------------------
necessary steps to investigate the past and present condition and usage of its Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations:

          (a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws relating to the operation of its business and the use and occupancy of any Real Estate. There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity relating to any Environmental Law involving the Borrower or any of its Subsidiaries.

          (b) Except as set forth in Schedule 5.25, there have been no releases
                                     -------------
     of any Materials of Environmental Concern into the environment at any parcel of Real Estate or any facility formerly or currently owned, operated or controlled by the Borrower or any of its Subsidiaries. With respect to any such releases of any Materials of Environmental Concern, the Borrower has given all required notices to government entities. The Borrower is not aware of any releases of Materials of Environmental Concern at parcels of Real Estate or facilities other than those owned, operated or controlled by the Borrower or any of its Subsidiaries that could reasonably be expected to have an impact on the Real Estate or facilities owned, operated or controlled by the Borrower or any of its Subsidiaries.

          (c) Set forth in Schedule 5.25 is a list of all environmental reports,
                           -------------
     investigations and audits relating to premises currently or previously owned or operated by the Borrower and its Subsidiaries (whether conducted by or on behalf of the Borrower, any of its Subsidiaries or a third party, and whether done at the initiative of the Borrower or any of its Subsidiaries or directed by a governmental entity or other third party) which the Borrower or any of its Subsidiaries has in its possession or to which it has access, and complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Administrative Agent.

          (d) The Borrower and each of its Subsidiaries has filed all reports and returns required to be filed by such Person under any Environmental

     Laws. The Borrower and each of its Subsidiaries has obtained and is in compliance with all licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Environmental
                                                           -------------
     Permits") required by all applicable Environmental Laws. No event has occurred and is continuing that requires, or after notice or lapse of time or both would requires, any modification or termination of any Environmental Permit. Neither the Borrower nor any of its Subsidiaries (i) has received any notice asserting the absence of any Environmental Permit or (ii) has knowledge of any environmental law proposed or under consideration, which, if effective, could have a Material Adverse Effect.

          (e) Neither the Borrower nor any of its Subsidiaries, nor any of the Real Estate, is subject to any applicable Environmental Laws requiring the performance of site assessments for Materials of Environmental Concern, or the removal or remediation of Materials of Environmental Concern, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

     Section  5.26.   Joint Ventures, Etc.  Except as set forth in Schedule
                      --------------------                         --------
5.26, the Borrower is not engaged in any joint venture or partnership with any other Person, and each joint venture or partnership listed in such Schedule is a Qualified Joint Venture.

     Section  5.27.  Material Contracts.  As of the date of this Agreement,
                     ------------------
neither the Borrower nor any of its Subsidiaries is a party to any Material Contract or any agreement with any director, officer or employee, except as set forth in Schedule 5.27.
         -------------

     Section  5.28.  Representations in Other Loan Documents.  Each of the
                     ---------------------------------------
representations by any Loan Party in any of the other Loan Documents is true as of the date hereof.


                                  ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER
                     -------------------------------------

     The Borrower covenants and agrees that, so long as any Loan or Note or any fees or expenses are outstanding or any Lender has any Commitment hereunder:

     Section  6.01.  Maintenance of Office.  The Borrower shall maintain, and
                     ---------------------
shall cause each of its Subsidiaries to maintain, its chief executive office at 3 Metro Center, Bethesda, MD 20814 (except in the case of an Operating Subsidiary, at 16 Wing Drive, Cedar Knolls, NJ 07927), except that the Borrower or any such Subsidiary may change its chief executive office on not less than 30 days' advance written notice to the Administrative Agent and after taking all such action as may be necessary or appropriate or requested by the Collateral Agent or the Administrative Agent to continue the perfection of the Collateral Agent's security interest in the Collateral.

     Section  6.02.  Records and Accounts.  The Borrower shall, and shall cause
                     --------------------
each of its Subsidiaries to:

          (a) keep true and accurate records and books of account in which full, true and correct entries shall be made in accordance with GAAP, and

          (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its Properties, contingencies and other reserves.

     Section  6.03.  Corporate Existence; Maintenance of Licenses.  The Borrower
                     --------------------------------------------
shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to:

          (a) preserve and keep in full force and effect its corporate or, if applicable, its limited liability company existence;

          (b) maintain in full force and effect:

               (i) each FCC License with respect to the BTAs specified in Parts I and II of Schedule 5.07 (other than any such FCC License that has been previously sold or transferred in accordance with this Agreement or loss of a C-Block FCC License on account of a C-Block General License Revocation Event) and any other FCC Licenses from time to time held by any License Subsidiary and cause each License Subsidiary at all times to own each FCC License listed in Schedule 5.07 (other than any such FCC License that has been previously sold or transferred in accordance with this Agreement or loss of a C-Block FCC License on account of a C-Block General License Revocation Event), free and clear of any Lien of any kind, other than any Lien permitted under
          (S)7.01(g);

               (ii) with respect to the construction, installation and development of facilities for the Permitted BTAs, all material Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the then applicable minimum build-out requirements under the License for such BTAs; and

               (iii) with respect to the operation of those portions of Permitted BTAs the development of which has theretofore been completed, all material Licenses, copyrights, patents, franchises, Necessary Authorizations and other rights as are necessary and sufficient to operate such completed portions; and

          (c) use, and cause the Grandparent to use, its best efforts to cause the ownership of all capital stock of the License Subsidiary holding the FCC License for the West Palm Beach BTA to be transferred to the Borrower promptly after the date hereof, it being understood that such transfer requires the FCC's consent.

The Borrower will, and will cause its Subsidiaries to, at all times perform and observe all covenants and conditions on its part to be performed and observed under FCC rules and regulations or otherwise with respect thereto with respect to the FCC Licenses held by License Subsidiaries and not cause or, except for a C-Block General License Revocation Event or a Proposed C-Block General License Revocation Event, permit to exist any grounds for the FCC to revoke or suspend or not to renew such License.

     Section  6.04.  Maintenance of Properties.  The Borrower shall do or cause
                     -------------------------
to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its material franchises, employment contracts and permits. The Borrower shall, and shall cause each of its Subsidiaries to:

          (a) cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment;

          (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

          (c) continue to engage primarily in the businesses now conducted by it and in related businesses; and

          (d) continue in full force and effect all authorizations and approvals required to conduct the businesses now conducted by it as appropriate to the then level of construction, development and operation of PCS Systems covered by FCC Licenses held by License Subsidiaries;

provided that nothing in this (S)6.04 shall prevent the Borrower or any of its
--------
Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business and would not have a Material Adverse Effect.

     Section  6.05.  Insurance.  The Borrower shall obtain and maintain, and
                     ---------
shall cause each of its Subsidiaries to obtain and maintain, insurance with respect to its properties and business with insurers that hold an A.M. Best rating of "A" or better. The insurance coverage shall:

          (a) include, as a minimum, the types of policies and respective limits as reflected in (S)13 of each Security Agreement;

          (b) with respect to all liability insurance, name the Administrative Agent and the Collateral Agent as additional insured;

          (c) with respect to casualty insurance, name the Collateral Agent as loss payee as its interest may appear; and

          (d) provide that the insurer will give the Administrative Agent and the Collateral Agent at least 30-days' prior written notice of the cancellation or any material change in the coverage, aggregate limits or any other provision of such insurance.

The Borrower shall deliver to the Administrative Agent and the Collateral Agent, as required by (S)8.20, no later than March 31 in each calendar year and otherwise promptly on request by the Administrative Agent or the Collateral Agent, certificate(s) of insurance reflecting the requirements of this (S)6.05, each Security Agreement and each Mortgage, and setting forth any deductibles applicable to any insurance coverage.

     Section  6.06.  Taxes.  The Borrower shall duly pay and discharge, and
                     -----
cause each of its Subsidiaries to duly pay and discharge, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its Property; provided that no such tax, assessment, charge, levy or claim need be
          --------
paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or any of its Subsidiaries has set aside on its books adequate reserves with respect thereto; and provided
                                                                       --------
further that the Borrower shall pay all such taxes, assessments, charges, levies
-------
or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     Section  6.07.  Inspection of Properties and Books.  (a)  The Borrower
                     ----------------------------------
shall permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent, the Lenders and their other designated representatives to visit and inspect any of the Properties of the Borrower or such Subsidiary, to examine the books of account of the Borrower or such Subsidiary (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that the
                                                           --------
Administrative Agent and each Lender shall use reasonable commercial efforts not to interfere with the business of the Borrower or any of its Subsidiaries.

     (b) The Borrower authorizes the Administrative Agent and each Lender to communicate directly with the independent certified public accountants of the Borrower or any of its Subsidiaries and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower and its Subsidiaries. At the reasonable request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)6.07(b). The Administrative Agent and the Lenders shall use commercially reasonable efforts to coordinate the communications and disclosures to and from the accountants and Administrative Agent and the Lenders.

     Section  6.08.  Compliance with Laws, Contracts, FCC Licenses and Permits.
                     ---------------------------------------------------------
The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with:

          (a) the applicable laws, rules, regulations and orders wherever its business is conducted, including without limitation compliance with all Environmental Laws, all Environmental Permits, ERISA, the IRC, the Communications Act and all FCC rules and regulations (including without limitation compliance with FCC rules and regulations relating to maintaining the status of the License Subsidiaries as designated entities and small businesses);

          (b) the provisions of its charter documents and by-laws;

          (c) all Material Contracts to which it or any of its Subsidiaries is a party and by which it or any of its Subsidiaries or any of its or their Properties may be bound;

          (d) all obligations with respect to any Employee Benefit Plan or Multiemployer Plan; and

          (e) all applicable decrees, orders, and judgments.

If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of the Borrower's or such Subsidiary's obligations hereunder or any of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, the Borrower shall immediately take, or shall cause such Subsidiary immediately to take, all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent evidence thereof.

     Section  6.09.  Further Assurances.  (a)  The Borrower shall cooperate, and
                     ------------------
shall cause each of its Subsidiaries to cooperate, with the Lenders and the Administrative Agent, and shall execute and pay, and shall cause each of its Subsidiaries to execute and pay, as applicable, for the filing of all such further instruments and documents, including, without limitation, such Uniform Commercial Code financing statements and other security documents as the Required Lenders, the Collateral Agent or the Administrative Agent shall reasonably deem appropriate at any time in order to effectuate the security interests to the Collateral Agent and to carry out to their satisfaction the transactions contemplated by the Loan Documents.

     (b) If at any time the granting of a Lien on the FCC License held by any License Subsidiary, or in any proceeds of any sale or disposition thereof, shall not violate then-applicable FCC regulations, the Borrower shall so notify the Administrative Agent and shall, at its expense, promptly cause such License Subsidiary to execute and deliver any and all such instruments, documents and opinions of counsel and take such other action as either Agent may deem desirable in order to grant in favor of the Collateral Agent on behalf of the Secured Parties a Lien on such FCC License and/or the proceeds thereof.

     Section  6.10.  Authorization from Landlord/Mortgagee, Etc.  The Borrower
                     ------------------------------------------
shall request that any landlord, mortgagee and easement grantor of the Borrower or any of its Subsidiaries agree to give the Collateral Agent and the Administrative Agent, on a best-efforts basis, notice of any default by the Borrower or such Subsidiary under the terms or conditions of any agreement between the Borrower and/or such Subsidiary and any landlord, mortgagee of any such landlord or easement grantor, and allow the Collateral Agent to inspect or remove Collateral after the occurrence and continuance of an Event of Default.

     Section  6.11.  Attornment and Recognition Agreements.  The Borrower shall
                     -------------------------------------
obtain, and shall cause each of its Subsidiaries to obtain, all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased or owned by the Borrower or any of its Subsidiaries upon which any equipment with an aggregate purchase price in excess of ***** is stored or located, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower shall use its best efforts to obtain all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased or owned by the Borrower or any of its Subsidiaries upon which all other Collateral not covered by the immediately preceding paragraph is stored or located, in form and substance reasonably satisfactory to Required Lenders.

     Section  6.12.  Expense Allocation Agreement.  The Borrower shall comply
                     ----------------------------
with the terms of the Expense Allocation Agreement and not consent to any waiver, modification or amendment thereto.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Section  6.13.  Maintenance of Subsidiary.  The Borrower shall cause
                     -------------------------
Operations to remain a Subsidiary at all times at which this Agreement is in force and effect.

     Section  6.14.  Reporting Requirements; Notices.  The Borrower shall
                     -------------------------------
deliver or cause to be delivered to the Administrative Agent on behalf of the Lenders the following (in a sufficient number of copies to permit distribution to each Lender):

          (a) No later than 15 days prior to the end of each fiscal year of the Borrower and until the first fiscal year ending after the date on which EBTDA is greater than zero for two successive fiscal quarters, a proposed annual operating business plan containing the statements listed in items
     (i) through (vi) in this paragraph and the exhibits contained in the annual operating business plan delivered pursuant to (S)8.13(a) for the next-succeeding fiscal year. The proposed annual operating business plan shall contain:

               (i) internally prepared statements of income and expense of the Borrower and its Subsidiaries in reasonable detail for the applicable period prepared in all material aspects in accordance with GAAP (except for the absence of footnotes),

               (ii) a schedule of all Capital Expenditures estimated to be made during the period,

               (iii) a statement of the amounts and times by which the Borrower and its Subsidiaries need to raise additional capital to meet their obligations when due during the period,

               (iv) projected balance sheets of the Borrower and its Subsidiaries,

               (v) projected cash flow statements of the Borrower and its Subsidiaries, and

               (vi) a statement listing all assumptions which formed the basis for (i) through (v),

     each together with supporting schedules in sufficient detail as needed and in all material aspects in accordance with the Approved Annual Operating Business Plan delivered pursuant to (S)8.13(a) and on a consistent basis.

          (b) No later than August 14 of each fiscal year of the Borrower, beginning with its 1998 fiscal year, a report, certified as true and correct by the chief or principal financial or accounting officer of the Borrower, that shows in reasonable detail, variances, if any, between the actual operating performance of the Borrower and its Subsidiaries and what was estimated for the first six months of such fiscal year in the Approved Annual Operating Business Plan for such fiscal year (or the Approved Full Term Operating Business Plan if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year) and explains in reasonable detail in form satisfactory to the Required Lenders the reasons for the discrepancies between them, if any.

          (c) As soon as practicable, but in any event not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the internally prepared unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and related Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter, all in reasonable detail and each setting forth in comparative form:

               (i) the figures for the prior year's corresponding fiscal quarter, and

               (ii) so long as the Borrower is required to deliver an annual operating business plan pursuant to (S)6.14(a), any variances from the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year),

     if any, prepared in all material aspects in accordance with GAAP, together with a certification by the principal or chief financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments).

          (d) As soon as practicable, but in any event no later than 90 days after the end of each fiscal year of the Borrower, the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related audited Consolidated statements of income and the audited Consolidated statement of cash flows of the Borrower and its Subsidiaries for such year prepared in accordance with GAAP, and so long as the Borrower is required to deliver an annual operating business plan pursuant to (S)6.14(a), a separate variance analysis setting forth in comparative form the figures for the previous fiscal year and any variances from the applicable period of the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year) in reasonable detail. Such balance sheets, statements of income and statement of cash flows shall contain a certified audit report of a nationally recognized independent certified public accounting firm satisfactory to the Administrative Agent, which report shall contain an unqualified opinion of such accounting firm, and an "agreed-upon procedures" report pursuant to which the accountants:

               (i) review the Borrower's statement that the Borrower is in compliance with the provisions of the Expense Allocation Agreement,

               (ii) perform the agreed upon review procedures applicable thereto, and

               (iii) confirm that in examining the financial statements of the Borrower and its Subsidiaries they have not become aware of any Default with respect to the Expense Allocation Agreement, or, if such accountants shall have obtained knowledge of any then existing Default they shall disclose in such report any such Default;

     provided that such accountants shall not be liable to the Lenders for
     --------
     failure to obtain knowledge of any Default. The annual financial statements shall also be accompanied by a management letter of the Borrower's accountants (only to the extent otherwise obtained by the Borrower).

          (e) Simultaneously with the delivery of the financial statements referred to in subsections (c) and (d) above,

               (i) a statement certified by the chief or principal financial or accounting officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth in reasonable detail computations evidencing compliance with the covenants contained in
          (S)(S) 6.15 and 7.05, and, if in making the calculations required to be made pursuant to (S)6.15(b), the Borrower would not be in compliance with such covenant but for the inclusion therein of amounts under (S)6.15(b)(i)(D)(1)(III), a certificate of the Grandparent as to the amount of unrestricted cash, Cash Equivalents and undrawn lines of credit available to be drawn, as of the date specified in such Section for such calculations, in each case with respect to the fiscal quarter or fiscal year, as the case may be, relating to the financial statements then being delivered, and

               (ii) a Tranche X Borrowing Base Certificate showing the Tranche X Borrowing Base as of the last day of such fiscal quarter or fiscal year, as the case may be.

          (f) Within 50 days after the end of each fiscal quarter of the Borrower, a report on

               (i) with respect to each Operating Subsidiary:

                    (A) the number of cell sites constructed and cell sites
               where equipment with an aggregate purchase price in excess of ***** is located,

                    (B) the total number of customers, and

                    (C) the average monthly revenue per customer,

               (ii) payments by the Borrower or any of its Subsidiaries to the Grandparent or any of its Affiliates (other than payments by the Borrower or any of its Subsidiaries to one another), or to any Subsidiary of the Borrower that is not a Subsidiary, whether as dividends, payments under any management, service or tax-allocation agreement or otherwise; and

               (iii) equity contributions to the Borrower, the Persons providing the same and any issuance or sale of shares of Stock or other equity interests in the Borrower or any of its Subsidiaries, during such fiscal quarter, together with a report showing variances from the estimates previously provided to Administrative Agent and each Lender in the Annual Approved Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year), along with an explanation of discrepancies between the actual numbers and the estimated numbers.

          (g) Within three Business Days after the filing or mailing thereof, copies of all

               (i) materials filed with the Securities and Exchange Commission by the Borrower or any of its Subsidiaries or the Grandparent;

               (ii) information sent to the stockholders of the Borrower or lenders to the Borrower (exclusive of proprietary information); or

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                                       84

               (iii) information and reports directly and materially related to the Borrower and its Subsidiaries that the Grandparent would be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, if the Grandparent were a public company subject to the reporting requirements of such Act;

          provided that, if the information or reports covered by this clause
          --------
          (iii) contain proprietary information, the Borrower shall not be obligated to provide the proprietary information hereunder unless

                    (A) the Person that is the source of the information or
               reports is a public company, and

                    (B) such Person would then be required to file such
               proprietary information with the Securities and Exchange Commission.

          (h) Within 50 days after the end of each fiscal quarter of the Borrower, an accounts-receivable-aging report in respect of each Operating Subsidiary.

          (i) Within three Business Days after an officer or director of the Borrower shall have knowledge of the occurrence and continuance thereof, written notice of the occurrence and continuance of a Default, together with a statement of what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, which could result in the party to whom such indebtedness is owed having the right under its governing documents to accelerate such indebtedness, and such acceleration would have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

          (j) As soon as possible, and in any event within 10 Business Days

               (i) after making any such report, written notice of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, and

               (ii) after the Borrower shall become aware thereof, written notice of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries or the security interests for the benefit of the Secured Parties pursuant to any of the Collateral Documents.

          (k) As soon as possible, and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know or believes that any ERISA Affiliate knows or has reason to know or believes that any ERISA Event has occurred, a statement of the chief or principal financial or accounting officer of the Borrower or such ERISA Affiliate describing such ERISA Event, together with any correspondence with, or filings made with, the PBGC or Department of Labor, and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

          (l)  Promptly after

               (i) filing the same with the Department of Labor or Internal Revenue Service, (A) a copy of its initial actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (B) a notice of all subsequent filings (with copies to be provided upon request of the Administrative Agent),

               (ii) receipt or dispatch thereof, a copy of any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under
          (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
          respect of a Multiemployer Plan, under (S)4041A, 4202, 4219, 4242 or 4245 of ERISA, and

               (iii) becoming aware of the occurrence thereof, notice of (A) any transaction that could result in the imposition of a penalty under
          (S)502(i) of ERISA or an excise tax under (S)4975 against the Borrower, any of its Subsidiaries or an ERISA Affiliate; (B) any partial or complete withdrawal from a Multiemployer Plan by the Borrower, any of its Subsidiaries or an ERISA Affiliate; (C) a failure by the Borrower, any of its Subsidiaries or an ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under
          (S)302(f) of ERISA; (D) the adoption of an amendment to a Guaranteed Pension Plan requiring the provision of security under (S)307 of ERISA; or (E) any change in the actuarial assumptions or funding methods used for any Guaranteed Pension Plan, where the effect of such change is to materially increase the unfunded benefit liability or materially reduce the obligation to make periodic contributions.

          (m) Within three Business Days after becoming aware of any setoff of any claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's, the Administrative Agent's or the Lenders' rights with respect to the Collateral, are subject, written notice thereof.

          (n) Within 10 days after becoming aware thereof of

               (i) any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party that could reasonably be expected to have a Material Adverse Effect (which notice shall include a statement as to the nature and status of the proceedings), or

               (ii) any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000,

     written notice thereof.

          (o) Within 120 days after the end of each fiscal year of the Borrower, beginning with its fiscal year ended ***** and for so long as any Advances are outstanding and exceed at such time (i) the Tranche X Borrowing Base as of such date minus (ii) the amount calculated under clause (a)(ii) of the definition of "Tranche X Borrowing Base" as of such date, a report that includes calculations showing in reasonable detail the Borrower's Excess Cash Flow for such fiscal year, if any, certified as correct by the Borrower's chief or principal financial or accounting officer.

          (p) Within three Business Days after its receipt thereof, copies of all material notices and correspondence received from or sent to the FCC relating to any FCC License listed on Schedule 5.07.
                                           -------------

          (q) In accordance with the terms of the applicable Collateral Documents, written notice to the Administrative Agent of a change in (i) the business or corporate name of any of the Loan Parties, (ii) the location of any of the Collateral or (iii) the chief executive office or other locations of each Loan Party or the location where the books and records of the Borrower or any of its Subsidiaries are kept.

          (r) Within 50 days after the end of each fiscal quarter of the Borrower, a report showing the respective aggregate principal amounts of all Indebtedness outstanding as of the last day of such fiscal quarter under each Permitted Loan Agreement other than this Agreement and the Bank of America Loan Agreement.

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                                       87

          (s) As soon as available and in any event within 30 days after the end of each fiscal year of the Borrower and when necessary in connection with a repetition of any representation or warranty referring thereto in connection with any Draw Request, a report supplementing the Schedules hereto, including without limitation (i) new Subsidiaries of the Borrower and ownership of the Stock thereof, (ii) any change in the designation of any BTA as set forth in, or any addition, deletion or other change to,

     Schedule 1.01 and (iii) a description of such other changes in the
     -------------
     information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects.

          (t) Within 10 Business Days following the occurrence thereof, written notice of any FCC License Transfer or C-Block General License Revocation Event, specifying the affected FCC License or geographic area, as applicable, and setting forth in reasonable detail the terms of such disposition.

          (u) Such other information concerning the business operations or financial condition of any Loan Party or any of its Subsidiaries as the Administrative Agent or any Lender shall from time to time reasonably request.

Upon the Administrative Agent's receipt of any and all financial and other information furnished by the Borrower pursuant to this (S)6.14 the Administrative Agent shall promptly deliver copies thereof to each Lender.

     Section  6.15.  Financial Covenants of the Borrower.  So long as any Loan,
                     -----------------------------------
Note or other of the obligations of the Borrower are outstanding hereunder or any Lender has any Commitment, the Borrower covenants that:

          (a) Revenue: for each Fiscal Quarter, prior to the first Fiscal
              -------
     Quarter in which EBTDA shall have exceeded zero for two successive fiscal quarters, Revenue wil be not less than the applicable amount shown on
     Schedule 6.15 (a) with respect to such Fiscal Quarter;

          (b) Fixed Charge Coverage Ratio:  it will maintain, with respect to
              ---------------------------
     each Fiscal Quarter, beginning with the Fiscal Quarter ending on ***** the ratio of:

               (i)  Adjusted EBITDA, to:

               (ii) the sum of

               (A) the aggregate scheduled amount of principal and interest payable in cash in respect of Indebtedness of the Borrower and its

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                                       88

     Subsidiaries (including in respect of the Advances, payments under the Permitted Loan Agreements, Capitalized Leases and Indebtedness owing to the
     FCC) to Persons other than the Borrower or any of its Subsidiaries, plus

               (B) dividends paid by the Borrower pursuant to (S)7.05, plus

               (C) Capital Expenditures by the Borrower and its Subsidiaries, plus

               (D) cash income taxes paid by the Borrower and its Subsidiaries, plus

               (E) mandatory prepayments of the Advances by the Borrower pursuant to (S)3.02(a) or, to the extent resulting from an FCC License Transfer described in (S)7.06(b)(iii)(B)(1)(III) and mandatory prepayments by the Borrower pursuant to any similar provision contained in the other Permitted Loan Agreements, plus

               (F) any fees paid pursuant to (S)2.03 hereof, Section 3.1 of the Bank of America Loan Agreement (to the extent not immediately reimbursed by Ericsson) and any other similar fees paid in respect of any other Indebtedness by the Borrower or any of its Subsidiaries,

     in each case in respect of such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter, of not less than *****

          (c)  Leverage ratio (Adjusted EBITDA): it will maintain, with respect
               --------------------------------
     to each Fiscal Quarter beginning with the Fiscal Quarter ending on ***** a ratio of Consolidated Indebtedness (other than Subordinated Indebtedness) of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter to Adjusted EBITDA of the Borrower for such Fiscal Quarter of not more than the ratio set forth in Schedule 6.15(c);

          (d) Leverage ratio (EBTDA):  it will maintain, with respect to each
              ----------------------
     Fiscal Quarter beginning with the Fiscal Quarter ending on ***** a ratio of Consolidated Indebtedness (other than Subordinated Indebtedness) of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter to EBTDA for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of not more than the applicable amount shown as Schedule 6.15(d);

          (e) DCSR (Adjusted EBITDA/Debt Service):  it will maintain, with
              -----------------------------------
     respect to each Fiscal Quarter beginning with the Fiscal Quarter ending on ***** a ratio for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of Adjusted EBITDA to Debt Service of not less than ***** and

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                                       89

          (f) DSCR (EBTDA/Debt Service):  it will maintain, with respect to each
              -------------------------
     Fiscal Quarter beginning with the Fiscal Quarter ending on ***** a ratio for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of EBTDA to Debt Service of not less than *****

     Section  6.16.  Certified Copies of Insurance Policies.   Within 30 days
                     --------------------------------------
after the Closing Date, deliver to the Administrative Agent certified copies by the applicable insurer(s) of all insurance policies that shall have been required to have been delivered to the Administrative Agent by the Closing Date pursuant to (S)8.05(b).

     Section  6.17.  Mortgage Liens.   If the Borrower or any of its
                     --------------
Subsidiaries shall acquire any Real Estate and shall not at the time of such acquisition incur Indebtedness with respect thereto pursuant to
(S)7.01(d)(ii)(B), the Borrower shall grant, or cause such Subsidiary to grant, to the Collateral Agent on behalf of the Secured Parties a first-mortgage Lien on such Real Estate in form and substance satisfactory to the Required Lenders. Any Lien on any such Real Estate shall provide that it shall be released upon the incurrence of any Indebtedness under (S)7.01(d)(ii)(B) that is secured by a Lien on such Real Estate permitted under (S)7.02(d)(ii).

     Section  6.18.  New Subsidiaries.  Upon the creation of any Subsidiary not
                     ----------------
in existence on the date hereof, the Borrower shall at its expense:

          (a) duly execute and deliver, or cause such Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent a Subsidiary Guaranty in respect of such Subsidiary (with such changes thereto as either Agent may reasonably request);

          (b) duly execute and deliver, or cause such Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent, a Subsidiary Security Agreement (with such changes thereto as either Agent may reasonably request) and such other mortgages, pledges, assignments and other security agreements, in form and substance reasonably satisfactory to the Agents, securing payment of all of the obligations of such Subsidiary under its Guaranty and the obligations of the Loan Parties under the Loan Documents and constituting Liens on all Collateral described therein; and pledge, or cause to be pledged, to the Collateral Agent on behalf of the Secured Parties, all authorized, issued and outstanding capital stock of such Subsidiary; and execute and/or deliver to the Administrative Agent each other document or instrument required to be delivered in connection with the execution and delivery of such Security Agreement pursuant to
     (S)(S)8.14(c)(1) through (8);

          (c) take whatever action (including without limitation the recording of mortgages, the filing of Uniform Commercial Code financing statements,

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                                       90
     the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of either Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this (S)6.18, enforceable against all third parties in accordance with their terms;

          (d) deliver to the Administrative Agent a signed copy of favorable opinions, addressed to the Agents and the Lenders, of counsel for the Borrower acceptable to the Administrative Agent as to such matters relating to such Subsidiary as either Agent may reasonably request; and

          (e) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, each security agreement delivered pursuant to this (S)6.18 and mortgages and other agreements and instruments entered into by such Subsidiary.

     Section  6.19.  [Intentionally omitted.]

     Section  6.20.  D-, E- and F-Block Subsidiaries.  While any D-, E- and F-
                     -------------------------------
Block Subsidiary shall be a guarantor hereunder the Borrower will cause such Persons to perform and observe each covenant and condition hereunder applicable to, and as if such Person were, a Subsidiary of the Borrower.

     Section 6.21. Post-Closing Requirements. If the Borrower shall install any intelligent network in Pennsylvania or any other jurisdiction that is not a permitted BTA where the following would be appropriate, it will file such UCC financing statements as may be necessary or appropriate and provide such opinions of counsel as may be reasonably requested by the Administrative Agent or Collateral Agent in connection therewith.


                                  ARTICLE VII

                  CERTAIN NEGATIVE COVENANTS OF THE BORROWER
                  ------------------------------------------

     The Borrower covenants and agrees that, so long as any Loan or Note or fees or expenses are outstanding or any Lender has any Commitment hereunder:

     Section  7.01.  Restrictions on Indebtedness.  The Borrower shall not
                     ----------------------------
create, incur, assume, guarantee or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist, contingently or otherwise, any Indebtedness other than (without duplication):

          (a)  In the case of the Borrower:

               (i) Indebtedness to the Lenders arising under any of the Loan Documents;

               (ii) Indebtedness outstanding under the Bank of America Loan Agreement and any other Permitted Loan Agreement, except for any such Indebtedness described in clause (a)(v) below;

               (iii) Indebtedness the proceeds of which are used to prepay Advances pursuant to (S)3.02(f), but only so long as:

                    (A) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Indebtedness then being prepaid or repaid with such proceeds, in whole or in part, and

                    (B) no portion of the principal amount of such Indebtedness is scheduled to be repaid or has required prepayments prior to the Tranche Y Maturity Date;

               (iv)  Subordinated Debt;

               (v) Indebtedness the proceeds of which are used solely for working-capital purposes, but only so long as the aggregate principal amount of such Indebtedness outstanding on any date does not exceed the lesser of:

                    (A)  *****, and

                    (B) an amount that, when divided by the aggregate POPs of
               all Permitted BTAs, equals *****; and

               (vi) guaranties of Indebtedness permitted under clause (c)(ii) or
          (iii) below.

          (b) In the case of any of the Borrower's Subsidiaries:

               (i) Indebtedness arising by way of a guaranty of Indebtedness of the Borrower under any Permitted Loan Agreement, and

               (ii) Indebtedness owing to the Borrower not evidenced by a note or other instrument.

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

          (c) In the case of any License Subsidiary:

               (i) Indebtedness owing to the FCC in connection with the payment of the deferred-purchase price of FCC Licenses held by such License Subsidiary, and

               (ii) Indebtedness owing to any Person incurred in connection with any extension of the maturity, or any refunding or refinancing, in whole or in part, of any Indebtedness described in clause (c)(i) above of such License Subsidiary, but only to the extent that:

                    (A) such extending, refunding or refinancing is otherwise
               permitted by this Agreement, and

                    (B) the principal amount of such Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; and

               (iii) purchase-money Indebtedness owing to the seller of (A) any FCC License, or (B) all of the Stock in any Person holding an FCC License, in each case incurred by a License Subsidiary that holds no other assets in order to acquire such FCC License, such ownership interests, but only to the extent that such Indebtedness is (x) unsecured and (y) non-recourse to the Borrower or any Subsidiary of the Borrower other than such License Subsidiary except as permitted under (S)7.03(c).

          (d) In the case of the Borrower and the Operating Subsidiary:

               (i) purchase-money Indebtedness (in addition to all other purchase-money Indebtedness permitted under this Section 7.01) and guaranties of such purchase-money Indebtedness permitted under clause
          (c)(ii) or (iii) above in an aggregate principal amount outstanding at any one time not to exceed ***** (but, with respect to any such purchase-money Indebtedness, only to the extent such purchase-money Indebtedness is in a principal amount that does not exceed the fair market value of the property being acquired);

               (ii) (A) Capital Lease obligations at any one time outstanding not to exceed *****, and


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

                    (B) Indebtedness incurred in the acquisition of Real Estate or within six months after the date of acquisition of Real Estate and that is secured by a Lien permitted under (S)7.02(d)(ii),

          but only so long as:

                    (I) the aggregate principal amount of Indebtedness under
               clauses (A) and (B) above at any one time outstanding does not exceed ***** and

                    (II) such Indebtedness is in a principal amount that does
               not exceed the fair market value of the property being acquired or leased;

               (iii) purchase-money Indebtedness (in addition to any other purchase-money Indebtedness described under clauses (i) and (ii) above and clause (iv) below of this paragraph (d)) incurred in order to acquire inventory (other than in respect of handsets and accessories with respect thereto manufactured or supplied by Ericsson or Orbitel or their respective Affiliates, but only to the extent such Indebtedness is in a principal amount that does not exceed the fair market value of the property being acquired); and

               (iv) purchase-money Indebtedness (in addition to any purchase-money Indebtedness described in clauses (a)(i), (a)(ii) and (d)(i) above) incurred in connection with the purchase of equipment and services the purchase price of which would be included in Excluded Other Costs (except to the extent such Excluded Other Costs are treated as Other Costs as provided in the definition of "Other Costs"), in an aggregate principal amount at any one time outstanding not to exceed ***** but only to the extent such Indebtedness is in a principal amount that does not exceed the fair market value of the property being acquired.

Notwithstanding subsections (a) through (d) above, neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or suffer to exist any Indebtedness on any date if the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (other than (x) any Indebtedness owing to the FCC and without duplication of Indebtedness permitted hereunder and Guaranties with respect to such Indebtedness and (y) any Subordinated Debt owing to the Grandparent or any of its Subsidiaries) would exceed ***** multiplied by the aggregate POPs of all Permitted BTAs as of such date (excluding any POPs in geographic areas for which the right to provide PCS services shall have been sold pursuant to FCC License Partitions on or before such date).

     Indebtedness to the Grandparent or any of its Subsidiaries shall only be permitted hereunder pursuant to subsection (a)(iv) above.

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

     Section  7.02.  Restrictions on Liens.  The Borrower shall not (A) create
                     ---------------------
or incur or suffer to be created or incurred or to exist any Lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its Property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (B) transfer any of such Property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (C) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title-retention or purchase-money security agreement, device or arrangement; (D) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (E) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; and shall not permit any of its Subsidiaries to do any of the foregoing; provided that the Borrower or
                                                --------
any Subsidiary may create or incur or suffer to be created or incurred or to exist the following (collectively, "Permitted Liens"):
                                    ---------------

          (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance;

          (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (d) encumbrances on Real Estate consisting of:

               (i) easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such the Borrower or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries, and

               (ii) with respect to Real Estate the acquisition price for which is not included in Other Costs, mortgage (or deed of trust) Liens

          (collectively, "Mortgage Liens") to secure the payment of Indebtedness
                          --------------
          permitted to be incurred under (S)7.01(d)(ii)(B); provided that
                                                            --------

                    (A) the amount secured by any Mortgage Lien shall not exceed the sum of (1) the acquisition cost of the Real Estate acquired by the Borrower or any of its Subsidiaries and (2) the cost of any improvements constructed thereon; and

                    (B) the Borrower or such Subsidiary shall simultaneously
               with the acquisition of the Real Estate in question either:

                         (1) grant to the Collateral Agent a second mortgage (or
                    deed of trust), in form and substance satisfactory to the Required Lenders, subordinate only to the Mortgage Lien, and securing the obligations of the Borrower and its Subsidiaries owing to lenders that are parties to the Intercreditor Agreement, or

                         (2) cause the lender in whose favor the Mortgage Lien
                    is to be made to execute and deliver to the Collateral Agent an option to purchase the Mortgage Lien, substantially in the form of Exhibit F;
                                ---------

          (e) Liens in favor of the Collateral Agent for the benefit of the lenders and agents parties to the Intercreditor Agreement securing the obligations permitted to be secured under the Intercreditor Agreement;

          (f) deposits to secure the performance of bids, trade contracts (other than in respect of Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business not to exceed in the aggregate at any one time *****

          (g) Liens on FCC Licenses and proceeds of the sale or other disposition thereof in favor of the FCC securing Indebtedness owing by License Subsidiaries to the FCC or lenders of permitted Indebtedness pursuant to (S)7.01(c)(ii); and

          (h) Liens securing purchase-money Indebtedness permitted under
     (S)7.01(d)(i), (ii), (iii) or (iv) owing to a Person that is not a party to the Intercreditor Agreement; provided that such Liens cover only the
                                  --------
     property acquired with the proceeds of such Indebtedness and the proceeds of such property to the extent the applicable Uniform Commercial Code provides for the automatic perfection of a security interest in such proceeds.

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                                       96

     Section  7.03.  No Contingent Obligations.  The Borrower shall not create,
                     -------------------------
incur, assume, guarantee or remain liable, or permit any of its Subsidiaries to create, incur, assume, guarantee or remain liable, on any Contingent Obligations other than:

          (a)  the Guaranties,

          (b) guaranties of Indebtedness under other Permitted Loan Agreements, and

          (c) guaranties permitted under (S)(S)7.01(a)(vi) and (d)(i) of Indebtedness permitted under (S)7.01(c)(ii) or (iii).

          Section  7.04.  Restrictions on Investments.  The Borrower shall not
                          ---------------------------
make or permit to exist or to remain outstanding, or permit any of its Subsidiaries to make or permit to exist or to remain outstanding, any Investment except:

          (a) Investments in Rate Hedging Agreements in a notional principal amount on any date reasonably related to the aggregate principal amount of Indebtedness of the Borrower accruing interest at a floating rate, and only so long as the purpose of such Investments shall be to hedge such floating-rate interest and shall not be to speculate on interest rates;

          (b) Investments in commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition by the Borrower or any of its Subsidiaries, is accorded a rating of "A1" or better by Standard & Poor's Ratings Group or "P1" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit-rating agency of similar standing;

          (c)  Investments in

               (i) direct obligations of, or obligations guaranteed by, the United States of America or any agency that constitutes a full-faith-and-credit obligation of the United States of America, in any case maturing in 12 months or less from the date of acquisition thereof, and

               (ii) repurchase agreements fully secured by underlying securities of the type described in clause (i) above and issued by a bank or trust company meeting the requirements of (S)7.04(d);

          (d) Investments in certificates of deposit maturing within six months from the date of issuance thereof (i) issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower, rated "AA" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc., or (ii) issued by any Lender;

          (e) Investments in money-market funds (other than single-state funds) that make investments in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (f) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any of its Subsidiaries;

          (g) Investments by the Borrower in its Subsidiaries, by Operating Subsidiaries in License Subsidiaries and by Subsidiaries in the Borrower by way of loans;

          (h) Investments by the Borrower or any of its Subsidiaries (except as the Borrower and the Required Lenders may otherwise agree) in Qualified Joint Ventures; provided that the aggregate amount of such Investments at
                     --------
     any one time outstanding shall not exceed *****;

          (i) loans, advances, installment sales or receivables that would constitute Investments, in each case in respect of sales of handsets and accessories thereto to retail end users on payment terms requiring full payment within ***** days following such sales;

          (j) Investments existing on the date hereof and listed on Schedule
     7.04;

          (k) Investments consisting of loans to the Grandparent made with the proceeds of a Tranche Y Loan within two Business Days after the date on which such Loan is made (the "Tranche Y Mirror Note"), but only if:
                                   ---------------------

               (i) such loan is payable on demand following the acceleration of the Tranche Y Loans,

               (ii) such loan ranks at least pari passu with all other senior Indebtedness of the Grandparent,

               (iii) such loan is otherwise on terms providing for interest and principal amortization substantially as provided herein for Tranche Y Loans,


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                                       98

               (iv) such loan is evidenced by a promissory note that is an instrument within the meaning of the New York Uniform Commercial Code and is in form and substance satisfactory to the Required Lenders and

               (v) such promissory note is pledged to the Collateral Agent as security for the Borrower's obligations hereunder and under the other loan documents and is delivered to the Collateral Agent;

          (l) Investments by the Borrower and its Subsidiaries consisting of seller-take-back financing permitted under (S)7.06(b)(iii)(A)(1); and

          (m) Investments by the Borrower or any of its Subsidiaries pursuant to the terms of the Cash Management Agreement, including investments by the agent thereunder in OII (but only so long as OII shall incur no Indebtedness and grant no Liens on any of its assets), which in turn will make Investments of the type described in clauses (a) through (g) above.

The aggregate amount of any Investment consisting of non-cash consideration in any Qualified Joint Venture shall be the greater of (A) the net book value of the assets (as determined in accordance with GAAP) contributed thereto (or, in the case of a contribution by way of an FCC License Partition, a ratable portion of such net book value, determined with respect to the total POPs of such BTA), net of any purchase-money Indebtedness of the Borrower or a Restricted Subsidiary in respect thereof that is assumed by the acquiror thereof, and (B) the fair-market value of the assets so contributed, as determined in good faith by the Board of Directors of the Grandparent.

     Section  7.05.  Distributions.  The Borrower shall not make, or permit any
                     -------------
of its Subsidiaries to make, any Distributions (other than a dividend or other distribution of any shares of common Stock of the Borrower subject to the Parent's pledge under the Parent Pledge Agreement) in respect of the Borrower's Stock or any Subordinated Debt of the Borrower, except that the Borrower may:

          (a) pay interest in respect of Subordinated Debt owing to the Grandparent or any of its Subsidiaries, but only if:

               (i) at the time of and after giving effect to such payment, no Default shall have occurred and be continuing, and

               (ii) interest on such Subordinated Debt shall accrue at a rate per annum not exceeding a fixed rate of ***** per annum (or, if approved by the Required Lenders, such higher rate as is consistent with then-available market rates);

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                                       99

          (b) repay or prepay principal owing in respect of Subordinated Debt owing to the Grandparent or any of its Subsidiaries, but only if:

               (i) at the time of and after giving effect to such repayment or prepayment, no Default shall have occurred and be continuing,

               (ii) the aggregate principal amount of all such Subordinated Debt that is being repaid or prepaid at such time shall not exceed the sum of:

                    (A) the difference, if any, between:

                         (1) the maximum aggregate principal amount of the Loans that could then be outstanding at such time under
                    (S)2.01, and

                         (2)   the sum of:

                              (I) the aggregate principal amount of the Loans that are actually outstanding at such time, and

                              (II)  the aggregate principal amount of such
                         Subordinated Debt that shall have been repaid or prepaid after the date of this Agreement and is allocable to amounts that may be distributed pursuant to this clause (A),

                    (B) the difference, if any, between:

                         (1) the maximum aggregate principal amount of the
                    Indebtedness that could then be outstanding at such time under other Permitted Loan Agreements, and

                         (2)  the sum of:

                              (I) the aggregate principal amount of the
                         Indebtedness that is actually outstanding thereunder at such time, and

                              (II)  the aggregate principal amount of such
                         Subordinated Debt that shall have been repaid or prepaid after the date of this Agreement and is allocable to amounts that may be distributed pursuant to this clause (B), and

                    (C)  the amount equal to:

                         (1) the aggregate principal amount of such Subordinated
                    Debt that shall have been loaned to the Borrower within the ***** days preceding the date of such repayment or prepayment, minus

                         (2) the aggregate principal amount of such Subordinated
                    Debt that shall have been repaid within the ***** days preceding the date of such repayment or prepayment and is allocable to amounts that may be distributed pursuant to this clause (C);

               provided that:
               --------

                         (x) any such repayment or prepayment on any date shall be allocated to clause (A), (B) or (C) above for purposes of determining whether any distribution may be made pursuant to this clause (ii) in the following order of priority: first,
                                                                          -----
                    any such repayment or prepayment shall be allocated to clause (C) above until any further allocation to such clause on such date would cause the amount calculated pursuant to such clause to be less than zero; second any such repayment
                                                      ------
                    or prepayment shall be allocated to clause (B) above until any further allocation to such clause on such date would cause the amount calculated pursuant to such clause to be less than zero; and third any such repayment or prepayment
                                        -----
                    shall be allocated to clause (A) above, and

                         (y) any such repayment or prepayment that is made with
                    proceeds of a borrowing under this Agreement or any Permitted Loan Agreement shall not be taken into account for the computation provided for in clause (A)(2)(II) or
                    (B)(2)(II) above; and

               (iii) at any preceding date, no Default would have occurred if such Subordinated Debt had not been outstanding; and

          (c) so long as no Default shall have occurred and be continuing at the time of and after giving effect to such Distribution, make a Distribution of an amount equal to the Net Cash Proceeds of any Sale with respect to any


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                                      101

     FCC License, the Stock of any License Subsidiary, to the extent such Net Cash Proceeds are not required to be applied to the prepayment of Advances pursuant to (S)3.02 or of any other Indebtedness of the Borrower or any of its Subsidiaries; and

          (d) make other Distributions (other than Distributions in respect of Subordinated Debt owing to Persons other than the Borrower or the Parent), but only if at the time of and after giving effect to such Distribution:

               (i) no Default shall have occurred and be continuing,

               (ii) the Borrower and its Subsidiaries shall have had Consolidated EBTDA in excess of zero for each of its four consecutive Fiscal Quarters ending with its Fiscal Quarter most recently ended prior to the date of such Distribution (the "Preceding Fiscal
                                                       ----------------
          Quarter") and

               (iii) the aggregate amount for all Distributions by the Borrower during the fiscal year of the Borrower in which the date of such Distribution occurs shall not exceed:

                    (A) Working Capital as of the last day of the Preceding
               Fiscal Quarter, minus

                    (B) the aggregate amount of Debt Service payable by the
               Borrower and its Subsidiaries during the 12 calendar months next-following the Preceding Fiscal Quarter, minus

                    (C) the aggregate amount of any prepayment of Indebtedness required to be made pursuant to (S)3.02(c) hereunder and any other similar prepayment of Indebtedness of the Borrower from Excess Cash Flow pursuant to a Permitted Loan Agreement during the Borrower's then-current fiscal year and that has not theretofore been made.

     Section  7.06.  Merger, Consolidation, Disposition of Assets, Etc.  (a)
                     -------------------------------------------------
The Borrower shall not merge into or consolidate with any Person or permit any Person to merge into it, and shall not permit any of its Subsidiaries to do any of the foregoing.

     (b) The Borrower shall not, and shall not permit any Subsidiary to, become a party to or agree to or effect any disposition of assets (including without limitation any disposition of any right to use any portion of any wavelength covered by any FCC License or any right to provide PCS services to any POPs in any geographic area within any Permitted BTA), other than:

          (i)  the disposition of assets in the ordinary course of business,

          (ii) the disposition of obsolete assets or equipment no longer necessary to the operation of the Borrower's or any Subsidiary's business, consistent with sound and prudent practices,

          (iii) so long as no Default shall have occurred and be continuing at the time thereof any:

               (A) Permitted C-Block FCC License Transfers,

               (B) any other FCC License Transfer, FCC License Partition and any disposition of equipment or other assets used primarily for the operation of a BTA with respect to which such FCC License Transfer or FCC License Partition shall have occurred, but, in each case, only if:

                    (1) one of the following shall be true:

                         (I) after giving effect to such disposition and all
                    other FCC License Transfers (other than Permitted C-Block License Transfers and dispositions as a result of the occurrence of a C-Block General License Revocation Event) and FCC License Partitions, the number of POPs included in BTAs as to which such FCC License Transfers shall have occurred and geographic areas for which the right to provide PCS services shall have been disposed of pursuant to FCC License Partitions (other than dispositions as to which a condition specified in clause (II), (III), (IV) or (V) below shall have been satisfied) shall not exceed ***** of the total POPs of all BTAs that are Permitted BTAs as of the Closing Date;

                         (II) such disposition is an FCC License Transfer and all of the following are true: (a) the sole consideration paid in connection with the disposition is the FCC License in respect of which the FCC License Transfer shall have occurred; (b) in consideration for such disposition an FCC License is acquired for the same BTA as that for the FCC License being disposed of, and such acquired FCC License covers at least the same amount of spectrum as the FCC License being disposed of; (c) no asset other than such FCC License is disposed of in connection with such disposition;
                    (d) no License Subsidiary or other Loan Party shall be liable for the payment of any Indebtedness owing to the FCC


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                                      103
                    in connection with the payment of the deferred-purchase price for the FCC License being disposed of; and (e) no Indebtedness is incurred by the Borrower and its Subsidiaries in connection with such disposition except Indebtedness owing to the FCC in an aggregate principal amount not exceeding the aggregate principal amount of Indebtedness owing to the FCC in respect of the FCC License being disposed of;

                         (III) such disposition is an FCC License Transfer relating to a C-Block FCC License and all of the following are true: (a) a License Subsidiary shall hold either (x) one or more FCC Licenses or (y) the right to provide, on terms and conditions satisfactory to the Required Lenders, PCS services under FCC Licenses held by third parties covering at least ***** MHz of spectrum; (b) no asset other than such FCC License is disposed of in connection with such disposition; (c) such disposition is by way of either (x) a sale that complies with the requirements of clause (V) below or (y) a Permitted C-Block FCC License Transfer; and (iv) no License Subsidiary or other Loan Party shall be liable for the payment of the Indebtedness owing to the FCC in connection with the payment of the deferred purchase price of the FCC License being disposed of;

                         (IV) the Required Lenders shall have accepted as a
                    Permitted BTA a BTA in substitution for the BTA as to which such FCC License Transfer shall have occurred; or

                         (V) of the aggregate value of the consideration
                    received by the Borrower and its Subsidiaries therefor (as determined in good faith by the Board of Directors of the Grandparent), no less than ***** shall be cash payable at the time of such sale (or in the case of a C-Block FCC License or F-Block FCC License, shall be in the form of forgiveness or assumption of Indebtedness owing to the FCC) and no more than ***** shall be in the form of deferred cash payments, and no consideration shall be in any other form, and such consideration shall be at least equal to the fair-market value (as determined in good faith by the Board of Directors of the Grandparent) of the assets sold ;

                    (2) no equipment or other assets that are disposed of shall be assets that are necessary for the normal commercial operation of any Permitted BTA; and

                    (3) such disposition, if other than an FCC License Partition, shall not relate to a Core BTA;

               (C) dispositions of the right to use no more than ***** MHz of spectrum in the aggregate in respect of any C-Block FCC License, so long as the consideration received therefor shall be at least equal to the fair-market value (as determined in good faith by the Board of Directors of the Grandparent) thereof and such disposition shall be made only to (1) a Person that then owns spectrum that may be used for providing cellular or PCS wireless telecommunications services for profit or (2) a Person that cannot provide cellular or PCS wireless telecommunications services for profit; and

               (D) capital contributions to Qualified Joint Ventures by way of FCC License Transfers and FCC License Partitions, and contributions of any equipment and other assets used primarily for the operation of the related Permitted BTA or applicable geographic area thereof, so long as:

                    (1)  such disposition shall be in compliance with
               (S)7.04(h),

                    (2) such disposition, if an FCC License Transfer, shall not relate to an FCC License for a Core BTA and

                    (3) the aggregate value of the consideration received by the Borrower and its Subsidiaries for such contribution shall at least be equal to the fair-market value (as determined in good faith by the Board of Directors of the Grandparent) of the assets so contributed;

          (iv) other dispositions of assets for their fair-market value, as determined in good faith by the Borrower, solely for cash consideration in an amount not to exceed ***** in the aggregate during the term of this Agreement; and

          (v) transfers of assets from the Borrower to any Subsidiary or from a Subsidiary to the Borrower or another Subsidiary, in each case to the extent that, after giving effect to such transfer, the transferee would be in compliance with its obligations under (S)7.12.

     If the Borrower or any of its Subsidiaries shall make any disposition of any assets pursuant to clause (iii)(D) above to a Qualified Joint Venture, the Borrower shall not thereafter permit such Qualified Joint Venture to fail to continue to qualify as a Qualified Joint Venture, except in a transaction involving a disposition of the assets of such Qualified Joint Venture that is otherwise permitted under this subsection (b). The Borrower shall not, and shall not permit any Subsidiary to, contribute any assets to a Qualified Joint Venture except to the extent reasonably necessary for the contemplated operations of such Qualified Joint Venture.

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                                      105

     (c) Except with the agreement of the Required Lenders, the Borrower shall not permit any Subsidiary to issue or sell any Stock or other equity interest in itself, other than to the Borrower or another Subsidiary of the Borrower and only if such Stock is pledged as security under the Collateral Documents.

     Section  7.07.  Sale and Leaseback.  The Borrower shall not enter into, or
                     ------------------
permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property owned by it in order then or thereafter to lease such Property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the Property being sold or transferred.

     Section  7.08.  Compliance with Environmental Laws.  The Borrower shall
                     ----------------------------------
not, and shall not permit any of its Subsidiaries to:

          (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Materials of Environmental Concern, except in compliance with Environmental Laws;

          (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Materials of Environmental Concern, except in compliance with Environmental Laws;

          (c) generate any Materials of Environmental Concern on any of the Real Estate, except in compliance with Environmental Laws;

          (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Materials of Environmental Concern on, upon or into the Real Estate except in compliance with Environmental Laws; or

          (e) otherwise conduct any activity at any Real Estate, except in compliance with Environmental Laws, or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     Section  7.09.  Employee Benefit Plans.  Neither the Borrower nor any ERISA
                     ----------------------
Affiliate shall, nor shall the Borrower permit any of its Subsidiaries to:

          (a) engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the IRC which could result in a material liability for the Borrower;

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived;

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to (S)302(f) or (S)4068 of ERISA;

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities;

          (e) fail to make when due any required contributions to a Multiemployer Plan;

          (f) withdraw (completely or partially) from any Multiemployer Plan where such withdrawal is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (g) terminate or institute proceedings to terminate, any Guaranteed Pension Plan, where such termination is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (h) make any amendment to any Guaranteed Pension Plan with respect to which security is required under (S)307 of ERISA; or

          (i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the IRC where such failure is likely to result in material liability to the Borrower or an ERISA Affiliate.

     Section  7.10.  New Subsidiaries.  The Borrower shall not create or acquire
                     ----------------
any Person other than Operating Subsidiaries, Licenses Subsidiaries, any Person the sole asset of which consists of its partnership interest in a general or limited partnership or equity interest in a corporation or limited liability company.

     Section  7.11.  Transactions with Affiliates.  The Borrower shall not enter
                     ----------------------------
into, or permit any of its Subsidiaries to enter into:

          (a) any agreement or arrangement providing for the payment of any amounts to any of its Affiliates, except that:

               (i) the Borrower may enter into the Expense Allocation Agreement; and any Operating Subsidiary may enter into (A) the Cash Management Agreement, (B) a services agreement substantially in the form of

          Exhibit D-1 hereto, between such Operating Subsidiary and Omnipoint
          -----------
          Services and (C) one or more operating agreements substantially in the form of Exhibit D-2 hereto, between such Operating Subsidiary and a
                  -----------
          License Subsidiary;

               (ii) the Borrower and its Subsidiaries may enter into a tax-sharing agreement or arrangement pursuant to which the Borrower and its Subsidiaries shall not make any payments or agree to make any payments in lieu of income taxes unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that the Borrower and its Subsidiaries would have paid if the Borrower and its Subsidiaries had always filed income-tax returns as separate entities; and

               (iii) the Borrower and its Subsidiaries may enter into a management, consulting or other agreement, but only if such agreement either

                    (A) relates to providing management, consulting or other
               services to an Affiliate operating BTA markets and

                         (1) is on terms that are fair and reasonable and no
                    less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and

                         (2) does not provide for the performance of services or
                    purchase or delivery of property by the Borrower or such Subsidiary in a manner that, individually or together with all other such agreements with Affiliates operating BTA markets, would have a material adverse effect on the ability of the Borrower or such Subsidiary to build-out or operate any BTA or MTA for which it owns the applicable FCC License, or

                    (B) is approved in writing by the Required Lenders, or

          (b) any other agreement, arrangement or transaction with any of its Affiliates (whether or not providing for the payment of any amounts to any of its Affiliates), except in the ordinary course of business and on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section  7.12.  Permitted Business.  The Borrower shall not:
                     ------------------

          (a) engage in any business other than the holding of Stock of Operating Subsidiaries and License Subsidiaries and the purchasing and reselling to Subsidiaries of equipment used in connection with the build-out and operation of PCS Systems for which FCC Licenses for BTAs other than Excluded BTAs are held by License Subsidiaries or hold any assets other than such Stock and the Tranche Y Mirror Note,

          (b) permit any License Subsidiary to engage in any business other than the holding of FCC Licenses and the licensing thereof to other Persons to the extent permitted hereunder or hold any assets other than FCC Licenses, and

          (c) permit any Operating Subsidiary to engage in any business other than the development, construction and operation of PCS Systems and related businesses.

     Section  7.13.  Charter Amendments.  The Borrower shall not, and shall not
                     ------------------
permit any of its Subsidiaries to, amend its certificate of incorporation or limited liability company formation documents or bylaws.

     Section  7.14.  Accounting Changes.  The Borrower shall not make or permit,
                     ------------------
or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or change its fiscal year.

     Section  7.15.  Prepayments, Etc., of Indebtedness.  The Borrower shall not
                     ----------------------------------
and shall not permit any Subsidiary:

          (a) to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness owing by the Borrower or any of its Subsidiaries, other than the prepayment of the Advances in accordance with the terms of this Agreement or as the Required Lenders may otherwise agree, except for (i) prepayments, redemptions, purchases or other satisfactions by the Borrower as to which lenders under the Intercreditor Agreement are not required to pay any amount to other lenders party thereto, (ii) Indebtedness owing to the FCC, (iii) the prepayment of advances under the Bank of America Loan Agreement due to an event described in Article 4 thereof not attributable to any fault on the part of the Borrower or any Affiliate thereof, or (iv) the prepayment of Subordinated Debt to the extent permitted under the applicable Subordination Agreement and Section 7.05 above, or

          (b) to amend, modify or change in any manner any term or condition of any Subordinated Debt or any other Indebtedness secured by Liens in favor of the Collateral Agent, except for amendments, modifications and changes that the lenders party to the Intercreditor Agreement are permitted to enter into thereunder.

If on any date any amount shall be due and owing hereunder and under any other Indebtedness of the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary shall not pay in full all such amounts as are then due and owing, the Borrower shall not pay, or permit such Subsidiary to pay, any such amounts except ratably, in accordance with the respective amounts then due and owing thereunder. If the Borrower shall take any action in violation of this Section 7.15, it irrevocably authorizes each lender to it that is a party to the Intercreditor Agreement on its behalf to make any payment required under the Intercreditor Agreement and acknowledges that any amount so paid by any such lender shall be deemed not to have been paid by the Borrower or such Subsidiary to such lender.

     Section  7.16.  Amendment, Etc., of Material Contracts.  The Borrower shall
                     --------------------------------------
not, and shall not permit any Subsidiary to, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract, or take any other action in connection with any Material Contract, and shall not permit any of its Subsidiaries to do any of the foregoing, that, in any such case, could, at the time thereof, reasonably be expected to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any other Loan Document.

     Section  7.17.  Restrictions on Subsidiaries.  (a) The Borrower shall not
                     ----------------------------
enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien in favor of the Collateral Agent upon any of its property or assets or limiting the ability of any Subsidiary to declare and pay dividends and distributions or make Investments in the Borrower.

          (b) So long as any Advances are outstanding or any other amount is owing under the Loan Documents, no Distribution shall be made by any Qualified Joint Venture except in cash or to any Person other than the Borrower and its Subsidiaries if such Person would receive more than ***** of the total amount of such Distribution or if the total amount of all such Distributions during any calendar year would exceed the Excess Cash Flow of such Qualified Joint Venture for the immediately preceding calendar year.

     Section  7.18.  Partnerships.  The Borrower shall not become, or permit any
                     ------------
of its Subsidiaries to become, a general partner in any general or limited partnership other than any Subsidiary the sole asset of which consists of its interest in such partnership.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Section  7.19.  Default Under the Equipment Acquisition Agreement.  The
                     -------------------------------------------------
Borrower shall not and shall not permit any of its Subsidiaries to default in the performance or observance of any covenants or conditions on its part to be performed or observed under the Equipment Acquisition Agreement.

     Section  7.20.  Collections of Receivables.  The Borrower shall not, and
                     --------------------------
shall not permit any of its Subsidiaries to, collect any receivables arising from providing PCS or other services or sales of handsets or other assets, except through the Operating Subsidiary or Omnipoint Services through the Services Agreement.


                                 ARTICLE VIII

                       CONDITIONS TO THE INITIAL ADVANCE
                       ---------------------------------

     The obligations of each Applicable Lenders to make any initial Advance shall be subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Advance (the "Closing Date"):
                                                ------------

     Section  8.01.  Terms and Conditions of Transaction.  (a)  Each Lender
                     -----------------------------------
shall have received a Note, payable to the order of such Lender, duly executed and delivered by the Borrower, as well as copies of each of the other Loan Documents, which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent, each of the Lenders and their counsel.

     (b) The Lenders shall be satisfied with the final terms and conditions of the transactions contemplated hereby and by the other Loan Documents, including, without limitation, all legal and tax aspects thereof.

     (c) The Lenders shall be satisfied with the corporate and legal structure and capitalization of the Borrower and its Subsidiaries, including, without limitation, their respective charters and bylaws and each agreement or instrument relating thereto.

     Section  8.02.  Due Diligence.  The Lenders shall have completed a due-
                     -------------
diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and shall have received such financial, business and other information regarding the Borrower and its Subsidiaries as they shall have requested.

     Section  8.03.  Validity of Liens.  The Borrower Security Agreement, the
                     -----------------
Parent Pledge Agreement and each other Collateral Document required to be entered into on the date hereof shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first-priority security interest (except for Permitted Liens that have priority under applicable law) in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Collateral Agent to protect and preserve such security interests shall have been duly effected, all such documents shall have been duly executed by the applicable Loan Party and all filing and recording fees and taxes relating to any of the foregoing shall have been duly paid. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     Section  8.04.  Search Reports and Related Documents.  The Administrative
                     ------------------------------------
Agent shall have received

          (a) such Uniform Commercial Code, tax, patent, trademark and judgment lien search reports with respect to such applicable public offices where Liens are filed, as shall be acceptable to the Administrative Agent, disclosing that there are no Liens of record (other than Permitted Liens) in such official's office covering any Collateral or showing any Loan Party as a debtor thereunder;

          (b) a certificate of each Loan Party signed by an authorized officer of such Loan Party, dated the Closing Date, certifying that, as of the Closing Date, there will exist no Liens on the Collateral other than Permitted Liens; and

          (c) acknowledgment copies or duly executed file-stamped copies of UCC-1 and UCC-3 financing statements with respect to the Collateral (other than the pledged Collateral), filed in each office in each jurisdiction that the Administrative Agent may deem necessary or appropriate to perfect and protect a first-priority Lien on the Collateral.

     Section  8.05.  Certificates of Insurance.  The Administrative Agent shall
                     -------------------------
have received:

          (a) a certificate of insurance from an independent insurance broker, dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Collateral Documents and this Agreement, and

          (b) copies of all policies evidencing such insurance, which shall contain provisions naming the Collateral Agent as an additional insured and loss payee on behalf of the Lenders as its interests may appear, and providing for 30-days' prior written notice to Administrative Agent and the Collateral Agent of cancellation or diminishment.

     Section  8.06.  Solvency Certificate.  Each of the Lenders and the
                     --------------------
Administrative Agent shall have received an officer's certificate of the Borrower and the Parent, in form and substance satisfactory to the Administrative Agent and the Lenders, dated as of the Closing Date as to the Borrower and the Parent being Solvent after giving effect to the consummation of the transactions contemplated herein and in the other Loan Documents.

     Section  8.07.  Opinions of Counsel to the Borrower and its Subsidiaries.
                     --------------------------------------------------------
Each of the Lenders and the Administrative Agent shall have received favorable legal opinions addressed to the Lenders and the Administrative Agent, each dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from (i) Piper & Marbury, L.L.P., counsel to the Borrower, (ii) Piper & Marbury, L.L.P., counsel to the Borrower's Subsidiaries, and (iii) local counsel to the Borrower's Subsidiaries in such jurisdictions as the Administrative Agent may reasonably request.

     Section  8.08.  Opinion of Counsel to the Parent.  Each of the Lenders and
                     --------------------------------
the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, from Piper & Marbury, L.L.P., counsel to the Parent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section  8.09.  Opinion of FCC Counsel.  Each of the Lenders and the
                     ----------------------
Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from Piper & Marbury, L.L.P., FCC counsel to the Borrower and the Parent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section  8.10.  Opinion of Counsel to the Administrative Agent.  Each of
                     ----------------------------------------------
the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from Shearman & Sterling, counsel to the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent.

     Section  8.11.  Payment of Fees.  The Borrower shall have paid all accrued
                     ---------------
fees and expenses of the Administrative Agent, the Collateral Agent and the Lenders, to the extent payable by the Borrower hereunder and under the other Loan Documents.

     Section  8.12.  Approvals, Permits; FCC Licenses.  (a)  The Borrower and
                     --------------------------------
each of the License Subsidiaries and Operating Subsidiaries shall have obtained all federal, state and local governmental and regulatory consents, approvals, FCC Licenses and permits, including any third-party consents, as required or necessary for the Borrower to accept Loans and for the Borrower and each of the License Subsidiaries and Operating Subsidiaries to operate their businesses pursuant to the Approved Full Term Operating Business Plan and shall maintain in effect each of the foregoing; all applicable waiting periods shall have expired without any action being taken by any competent authority; no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Loans or the operation of the businesses of the Borrower and each of the License Subsidiaries and Operating Subsidiaries as currently operated, and the Administrative Agent and each of the Lenders shall receive a certificate of an authorized officer of the Borrower to that effect dated the Closing Date.

     (b) The Lenders shall have received evidence satisfactory to the Lenders that each FCC License listed in Parts I and II of Schedule 5.07 has been won by the Grandparent and its Subsidiaries in FCC PCS auctions, has been transferred to a License Subsidiary, that each such FCC License is held by a Subsidiary of the Grandparent and that no such FCC License is subject or likely to be subject to any revocation action commenced or threatened by the FCC or to being purchased by any Person other than a License Subsidiary.

     Section  8.13.  Delivery of Full-Term Operating Business Plan.  The
                     ---------------------------------------------
Borrower shall have delivered to the Administrative Agent and each Lender a full-term operating business plan, each of which shall be in form and substance satisfactory to the Administrative Agent and each Lender, together with (i) a certificate of the chief or principal financial or accounting officer dated the Closing Date certifying as to the reasonableness of the assumptions and expectations contained therein and that there are presently no facts known to such Person that would make either such plan misleading in any material respect and (ii) such pro-forma financial statements and projections for the Borrower and its Subsidiaries, in form and substance satisfactory to the Lenders, as shall be reasonably requested by the Lenders.

     Section  8.14.  Security Agreements.  The Borrower shall have delivered to
                     -------------------
the Administrative Agent and each Lender copies of each of the following:

          (a) a security agreement (as amended from time to time, the "Borrower
                                                                       --------
     Security Agreement"), in substantially the form of Exhibit E-1, duly
     ------------------                                 -----------
     executed by the Borrower, that, among other things, grants to the Collateral Agent for the benefit of the Secured Parties a Lien on such assets of the Borrower (including without limitation all issued and outstanding Stock of each License Subsidiary and each Operating Subsidiary owned by the Borrower) as the Lenders may request;

          (b) a pledge agreement (as amended from time to time, the "Parent
                                                                     ------
     Pledge Agreement"), in substantially the form of Exhibit E-2, duly executed
     ----------------                                 -----------
     by the Parent, that, among other things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of the Borrower owned by the Parent;

          (c)  [Intentionally omitted.]

          (d) a pledge agreement (as amended from time to time, a "D-, E- and F-
                                                                   ------------
     Block Subsidiary Pledge Agreement"), in substantially the form of Exhibit
     ---------------------------------                                 -------
     E-4, duly executed by the D-, E- and F-Block Parent, that, among other
     ---
     things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of each D-, E- and F-Block Subsidiary;

          (e) security agreements (together with each other security agreement delivered pursuant to (S)6.18(b), in each case as amended from time to time, a "Subsidiary Security Agreement"), substantially in the form of
              -----------------------------
     Exhibit E-5 hereto, duly executed by the Guarantors (other than the
     -----------
     Parent), each of which, among other things, grants to the Collateral Agent for the benefit of the Secured Parties a Lien on such assets of such Guarantor (including, in the case of any Operating Subsidiary, all issued and outstanding Stock of each of its Subsidiaries that is a License Subsidiary or an Operating Subsidiary, but in the case of any License Subsidiary, excluding any assets for which the grant of such a Lien would violate applicable FCC regulations) as the Lenders may request; and

     in each case together with:

               (1) if applicable, certificates representing the any shares of Stock pledged under such Security Agreement, accompanied by undated stock powers executed in blank,

               (2) duly executed financing statements, in proper form for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreement covering the Collateral described in such Security Agreement,

               (3) evidence of any insurance required by the terms of such Security Agreement,

               (4) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreement has been taken.

     Section  8.15.  Guaranties.  The Borrower shall have delivered to the
                     ----------
Administrative Agent and each Lender copies of each of the following:

          (a) from the Parent, a limited-recourse guaranty in substantially the form of Exhibit H-1 hereto (as amended, supplemented or otherwise modified
             -----------
     from time to time in accordance with its terms, the "Limited Recourse
                                                          ----------------
     Parent Guaranty"), duly executed by the Parent,
     ---------------

          (b)  [Intentionally omitted.],

          (c) from the D-, E- and F-Block Subsidiary Parent, a limited-recourse guaranty in substantially the form of Exhibit H-3 hereto (as amended,
                                           -----------
     supplemented or otherwise modified from time to time in accordance with its terms, the "D-, E- and F-Block Subsidiary Parent Limited Recourse
                 -----------------------------------------------------
     Guaranty"), duly executed by the D-, E- and F-Block Subsidiary Parent, and

          (d) from each Operating Subsidiary and each License Subsidiary, a guaranty in substantially the form of Exhibit H-4 hereto (together with
                                           -----------
     each other such guaranty delivered pursuant to (S)6.18(a), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Subsidiary Guaranty"), duly executed by each Operating
                        -------------------
     Subsidiary and each License Subsidiary.

     Section  8.16.  Mortgages, Etc.  The Borrower shall have delivered to the
                     ---------------
Administrative Agent and each Lender copies of deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance satisfactory to the Administrative Agent and covering the properties listed on Schedule 8.16 hereto (together with each other mortgage delivered
          -------------
pursuant to (S)6.18(b), in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages"),
                                                                ---------
duly executed by each party thereto, in each case together with:

          (a) evidence that counterparts of the Mortgages have been duly recorded on or before the day of the initial Advance (or, with respect to any such Mortgage entered into after the date of the initial Advance in accordance with this Agreement, on or before the date of execution and delivery of such Mortgage) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (other than Permitted Liens) on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid;

          (b) evidence of the insurance required by the terms of such Mortgage, and

          (c) evidence that all other action that the Administrative Agent or Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in such Mortgage has been taken.

     Section  8.17.  Attornment and Recognition Agreements.  The Borrower shall
                     -------------------------------------
have delivered to the Administrative Agent and each Lender copies of each attornment and recognition agreement required by (S)6.11.

     Section  8.18.  Material Agreements.  Subject to confidentiality
                     -------------------
restrictions, the Administrative Agent and each of the Lenders shall have received a complete and correct copy, in form and substance satisfactory to the Lenders, of (a) the Expense Allocation Agreement and the servicing agreement and form of licensing agreement referred to in (S)7.11(a)(i), in each case (if applicable) as then in effect and duly executed by the parties thereto, and (b) each other contract set forth on Schedule 5.27, as such other contract is then
                                 -------------
in effect and as to which the Administrative Agent shall have requested a copy on or before the Closing Date.

     Section  8.19.  Litigation.  There shall exist no action, suit,
                     ----------
investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality affecting any of the Parent, the Borrower or any of their respective Subsidiaries that

          (i) could have a Material Adverse Effect, or

          (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby or thereby or challenges any of the Lenders' rights under this Agreement, any Note or any other Loan Agreement.

     Section  8.20.  Insurance Certificates.  The Administrative Agent shall
                     ----------------------
have received one or more insurance certificates to the effect set forth in
(S)6.05.

     Section  8.21.  No Default.  No default shall have occurred and be
                     ----------
continuing under the Equipment Acquisition Agreement.

     Section  8.22.  No Material Adverse Change.  There shall have occurred no
                     --------------------------
material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance shall be true and correct in all material aspects.

     Section  8.23.  Corporate and Limited Liability Company Documents.  The
                     -------------------------------------------------
Administrative Agent shall have received on or before the day of the initial Advance the following, each dated such day (unless otherwise specified), in form and substance satisfactory to each Lender (unless otherwise specified) and in sufficient copies for each Lender:

          (a) Certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate and limited liability company action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes and each other Loan Document.

          (b) A copy of the charter or limited liability company agreement of the Borrower, the Grandparent, the Parent and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Advance) by the Secretary of State of the jurisdiction of its incorporation or formation as being a true and correct copy thereof.

          (c) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation or formation of the Borrower, the Grandparent, the Parent and each other Loan Party, dated reasonably near the date of the initial Advance, listing the charter of such Person and each amendment thereto on file in his office and certifying that

               (i) such amendments are the only amendments to such Person's charter on file in his office,

               (ii) such Person has paid all franchise taxes to the date of such certificate, and

               (iii) such Person is duly incorporated or formed and in good standing under the laws of the state of incorporation or formation of such Person.

          (d) A copy of a certificate of the Secretary of State or other appropriate representative of each state in which each of the Borrower and each other Loan Party is engaged in any business, dated reasonably near the date of the initial Advance, stating that each of the Borrower and each other Loan Party is duly qualified and in good standing as a foreign corporation in such state and has filed all annual reports required to be filed to the date of such certificate.

          (e) A certificate of the Borrower, the Parent and each other Loan Party, signed on behalf of the Borrower, the Parent and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the initial Advance (the statements made in which certificate shall be true on and as of the date of the initial Advance), certifying as to

               (A) the absence of any amendments to the charter of the Borrower, or such other Loan Party since the date of the Secretary of State's certificate referred to in (S)8.23(c),

               (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the initial Advance,

               (C) the due incorporation or formation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the jurisdiction in which such Loan Party is incorporated or formed, and the absence of any proceeding for the dissolution or liquidation of the Borrower, the Parent or such other Loan Party,

               (D) the truth of the representations and warranties of such Person contained in the Loan Documents as though made on and as of the date of the initial Advance, and

               (E) the absence of any event occurring and continuing, or resulting from the initial Advance, that constitutes a Default.

          (f) A certificate of the Secretary or an Assistant Secretary of the Borrower, the Parent and each other Loan Party certifying as to the names and true signatures of the officers of the Borrower, the Parent and such other Loan Party authorized to sign this Agreement, the Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

          (g) All other documents, instruments, financial information and opinions from the Borrower, the Grandparent, the Parent or any of the Borrower's Subsidiaries (including opinions of counsel for the Borrower, the Grandparent, the Parent or any such Subsidiary) as the Administrative Agent and each Lender may reasonably request, in form and substance satisfactory to the Administrative Agent and each Lender and their counsel, and which shall be in full force and effect on the date of the initial Advance.

     Section  8.24.  Intercreditor Agreement.  The Borrower shall have delivered
                     -----------------------
to the Administrative Agent an intercreditor agreement substantially in the form of Exhibit I, duly executed by the Collateral Agent (as the same may be amended from time to time, the "Intercreditor Agreement").
                        -----------------------

     Section  8.25.  Support Agreement.  The Borrower shall have delivered to
                     -----------------
the Administrative Agent a Support Agreement substantially in the form of Exhibit J, duly executed by the Grandparent and the Borrower (as the same may be amended from time to time, the "Support Agreement").
                                -----------------

     Section  8.26. [Intentionally omitted.]

     Section  8.27.  Acknowledgement of Assignment.  The Administrative Agent
                     -----------------------------
shall have received from Omnipoint Services a written statement to it in which Omnipoint Services (a) consents to the assignment by the Operating Subsidiary party to the Services Agreement of all of its right, title and interest in and to the Services Agreement (including, without limitation, the right to receive any monies due thereunder) to the Collateral Agent pursuant to the Collateral Documents, (b) agrees not to cancel or terminate the Services Agreement except upon at least ***** days written notice to the Administrative Agent and (c) agrees that the Administrative Agent or the Collateral Agent shall be entitled to make any payment or otherwise perform any obligation or cure any default of the Borrower or any of its Subsidiaries under the Services Agreement.

     Section  8.28.  Other Information.  The Lenders and the Administrative
                     -----------------
Agent shall have received such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.


                                  ARTICLE IX

                       ADDITIONAL CONDITIONS TO ADVANCES
                       ---------------------------------

          SECTION  9.01.  Conditions Precedent to an Initial Advance Based on
                          ---------------------------------------------------
Ericsson Related Expenses with Respect to Any Operating Subsidiary or License
-----------------------------------------------------------------------------
Subsidiary.   The obligation of the Lenders to make an Advance on the basis of
----------
any portion of the Tranche X Borrowing Base relating to Ericsson Related Expenses relating to any Operating Subsidiary or License Subsidiary not in existence on the date of the initial Advance, any FCC License not held by a License Subsidiary as of the date of the initial Advance or any BTA in any jurisdiction other than a jurisdiction as to which the Borrower shall have received an opinion of counsel pursuant to (S)8.07, is subject to the satisfaction of the following conditions precedent:

          (a) the Lenders shall be satisfied with the corporate and legal structure and capitalization of such Subsidiary, including the terms and conditions of the charter, bylaws and each class of capital stock of such Subsidiary and of each agreement or instrument relating thereto, and

          (b) such Subsidiary (or the Borrower on behalf of such Subsidiary) shall have delivered each agreement, opinion of counsel and other document required to be delivered by or on behalf of such Subsidiary pursuant to
     (S)6.18.

     Section  9.02.  Conditions to All Advances.  The obligation of each
                     --------------------------
Applicable Lender to make any Advance, including its initial Advance, shall also be subject to the satisfaction of the conditions precedent that on the date of such Advance:

          (a) The Administrative Agent shall have received a properly completed Draw Request.


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                                      120

          (b) Each of the representations and warranties of the Borrower and each other Loan Party contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or any other Loan Document is true and correct in all material respects immediately prior to, and after giving effect to, the making of such Advance and the application of the proceeds therefrom, as though made on and as of such date (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date). The Administrative Agent shall have received a certificate of an authorized officer of the Borrower to such effect.

          (c) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default or a default under any other Loan Document.

          (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan and no order of any court or Governmental Body has been entered prohibiting the consummation of the transactions contemplated by the Loan Documents.

          (e) Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          (f) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

          (g) The Borrower shall have delivered to the Administrative Agent invoices or other evidence reasonably satisfactory to the Administrative Agent showing the aggregate amount of Ericsson Related Expenses that have been incurred by the Borrower and its Subsidiaries through the date of such Advance.

          SECTION 9.03.  Conditions to the Effectiveness of this Agreement.  The
                         -------------------------------------------------
effectiveness of this Agreement shall be subject to the satisfaction of the following conditions precedent:

          (a) The Administrative Agent and the Lenders shall have received a consent, duly executed by the Guarantors and in form and substance satisfactory to each Lender, to this Agreement.

          (b) The Administrative Agent and the Lenders shall have received (i) a Note, duly executed and delivered by the Borrower, and (ii) a Tranche Y Mirror Note in favor of the Borrower, duly executed and delivered by the Grandparent.

          (c) The Bank of America Loan Agreement shall have been duly executed and delivered by the parties thereto and a copy thereof delivered to the Administrative Agent.

          (d) The Administrative Agent and the Lenders shall have received a signed copy of favorable opinions, addressed to the Agents and the Lenders, of counsel for the Borrower acceptable to the Administrative Agent as to such matters as either Agent may reasonably request.

          (e) The Administrative Agent and the Lenders shall have received signed copies of officer's certificates and other supporting documentation acceptable to the Administrative Agent as to such matters as either Agent may reasonably request.


                                   ARTICLE X

                     EVENTS OF DEFAULT; ACCELERATION; ETC.
                     -------------------------------------

     Section  10.01.  Events of Default and Acceleration.   Upon the occurrence
                      ----------------------------------
and during the continuance of any of the following events,

          (a) the Borrower shall fail to pay any principal of the Loans, any fee, any interest on the Loans or any other sum hereunder or under any of the other Loan Documents to which it is a party, in any such case within three days after the date on which the same shall become due and payable; or

          (b) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII or 6.15; provided that the Borrower
                                                    --------
     shall have the right to comply with the covenants contained in
     (S)(S)6.15(a), (b), (c), (d), (e) and (f) by providing, prior to the delivery of the financial statement or other report to the Administrative Agent disclosing the existence of such default, additional cash equity to the extent that if such equity were included in Revenue, EBITDA or Adjusted EBITDA, the Borrower would be in compliance with (S)(S)6.15(a), (b), (c),
     (d), (e) and (f) as the case may be; or

          (c) any Loan Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)10.01) and such failure shall continue for a period of 30 days; or

          (d) any representation or warranty made by any Loan Party or any of its Subsidiaries (or any of its officers) under this Agreement or any of the other Loan Documents or in any certificate, statement, document or instrument delivered pursuant to or in connection with this Agreement or any Loan Document shall not be correct in any material respect upon the date when made or confirmed or deemed to have been made, confirmed or repeated; or

          (e) any Loan Party or any shareholder of the Borrower shall

               (i) make an assignment for the benefit of creditors, or

               (ii) generally not pay its debts as such debts become due or admit in writing its inability to generally pay or generally fail to pay its debts as they mature or become due, or

               (iii) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Loan Party or any such shareholder or of any substantial part of the assets of any Loan Party or any such shareholder, or

               (iv) commence any case or other proceeding relating to any Loan Party or any such shareholder under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction providing for the relief of debtors, now or hereafter in effect, or

               (v) shall take any action to authorize or in furtherance of any of the foregoing,

     or any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Loan Party or any such shareholder and such Loan Party or shareholder shall indicate its approval thereof, consent thereto or acquiescence therein or shall not be able to have such proceeding dismissed within 30 days thereof or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any such shareholder shall take any corporate action to authorize any of the actions set forth above in this subsection
     (e); or

          (f) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness that is outstanding in an aggregate principal amount of at least ***** (but excluding Indebtedness outstanding hereunder or owing by any License Subsidiary to the FCC), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any judgment or order for the payment of money in excess of ***** (excluding any portion thereof that an insurance company of recognized standing and creditworthiness has agreed to pay), or any material non-monetary judgment or order, shall be rendered against the Borrower and either

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or

               (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of its or their stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (i) with respect to any Guaranteed Pension Plan, an ERISA Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the


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                                      124
     termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or appointed a trustee to administer or liquidate any plan; or

          (j) the Borrower or any of its Subsidiaries shall be the subject of writs of attachment or garnishment and the like that might have a Material Adverse Effect and that are unstayed for a period of 30 consecutive days or any such attachment shall not have been bonded over within 30 days of the entry thereof; or

          (k) the FCC or any other Governmental Body shall cancel, revoke, suspend or fail to renew any FCC License held by any License Subsidiary relating to (i) any right held by any Subsidiary to provide PCS services to any POPs included in any Permitted BTA, in either case for which the cancellation, revocation, suspension or failure to renew the FCC License relating to which could reasonably be expected to have a Material Adverse Effect, or (ii) any Permitted BTA for which Ericsson Related Expenses in excess of ***** have been incurred, in either case except for any C-
     Block General License Revocation Event or Proposed C-Block General License Revocation Event; or

          (l) the FCC or any other Governmental Body shall commence any proceeding to cancel, revoke or suspend any FCC License held by any License Subsidiary relating to BTAs described in clause (k) above, which proceeding
     (i) could reasonably be expected to have a Material Adverse Effect, and
     (ii) has not been stayed or enjoined within five Business Days after the commencement of any such proceeding, in either case except for any C-Block General License Revocation Event or Proposed C-Block General License Revocation Event; or

          (m) the Grandparent or any of its Affiliates shall fail to pay any amount when due of Indebtedness owed to the FCC with respect to any C-Block FCC License or shall otherwise default on such Indebtedness, if such failure to pay or default constitutes or would with the passage of time constitute a default under any Indebtedness owing to the FCC in respect of any other FCC Licenses in respect of a Permitted BTA; or

          (n) any License Subsidiary shall fail to pay when due amounts owing to the FCC relating to BTAs described in clause (k) above unless (i) such failure to pay can reasonably be expected, in the reasonable judgment of the Required Lenders, not to result in any cancellation, revocation or suspension of such FCC License or (ii) the Borrower has obtained a stay or injunction against any action by the FCC to cancel, revoke or suspend such FCC License notwithstanding such failure to pay and such injunction or stay shall then be in effect; or


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                                      125

          (o) the Collateral Agent shall cease to have a valid and perfected first-priority Lien on any Collateral securing any Loan Party's obligations under any Loan Document, or any Loan Party shall so assert (subject, however, to Permitted Liens entitled to priority in accordance with the terms of the Loan Documents); or

          (p) at any time any of the following shall occur:

               (i) the Ownership Fraction shall be less than *****;

               (ii) any issuance by the Borrower or disposition by the Parent of Stock of the Borrower shall occur, other than a Permitted Stock Transfer, or any Person (other than Ericsson and its Affiliates) engaged in, or having an Affiliate engaged in, the business of manufacturing, selling or distributing telecommunications equipment shall own, directly or indirectly, legal or beneficially, more than 30% of the Voting Stock of the Borrower then outstanding; or

               (iii) all of each series and class of issued and outstanding shares of Stock of the Borrower and each of its Subsidiaries shall cease to be pledged as security for the obligations of the Borrower, the other Loan Parties and their respective Subsidiaries hereunder and under the other Loan Documents; or

          (q) there shall occur in the judgment of the Required Lenders any change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party that could reasonably be expected to have a material adverse effect on the ability of such Loan Party to perform its obligations under the Loan Documents to which it is a party; or

          (r) the Borrower or any Subsidiary shall default, after any applicable grace period, under any equipment-acquisition agreement (other than the Equipment Acquisition Agreement) providing for the purchase of more than ***** in aggregate purchase price of equipment or other goods, from any Person, or such Person shall so allege in writing;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice to the Borrower, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or
(ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be


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                                      126
forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of an Event of Default under subsection (e)
--------
above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE XI

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     Section  11.01.  Authorization and Action.  Each Lender appoints and
                      ------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that
                                                                  --------
the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent will give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Section  11.02.  Administrative Agent's Reliance, Etc.  Neither the
                      ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

          (a) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an assignee, as provided in (S)12.07;

          (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;

          (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and

          (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

     Section  11.03.  Ericsson and Affiliates.  With respect to its Commitments,
                      -----------------------
the Advances made by it and the Note issued to it, Ericsson and any other Administrative Agent in its individual capacity shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Ericsson in its individual capacity or any other Administrative Agent in its individual capacity. Ericsson or any other Administrative Agent in its individual capacity and its affiliates may a generally engage in any kind of business with, the Borrower and any of its Affiliates and any Person who may do business with or own securities of any Borrower or any of its Affiliates, all as if Ericsson or any other Administrative Agent in its individual capacity were not the Administrative Agent and without any duty to account therefor to the Lenders.

     Section  11.04.  Lender Credit Decision.  Each Lender acknowledges that it
                      ----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section  11.05.  Indemnification.  Each Lender severally will indemnify the
                      ---------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided that no Lender
                                                      --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender will reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under (S)12.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this (S)11.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (b) the aggregate unused portions of their respective Commitments. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreements and obligations of each Lender contained in this
(S)11.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     Section  11.06.  Successor Administrative Agents.  The Administrative Agent
                      -------------------------------
may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least

$500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. A successor Administrative Agent will notify the Borrower of its appointment promptly after its appointment.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     Section  12.01.  Amendments, Etc.  No amendment or waiver of any provision
                      ---------------
of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that
                         --------

          (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following at any time:

               (i) waive any of the conditions specified in Article IX or, in the case of the initial Advance, Article VIII;

               (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

               (iii) release any Collateral, other than as contemplated by the Loan Documents;

               (iv) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any obligations other than obligations owing to the Lenders, the Collateral Agent and the Administrative Agent under the Loan Documents and other than Indebtedness owing to any other Person;

               (v)  amend this (S)12.01;

               (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

               (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; or

               (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

          (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

          (c) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, adversely affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document.

     Section  12.02.  Notices, Etc.  All notices and other communications
                      ------------
provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered,

          (a)  if to the Borrower, at:

               Omnipoint MB Holdings, LLC
               16 Wing Drive
               Cedar Knolls, New Jersey  07927
               Attn:  Mr. Harry Plonskier
               *****

               with copies to:

               Omnipoint Corporation
               3 Metro Center
               Bethesda, MD  20814
               Attn: Bradley E. Sparks

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, DC  20036
               Attn:  Edwin Martin, Esq.
               *****

          (b) if to any Lender, at its Domestic Lending Office; and

          (c) if to the Administrative Agent, at:

               740 E. Campbell Road
               Richardson, Texas  75081
               Attn:  Vice President-Finance
               *****

               with a copy at the same address to the
               attention of the Vice President-General Counsel
               *****

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or XI shall not be effective until received by the Administrative Agent.

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separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Section  12.03.  No Waiver; Remedies.  No failure on the part of any Lender
                      -------------------
or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section  12.04.  Costs, Expenses.  (a)  (i)  Except as specified in clause
                      ---------------
(ii) or (iii) below, Ericsson will pay its own legal and other out-of-pocket costs in connection with the drafting, negotiation and closing of this Agreement and the other Loan Documents.

     (ii) The Borrower will pay on demand all fees and reasonable expenses that are incurred in connection with any necessary or desirable filings or recordations by the Administrative Agent, the Collateral Agent or Ericsson in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, whether or not any such transactions are consummated.

     (iii)  The Borrower will also pay on demand:

          (A) all ongoing costs, including, without limitation, all reasonable legal fees and charges, recording costs and related taxes or charges, filing fees, costs and expenses of the Administrative Agent (if other than Ericsson) and (except with respect to legal fees) the Lenders related to
     (1) the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise, (2) the perfection, protection or preservation of any of their respective rights or interests under the Loan Documents or to or in the Collateral, (3) the administration of this Agreement or any other Loan Document and (4) any amendments, waivers or supplements related to this Agreement and the other Loan Documents;

          (B) to the extent not paid pursuant to clause (a)(ii) above, all out-of-pocket costs and expenses of the Collateral Agent (including allocated costs and reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of this Agreement, the Intercreditor Agreement, the Collateral Documents, the Guaranties and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course of performing its duties and obligations as Collateral Agent, whether or not the transactions contemplated hereby are contemplated;

          (C) all reasonable legal fees and expenses relating to the matters described in clause (A) above incurred by Ericsson as Administrative Agent or a Lender if a Default shall have occurred and be continuing under this Agreement; and

          (D) all reasonable legal fees and expenses relating to the matters described in clause (A) above incurred by any Lender other than Ericsson or an Affiliate thereof or for which such Lender would have an indemnification obligation (whether or not contingent on non-payment thereof by the Borrower) under this Agreement.

     (b) If, at any time while the Second LIBOR Method is applicable, any payment of principal of, or Conversion of, any LIBOR Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of any repayment, prepayment (other than pursuant to (S)3.02(c)) or Conversion thereof, acceleration of the maturity of the Notes pursuant to (S)10.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any loss, cost or expense (including loss of anticipated profit) that any Lender may sustain or incur as a consequence of the making of any payment of a LIBOR Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

     (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

     (d) The Borrower will indemnify each Lender, the Collateral Agent, the Administrative Agent and their respective affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") and
                                                     -----------------
hold each Indemnified Party harmless from and against from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and, with respect to the Collateral Agent, reasonable allocated costs and expenses of in-house counsel and legal staff) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with

          (i) the Notes, this Agreement and other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances, or

          (ii) the actual or alleged presence of Materials of Environmental Concern on any property of the Borrower or any environmental proceeding relating in any way to the Borrower, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding to which the indemnity in this (S)12.04(d) applies, the indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also shall not to assert any claim against the Administrative Agent, the Collateral Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this (S)12.04 shall survive the payment in full of principal and interest hereunder and under the Notes.

     Section  12.05.  Right of Set-off.  Upon (a) the occurrence and during the
                      ----------------
continuance of any Event of Default and (b) the making of the request specified by (S)10.01 to authorize the Administrative Agent to declare, or the Administrative Agent's declaration of, the Notes to be due and payable pursuant to the provisions of (S)10.01, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not
                         --------
affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this (S)12.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliates may have.

     Section  12.06.  Binding Effect.  This Agreement shall become effective
                      --------------
when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, the Collateral Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Sections 12.04(a) and
(d), insofar as they relate to the Collateral Agent, and (S)7.15 also shall inure to the benefit of each lender to the Borrower that at any time is a party to the Intercreditor Agreement.

     Section  12.07.  Assignments and Participations.  (a)  At any time after
                      ------------------------------
***** (or, if by such date the Borrower shall have entered into a commitment letter in customary form providing for the refinancing of the Tranche X Commitments, Tranche X Advances, OPCS Commitments and OPCS Advances, *****, each Lender may enter into discussions relating to assigning, and may assign, to one or more banks or other entities (including any trust or other Person in connection with a securitization or monetization of the Advances or other indirect raising of capital) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments, the Advances owing to it and/or the Note or Notes held by it);

provided that
--------

          (i) each such assignment of any Commitments shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all Commitments;

          (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment and/or Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000;

          (iii)  the parties to each such assignment shall

               (A) execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500, and

               (B) deliver a copy of such Assignment and Acceptance to the Borrower at the time it delivers a copy to the Administrative Agent;

          (iv) unless the Borrower shall have consented thereto, no such assignment of undrawn commitments shall be made:

               (A) except to a Person that shall have represented that it has a combined capital and surplus in excess of $50,000,000, and

               (B) except to a Person, other than a commercial bank or other financial institution, that shall have represented that such Person is not engaged in, and does not have an Affiliate that is engaged in, the business of providing PCS telecommunications services to the public; and

          (v) in the case of any proposed assignment by Ericsson (in its capacity as a Lender) of any portion of its rights and obligations hereunder to a Person other than a Person at least ***** of the voting stock of which is owned by Telefonaktiebolaget LM Ericsson and/or its Subsidiaries, Ericsson shall give the Borrower at least two-month's written notice of such proposed assignment.

A Lender may assign outstanding Advances without assigning undrawn Commitments, and may assign undrawn Commitments without assigning outstanding Advances. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,

          (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the Intercreditor Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and

          (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

Ericsson shall consider in good faith any assignment of all or a portion of its Commitments, the outstanding Advances owing to it and the Note or Notes held by it to any Person that the Borrower may propose from time to time; provided that
                                                                  --------
Ericsson shall have no obligation to enter into any such assignment.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;


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                                      137

          (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement, the Intercreditor Agreement and each other Loan Document, together with copies of the financial statements referred to in (S)5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

          (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender;

          (vii)  such assignee makes the representations set forth in subsection
     (a)(iv) above; and

          (viii) such assignee confirms that it is bound by the confidentiality provisions set forth in (S)12.10.

     (c) The Administrative Agent shall maintain at its address referred to in
(S)12.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C,
                                                                  ---------

          (i) accept such Assignment and Acceptance,

          (ii) record the information contained therein in the Register, and

          (iii)  give prompt notice thereof to the Borrower.

Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Advances and/or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Advances or Commitments hereunder, a new Note to the order of the assigning Lender in an amount equal to the Advances and/or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of Exhibit C.
                             ---------

     (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it);

provided that
--------

          (i) such Lender's obligations under this Agreement (including its Commitments) shall remain unchanged,

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and

          (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this (S)12.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or
          --------
participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     (h) The Borrower will cooperate with Ericsson, as the initial Lender, in Ericsson's syndication of the Loans and Commitments hereunder.

     Section  12.08.  Governing Law.  This Agreement and the Notes shall be
                      -------------
governed by, and construed in accordance with, the laws of the State of New
York.

     Section  12.09.  Execution in Counterparts.  This Agreement may be executed
                      -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section  12.10.  Confidentiality.  Neither the Administrative Agent nor any
                      ---------------
Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than

          (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis,

          (b) as required by any law, rule or regulation or judicial process, and

          (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     The Administrative Agent and the Lenders shall not, and the Borrower shall not, and shall cause its Subsidiaries and Affiliates not to, disclose the terms of this Agreement, the other Loan Documents or the transactions contemplated hereby to any Person without the consent of the other party hereto, except

          (i) to any other lender that is a party to a Permitted Loan Agreement (as defined in the Intercreditor Agreement) and that shall have agreed to be bound by the provisions of this paragraph,

          (ii) to the extent that such terms or transactions become generally available to the public,

          (iii) to their respective Affiliates and their officers, directors, employees, agents, advisors and (in the case of the Lenders) to actual or prospective assignees and participants, in each case to the extent that the Administrative Agent, any Lender or the Borrower deems necessary or appropriate,

          (iv) as required by any law, rule or regulation or judicial process, and

          (v) as requested by any state, federal or foreign regulatory authority.

A reasonable period of time prior to making any disclosure with respect to such terms and transactions that is permitted under clause (iv) or (v) of the preceding sentence, the party proposing, or whose Affiliate is proposing, to make such disclosure will consult with the other party concerning the need for and scope of any such disclosure.

     Section  12.11.  Consent to Jurisdiction.  The Borrower irrevocably:
                      -----------------------

          (a) submits to the jurisdiction of any New York state or federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or in such federal court;

          (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

          (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in (S)12.02; and

          (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this (S)12.11 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

     Section  12.12.  Matters Relating to the Collateral Agent.  (a)  The
                      ----------------------------------------
Borrower will pay the Collateral Agent a fee in an amount, computed as provided and payable at the times separately agreed to by the Collateral Agent and the Borrower. In addition, the Borrower will pay on demand all costs and expenses of the Collateral Agent (including allocated costs and reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of this Intercreditor Agreement, the Borrower Security Agreement, the Parent Pledge Agreement, the Mortgages and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course of performing its duties and obligations as Collateral Agent.

     Section  12.13.  Amendments, Etc., to Intercreditor Agreement.  Neither the
                      --------------------------------------------
Administrative Agent nor the Lenders shall consent to any amendment or modification of, supplement to, replacement of or substitution for the Intercreditor Agreement unless either

          (a) the Borrower shall have consented thereto in writing, or

          (b) at the time at which such amendment, modification or waiver is entered into a Default, or any event that, with the passage of time or giving of notice or both, would constitute an event of default under any other Permitted Loan Agreement, shall have occurred and be continuing.

     Section  12.14.  Other Agreements.  Ericsson shall present to the Board of
                      ----------------
Directors of LM Ericsson Telefonaktiebolaget, at the next meeting of such Board of Directors after the date of this Amendment and Restatement, a proposal to increase the Tranche X Maximum Commitments from $202,500,000 to $217,500,000. The obligations set forth in this (S)12.14 shall survive any assignment by Ericsson of any Advances or Commitments.

     Section  12.15.  Waiver of Jury Trial.  Each of the Borrower, the
                      --------------------
Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                    OMNIPOINT MB HOLDINGS, LLC


                                    By
                                       ---------------------------------------
                                       Title:


Tranche X Commitment Percentage:  100%   ERICSSON INC., as Administrative
Tranche Y Commitment Percentage:  100%   Agent and a Lender


Domestic Lending Office and           By
---------------------------              --------------------------------------
   LIBOR Lending Office:                 Title:
   --------------------
740 East Campbell Road
Richardson, Texas  75081
Attn:  Vice President-Finance
(fax no. *****)

A copy of any notice delivered pursuant to
(S)12.02 also should be delivered to the address set forth above to the attention of the Vice President-General Counsel
(fax no. *****)


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separately with the Securities and Exchange Commission. Confidential treatment
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

                               SCHEDULE 6.15(A)


                                    REVENUE
                                    -------



FISCAL QUARTER ENDING              REVENUE
---------------------              -------
June 30, 1998                       *****
September 30, 1998                  *****
December 31, 1998                   *****
March 31, 1999                      *****
June 30, 1999                       *****
September 30, 1999                  *****
December 31, 1999                   *****
March 31, 2000                      *****
June 30, 2000                       *****
September 30, 2000                  *****
December 31, 2000                   *****
March 31, 2001                      *****
June 30, 2001 and thereafter        *****


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separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SCHEDULE 6.15(C)


                       LEVERAGE RATIO (ADJUSTED EBITDA)
                       -------------- -----------------

 FISCAL QUARTER ENDING   LEVERAGE RATIO
 ---------------------   --------------
December 31, 2000             *****
March 31, 2001                *****
June 30, 2001                 *****
September 30, 2001            *****
December 31, 2001             *****
March 31, 2002                *****
June 30, 2002                 *****
September 30, 2002            *****
December 31, 2002             *****

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SCHEDULE 6.15(D)


                            LEVERAGE RATIO (EBITDA)
                            -------------- --------



FISCAL QUARTER ENDING               LEVERAGE RATIO
---------------------               --------------
December 31, 2002                        *****
March 31, 2003                           *****
June 30, 2003                            *****
September 30, 2003                       *****
December 31, 2003                        *****
March 31, 2004                           *****
June 30, 2004                            *****
September 30, 2004                       *****
December 31, 2004 and thereafter         *****


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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.